Exhibit 10.1

Execution Version

HIGHLY CONFIDENTIAL & TRADE SECRET

BLACKSTONE MANAGEMENT ASSOCIATES ASIA L.P.

AMENDED AND RESTATED AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP

DATED AUGUST 6, 2019

EFFECTIVE NOVEMBER 9, 2017

THE LIMITED PARTNERSHIP INTERESTS (THE “INTERESTS”) OF BLACKSTONE MANAGEMENT ASSOCIATES ASIA L.P. (THE “PARTNERSHIP”) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, CHARGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, THE EXEMPTED LIMITED PARTNERSHIP LAW OF THE CAYMAN ISLANDS, ANY APPLICABLE STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP. THE INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS AMENDED AND RESTATED AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP. THEREFORE, PURCHASERS OF SUCH INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

ii

Section 10.12.	Cumulative Remedies	81
Section 10.13.	Legal Fees	81
Section 10.14.	Entire Agreement	81
Section 10.15.	Effective Date	81
Section 10.16.	Third Party Rights	81

iii

BLACKSTONE MANAGEMENT ASSOCIATES ASIA L.P.

AMENDED AND RESTATED AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP, dated August 6, 2019, and effective on November 9, 2017, of Blackstone Management Associates Asia L.P., a Cayman Islands exempted limited partnership (the “Partnership”), by and between BMA Asia L.L.C., a Delaware limited liability company, as general partner (the “Delaware GP”), and BMA Asia Ltd., a Cayman Islands exempted company, as general partner (the “Cayman GP,” and, together with the Delaware GP, the “General Partners” or, collectively, the “General Partner”), Mapcal Limited (the “Initial Limited Partner”), as initial limited partner, the limited partners listed as Limited Partners in the books and records of the Partnership, and such other persons that are admitted to the Partnership as partners after the date hereof in accordance herewith.

WITNESSETH

WHEREAS, the General Partners, each as general partner, and Mapcal Limited, as initial limited partner, entered into an Exempted Limited Partnership Agreement dated April 27, 2017 (the “Original Agreement”) and formed an exempted limited partnership under the laws of the Cayman Islands under the name of Blackstone Management Associates Asia L.P.; and

WHEREAS, the parties hereto desire to enter into this Amended and Restated Agreement of Exempted Limited Partnership, effective on November 9, 2017, and hereby amend and restate the Original Agreement in its entirety and reflect the withdrawal of the Initial Limited Partner, in each case effective on November 9, 2017;

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree that the Original Agreement shall be amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Adjustment Amount” has the meaning set forth in Section 8.1(b)(ii).

“Advancing Party” has the meaning set forth in Section 7.1(c).

“Affiliate” when used with reference to another person means any person (other than the Partnership), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other person, which may include, for greater certainty and as the context requires, endowment funds, estate planning vehicles (including any trusts, family members, family investment vehicles, descendant, trusts and other related persons and entities), charitable programs and other similar and/or related vehicles or accounts associated with or established by Blackstone and/or its affiliates, partners and current and/or former employees and/or related persons.

“Agreement” means this Amended and Restated Agreement of Exempted Limited Partnership, as it may be further amended, supplemented, restated or otherwise modified from time to time.

“Applicable Collateral Percentage” with respect to any Firm Collateral or Special Firm Collateral, has the meaning set forth in the books and records of the Partnership with respect thereto.

“Bankruptcy” means, with respect to any person, the occurrence of any of the following events: (i) the filing of an application by such person for, or a consent to, the appointment of a trustee or custodian of his or her assets; (ii) the filing by such person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing his or her inability to pay his or her debts as they become due; (iii) the failure of such person to pay his or her debts as such debts become due; (iv) the making by such person of a general assignment for the benefit of creditors; (v) the filing by such person of an answer admitting the material allegations of, or his or her consenting to, or defaulting in answering, a Bankruptcy petition filed against him or her in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (vi) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such person a bankrupt or insolvent or for relief in respect of such person or appointing a trustee or custodian of his or her assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive days.

“BCP Asia” means (i) Blackstone Capital Partners Asia L.P., a Cayman Islands exempted limited partnership, and its successors, (ii) any alternative investment vehicles relating to, or formed in connection with, any of the partnerships referred to in clauses (i) and (iii) of this definition, (iii) any parallel fund, managed account or other capital vehicle relating to, or formed in connection with, any of the partnerships referred to in clause (i) of this definition and (iv) any other limited partnership, limited liability company or other entity (in each case, whether now or hereafter established) of which the Partnership serves, directly or indirectly, as the general partner, special general partner, manager, managing member or in a similar capacity.

“BCP Asia Agreements” means the collective reference to (i) the BCP Asia Partnership Agreement and (ii) any other BCP Asia partnership, limited liability company or other governing agreements, as each may be amended, supplemented, restated or otherwise modified from time to time.

“BCP Asia Partnership Agreement” means the collective reference to the partnership agreement of each limited partnership named in clause (i) of the definition of “BCP Asia,” as each may be amended, supplemented, restated or otherwise modified from time to time.

“BE Agreement” means the limited partnership agreement, limited liability company agreement or other governing document of any limited partnership, limited liability company or other entity referred to in the definition of “Blackstone Entity,” as such limited partnership agreement, limited liability company agreement or other governing document may be amended, supplemented, restated or otherwise modified to date, and as such limited partnership agreement, limited liability company agreement or other governing document may be further amended, supplemented, restated or otherwise modified from time to time.

“BE Investment” means any direct or indirect investment by any Blackstone Entity.

“Blackstone” means, collectively, The Blackstone Group Inc., a Delaware corporation, and any successor thereto, and any Affiliate thereof (excluding any natural persons and any portfolio companies, investments or similar entities of any Blackstone-sponsored fund (or any affiliate thereof that is not otherwise an Affiliate of The Blackstone Group Inc.)).

“Blackstone Capital Commitment” has the meaning set forth in the BCP Asia Partnership Agreement.

“Blackstone Entity” means any partnership, limited liability company or other entity (excluding any natural persons and any portfolio companies of any Blackstone-sponsored fund) that is an Affiliate of The Blackstone Group Inc., as designated by the General Partner in its sole discretion.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York, New York.

“Capital Commitment BCP Asia Commitment” means the Capital Commitment (as defined in the BCP Asia Partnership Agreement), if any, of the Partnership that relates solely to the Capital Commitment BCP Asia Interest, if any.

“Capital Commitment BCP Asia Interest” means the Interest (as defined in the BCP Asia Partnership Agreement), if any, of the Partnership as a capital partner in BCP Asia.

“Capital Commitment BCP Asia Investment” means the Partnership’s interest in a specific investment of BCP Asia held by the Partnership through the Capital Commitment BCP Asia Interest.

“Capital Commitment Capital Account” means, with respect to each Capital Commitment Investment for each Partner, the account maintained for such Partner to which are credited such Partner’s contributions to the Partnership with respect to such Capital Commitment Investment and any net income allocated to such Partner pursuant to Section 7.3 with respect to such Capital Commitment Investment and from which are debited any distributions with respect to such Capital Commitment Investment to such Partner and any net losses allocated to such Partner with respect to such Capital Commitment Investment pursuant to Section 7.3. In the case of any such distribution in kind, the Capital Commitment Capital Accounts for the related Capital Commitment

Investment shall be adjusted as if the asset distributed had been sold in a taxable transaction and the proceeds distributed in cash, and any resulting gain or loss on such sale shall be allocated to the Partners participating in such Capital Commitment Investment pursuant to Section 7.3.

“Capital Commitment Class A Interest” has the meaning set forth in Section 7.4(f).

“Capital Commitment Class B Interest” has the meaning set forth in Section 7.4(f).

“Capital Commitment Defaulting Party” has the meaning set forth in Section 7.4(g)(ii)(A).

“Capital Commitment Deficiency Contribution” has the meaning set forth in Section 7.4(g)(ii)(A).

“Capital Commitment Disposable Investment” has the meaning set forth in Section 7.4(f).

“Capital Commitment Distributions” means, with respect to each Capital Commitment Investment, all amounts of distributions received by the Partnership with respect to such Capital Commitment Investment solely in respect of the Capital Commitment BCP Asia Interest, if any, less any costs, fees and expenses of the Partnership with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Partnership that are anticipated with respect thereto, in each case which the General Partner may allocate to all or any portion of such Capital Commitment Investment as it may determine in good faith is appropriate.

“Capital Commitment Giveback Amount” has the meaning set forth in Section 7.4(g)(i).

“Capital Commitment Interest” means the interest of a Partner in a specific Capital Commitment Investment as provided herein.

“Capital Commitment Investment” means any Capital Commitment BCP Asia Investment, but shall exclude any GP-Related Investment.

“Capital Commitment Liquidating Share” means, with respect to each Capital Commitment Investment, in the case of dissolution of the Partnership, the related Capital Commitment Capital Account of a Partner (less amounts reserved in accordance with Section 9.3) as of the close of business on the effective date of dissolution.

“Capital Commitment Net Income (Loss)” means, with respect to each Capital Commitment Investment, all amounts of income received by the Partnership with respect to such Capital Commitment Investment, including without limitation gain or loss in respect of the disposition, in whole or in part, of such Capital Commitment Investment, less any costs, fees and expenses of the Partnership allocated thereto and less reasonable reserves for payment of costs, fees and expenses of the Partnership anticipated to be allocated thereto;.

“Capital Commitment Partner Carried Interest” means, with respect to any Partner, the aggregate amount of distributions or payments received by such Partner (in any capacity) from Affiliates of the Partnership in respect of or relating to “carried interest.” Capital Commitment Partner Carried Interest includes any amount initially received by an Affiliate of the Partnership from any fund (including BCP Asia, any similar funds formed after the date hereof, and any Other Blackstone Funds (as defined in the BCP Asia Partnership Agreement), whether or not in existence as of the date hereof) to which such Affiliate serves as general partner (or in another similar capacity) that exceeds such Affiliate’s pro rata share of distributions from such fund based upon capital contributions thereto (or the capital contributions to make the investment of such fund giving rise to such “carried interest”).

“Capital Commitment Partner Interest” means a Partner’s exempted limited partnership interest in the Partnership which relates to any Capital Commitment BCP Asia Interest.

“Capital Commitment Profit Sharing Percentage” means, with respect to each Capital Commitment Investment, the percentage interest of a Partner in Capital Commitment Net Income (Loss) from such Capital Commitment Investment set forth in the books and records of the Partnership.

“Capital Commitment Recontribution Amount” has the meaning set forth in Section 7.4(g)(i).

“Capital Commitment-Related Capital Contributions” has the meaning set forth in Section 7.1(b).

“Capital Commitment-Related Commitment” means, with respect to any Partner, such Partner’s commitment to the Partnership relating to such Partner’s Capital Commitment Partner Interest, as set forth in the books and records of the Partnership, including, without limitation, any such commitment that may be set forth in such Partner’s Commitment Agreement or SMD Agreement, if any.

“Capital Commitment Special Distribution” has the meaning set forth in Section 7.7(a).

“Capital Commitment Value” has the meaning set forth in Section 7.5.

“Carried Interest” means (i) “Carried Interest Distributions” as defined in the BCP Asia Partnership Agreement, and (ii) any other carried interest distribution to a Fund GP pursuant to any BCP Asia Agreement. In the case of each of (i) and (ii) above, except as determined by the General Partner, the amount shall not be less any costs, fees and expenses of the Partnership with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Partnership that are anticipated with respect thereto (in each case which the General Partner may allocate among all or any portion of the GP-Related Investments as it determines in good faith is appropriate).

“Carried Interest Give Back Percentage” means, for any Partner or Withdrawn Partner, subject to Section 5.8(e), the percentage determined by dividing (A) the aggregate amount of distributions received by such Partner or Withdrawn Partner from the Partnership or any Other Fund GPs or their Affiliates in respect of Carried Interest by (B) the aggregate amount of distributions made to all Partners, Withdrawn Partners or any other person by the Partnership or any Other Fund GP or any of their Affiliates (in any capacity) in respect of Carried Interest. For purposes of determining any “Carried Interest Give Back Percentage” hereunder, all Trust Amounts contributed to the Trust by the Partnership or any Other Fund GPs on behalf of a Partner or Withdrawn Partner (but not the Trust Income thereon) shall be deemed to have been initially distributed or paid to the Partners and Withdrawn Partners as members, partners or other equity interest owners of the Partnership or any of the Other Fund GPs or their Affiliates.

“Carried Interest Sharing Percentage” means, with respect to each GP-Related Investment, the percentage interest of a Partner in Carried Interest from such GP-Related Investment set forth in the books and records of the Partnership.

“Cause” means the occurrence or existence of any of the following with respect to any Partner, as determined fairly, reasonably, on an informed basis and in good faith by the General Partner: (i) (w) any breach by any Partner of any provision of any non-competition agreement, (x) any material breach of this Agreement or any rules or regulations applicable to such Partner that are established by the General Partner, (y) such Partner’s deliberate failure to perform his or her duties to the Partnership or any of its Affiliates, or (z) such Partner’s committing to or engaging in any conduct or behavior that is or may be harmful to the Partnership or any of its Affiliates in a material way as determined by the General Partner; provided, that in the case of any of the foregoing clauses (w), (x), (y) and (z), the General Partner has given such Partner written notice (a “Notice of Breach”) within 15 days after the General Partner becomes aware of such action and such Partner fails to cure such breach, failure to perform or conduct or behavior within 15 days after receipt of such Notice of Breach from the General Partner (or such longer period, not to exceed an additional 15 days, as shall be reasonably required for such cure; provided, that such Partner is diligently pursuing such cure); (ii) any act of actual fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Partnership or any of its Affiliates; or (iii) conviction (on the basis of a trial or by an accepted plea of guilty or nolo contendere) of a felony (under U.S. law or its equivalent in any jurisdiction) or crime (including any misdemeanor charge involving moral turpitude, false statements or misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery), or a determination by a court of competent jurisdiction, by a regulatory body or by a self-regulatory body having authority with respect to securities laws, rules or regulations of the applicable securities industry, that such Partner individually has violated any applicable securities laws or any rules or regulations thereunder, or any rules of any such self-regulatory body (including, without limitation, any licensing requirement), if such conviction or determination has a material adverse effect on (A) such Partner’s ability to function as a Partner of the Partnership, taking into account the services required of such Partner and the nature of the business of the Partnership and its Affiliates or (B) the business of the Partnership and its Affiliates or (iv) becoming subject to an event described in Rule 506(d)(1)(i)-(viii) of Regulation D under the Securities Act.

“Cayman GP” means BMA Asia Ltd., a Cayman Islands exempted company and a general partner of the Partnership.

“Clawback Adjustment Amount” has the meaning set forth in Section 5.8(e)(ii)(C).

“Clawback Amount” means the “Clawback Amount”, as defined in the BCP Asia Partnership Agreement, and any other clawback amount payable to the limited partners of BCP Asia or to BCP Asia pursuant to any BCP Asia Agreement, as applicable.

“Clawback Provisions” means paragraph 9.2.8 of the BCP Asia Partnership Agreement and any other similar provisions in any other BCP Asia Agreement existing heretofore or hereafter entered into.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code means, where appropriate, the corresponding provision in any successor statute.

“Commitment Agreements” means the agreements between the Partnership or an Affiliate thereof and Partners, pursuant to which each Partner undertakes certain obligations, including the obligation to make capital contributions pursuant to Section 4.1 and/or Section 7.1. Each Commitment Agreement is hereby incorporated by reference as between the Partnership and the relevant Partner.

“Contingent” means subject to repurchase rights and/or other requirements.

The term “control” when used with reference to any person means the power to direct the management and policies of such person, directly or indirectly, by or through stock or other equity interest ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock or other equity interest ownership, agency or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Controlled Entity” when used with reference to another person means any person controlled by such other person.

“Covered Person” has the meaning set forth in Section 3.6(a).

“Deceased Partner” means any Partner or Withdrawn Partner who has died or who suffers from Incompetence. For purposes hereof, references to a Deceased Partner shall refer collectively to the Deceased Partner and the estate and heirs or legal representative of such Deceased Partner, as the case may be, that have received such Deceased Partner’s interest in the Partnership.

“Default Interest Rate” means the lower of (i) the sum of (a) the Prime Rate and (b) 5%, or (ii) the highest rate of interest permitted under applicable law.

“Delaware Arbitration Act” has the meaning set forth in Section 10.1(d).

“Delaware GP” means BMA Asia L.L.C., a Delaware limited liability company and a general partner of the Partnership.

“Estate Planning Vehicle” has the meaning set forth in Section 6.3(a).

“Excess Holdback” has the meaning set forth in Section 4.1(d)(v)(A).

“Excess Holdback Percentage” has the meaning set forth in Section 4.1(d)(v)(A).

“Excess Tax-Related Amount” has the meaning set forth in Section 5.8(e).

“Existing Partner” means any Partner who is neither a Retaining Withdrawn Partner nor a Deceased Partner.

“Final Event” means the death, Total Disability, Incompetence, Bankruptcy, liquidation, dissolution or Withdrawal from the Partnership of any person who is a Partner.

“Firm Advances” has the meaning set forth in Section 7.1(c).

“Firm Collateral” means a Partner’s or Withdrawn Partner’s interest in one or more partnerships or limited liability companies, in either case affiliated with the Partnership, and certain other assets of such Partner or Withdrawn Partner, in each case that has been pledged, charged, or made available to the Trustee(s) to satisfy all or any portion of the Excess Holdback of such Partner or Withdrawn Partner as more fully described in the Partnership’s books and records; provided, that for all purposes hereof (and any other agreement (e.g., the Trust Agreement) that incorporates the meaning of the term “Firm Collateral” by reference), references to “Firm Collateral” shall include “Special Firm Collateral”, excluding references to “Firm Collateral” in Section 4.1(d)(v) and Section 4.1(d)(viii).

“Firm Collateral Realization” has the meaning set forth in Section 4.1(d)(v)(B).

“Fiscal Year” means a calendar year, or any other period chosen by the General Partner.

“Fund” has the meaning set forth in Section 3.4(a).

“Fund GP” means the Partnership (only with respect to the GP-Related BCP Asia Interest) and the Other Fund GPs.

“GAAP” means U.S. generally accepted accounting principles.

“General Partner” or “General Partners” means the Cayman GP and the Delaware GP, as applicable, and any person admitted to the Partnership as an additional or substitute general partner of the Partnership in accordance with the provisions of this Agreement and the Partnership Act (until such time as such person ceases to be a general partner of the Partnership as provided herein and in the Partnership Act), in each case, subject to the provisions of Section 3.4. Subject to Section 3.4, all references herein to the “General Partner” in the singular form shall be deemed to also refer to such other General Partner as may be appropriate.

“Giveback Amount(s)” means the amount(s) payable by partners of BCP Asia pursuant to the Giveback Provisions.

“Giveback Provisions” means paragraph 3.4.3 of the BCP Asia Partnership Agreement and any other similar provisions in any other BCP Asia Agreement existing heretofore or hereafter entered into.

“Governmental Entity” has the meaning set forth in Section 10.7(b).

“GP-Related BCP Asia Interest” means the interest of the Partnership in BCP Asia as general partner of BCP Asia, excluding any Capital Commitment Interest.

“GP-Related BCP Asia Investment” means the Partnership’s interest in an Investment (for purposes of this definition, as defined in the BCP Asia Partnership Agreement) in the Partnership’s capacity as the general partner of BCP Asia, but does not include any Capital Commitment Investment.

“GP-Related Capital Account” has the meaning set forth in Section 5.2(a).

“GP-Related Capital Contributions” has the meaning set forth in Section 4.1(a).

“GP-Related Class A Interest” has the meaning set forth in Section 5.8(a)(ii).

“GP-Related Class B Interest” has the meaning set forth in Section 5.8(a)(ii).

“GP-Related Commitment”, with respect to any Partner, means such Partner’s commitment to the Partnership relating to such Partner’s GP-Related Partner Interest, as set forth in the books and records of the Partnership, including, without limitation, any such commitment that may be set forth in such Partner’s Commitment Agreement or SMD Agreement, if any.

“GP-Related Defaulting Party” has the meaning set forth in Section 5.8(d)(ii)(A).

“GP-Related Deficiency Contribution” has the meaning set forth in Section 5.8(d)(ii)(A).

“GP-Related Disposable Investment” has the meaning set forth in Section 5.8(a)(ii).

“GP-Related Giveback Amount” has the meaning set forth in Section 5.8(d)(i)(A).

“GP-Related Investment” means any investment (direct or indirect) of the Partnership in respect of the GP-Related BCP Asia Interest (including, without limitation, any GP-Related BCP Asia Investment, but excluding any Capital Commitment Investment).

“GP-Related Net Income (Loss)” has the meaning set forth in Section 5.1(b).

“GP-Related Partner Interest” of a Partner means all exempted limited partnership interests of such Partner in the Partnership (other than such Partner’s Capital Commitment Partner Interest), including, without limitation, such Partner’s exempted limited partnership interest in the Partnership with respect to the GP-Related BCP Asia Interest and with respect to all GP-Related Investments.

“GP-Related Profit Sharing Percentage” means the “Carried Interest Sharing Percentage” and “Non-Carried Interest Sharing Percentage” of each Partner; provided, that any references in this Agreement to GP-Related Profit Sharing Percentages made (i) in connection with voting or voting rights or (ii) GP-Related Capital Contributions with respect to GP-Related Investments (including Section 5.3(b)) means the “Non-Carried Interest Sharing Percentage” of each Partner; provided further, that the term “GP-Related Profit Sharing Percentage” shall not include any Capital Commitment Profit Sharing Percentage.

“GP-Related Recontribution Amount” has the meaning set forth in Section 5.8(d)(i)(A).

“GP-Related Required Amounts” has the meaning set forth in Section 4.1(a).

“GP-Related Unallocated Percentage” has the meaning set forth in Section 5.3(b).

“GP-Related Unrealized Net Income (Loss)” attributable to any GP-Related BCP Asia Investment as of any date means the GP-Related Net Income (Loss) that would be realized by the Partnership with respect to such GP-Related BCP Asia Investment if BCP Asia’s entire portfolio of investments were sold on such date for cash in an amount equal to their aggregate value on such date (determined in accordance with Section 5.1(e)) and all distributions payable by BCP Asia to the Partnership (indirectly through the general partner of BCP Asia) pursuant to any BCP Asia Partnership Agreement with respect to such GP-Related BCP Asia Investment were made on such date. “GP-Related Unrealized Net Income (Loss)” attributable to any other GP-Related Investment (other than any Capital Commitment Investment) as of any date means the GP-Related Net Income (Loss) that would be realized by the Partnership with respect to such GP-Related Investment if such GP-Related Investment were sold on such date for cash in an amount equal to its value on such date (determined in accordance with Section 5.1(e)).

“Holdback” has the meaning set forth in Section 4.1(d)(i).

“Holdback Percentage” has the meaning set forth in Section 4.1(d)(i).

“Holdback Vote” has the meaning set forth in Section 4.1(d)(iv)(A).

“Holdings” means Blackstone Holdings III L.P., a Québec société en commandite.

“Incompetence” means, with respect to any Partner, the determination by the General Partner in its sole discretion, after consultation with a qualified medical doctor, that such Partner is incompetent to manage his or her person or his or her property.

“Initial Holdback Percentages” has the meaning set forth in Section 4.1(d)(i).

“Initial Limited Partner” has the meaning set forth in the recitals.

“Interest” means a Partner’s exempted limited partnership interest in the Partnership (including the right of a Limited Partner to any and all benefits to which a Limited Partner may be entitled as provided in this Agreement, together with the obligations of such Limited Partner to comply with all the terms and provisions of this Agreement), including any interest that is held by a Retaining Withdrawn Partner, and including any Partner’s GP-Related Partner Interest and Capital Commitment Partner Interest.

“Investment” means any investment (direct or indirect) of the Partnership designated by the General Partner from time to time as an investment in which the Partners’ respective interests shall be established and accounted for on a basis separate from the Partnership’s other businesses, activities and investments, including (a) GP-Related Investments, and (b) Capital Commitment Investments.

“Investor Note” means a promissory note of a Partner evidencing indebtedness incurred by such Partner to purchase a Capital Commitment Interest, the terms of which were or are approved by the General Partner and which is secured by such Capital Commitment Interest, all other Capital Commitment Interests of such Partner and all other interests of such Partner in Blackstone Entities; provided, that such promissory note may also evidence indebtedness relating to other interests of such Partner in Blackstone Entities, and such indebtedness shall be prepayable with Capital Commitment Net Income (whether or not such indebtedness relates to Capital Commitment Investments) as set forth in this Agreement, the Investor Note, the other BE Agreements and any documentation relating to Other Sources; provided further, that references to “Investor Notes” herein refer to multiple loans made pursuant to such note, whether made with respect to Capital Commitment Investments or other BE Investments, and references to an “Investor Note” refer to one such loan as the context requires. In no way shall any indebtedness incurred to acquire Capital Commitment Interests or other interests in Blackstone Entities be considered part of the Investor Notes for purposes hereof if the Lender or Guarantor is not the lender or guarantor with respect thereto.

“Investor Special Partner” means any Special Partner so designated at the time of its admission by the General Partner as a Partner of the Partnership.

“Issuer” means the issuer of any Security comprising part of an Investment.

“L/C” has the meaning set forth in Section 4.1(d)(vi).

“L/C Partner” has the meaning set forth in Section 4.1(d)(vi).

“Lender or Guarantor” means Blackstone Holdings I L.P., in its capacity as lender or guarantor under the Investor Notes, or any other Affiliate of the Partnership that makes or guarantees loans to enable a Partner to acquire Capital Commitment Interests or other interests in Blackstone Entities.

“Limited Partner” means each of the parties listed as Limited Partners in the books and records of the Partnership or any person that has been admitted to the Partnership as a substituted or additional Limited Partner in accordance with the terms of this Agreement, each in its capacity as a limited partner of the Partnership. For the avoidance of doubt, the term “Limited Partner” does not include the General Partner or any Special Partners (notwithstanding the fact that Special Partners are limited partners of the Partnership).

“Loss Amount” has the meaning set forth in Section 5.8(e)(i)(A).

“Loss Investment” has the meaning set forth in Section 5.8(e).

“Losses” has the meaning set forth in Section 3.6(b)(i).

“Majority in Interest of the Partners” on any date (a “vote date”) means one or more persons who are Partners (including the General Partner but excluding Nonvoting Special Partners) on the vote date and who, as of the last day of the most recent accounting period ending on or prior to the vote date (or as of such later date on or prior to the vote date selected by the General Partner as of which the Partners’ capital account balances can be determined), have aggregate capital account balances representing at least a majority in amount of the total capital account balances of all the persons who are Partners (including the General Partner but excluding Nonvoting Special Partners) on the vote date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Net Carried Interest Distribution” has the meaning set forth in Section 5.8(e)(i)(C).

“Net Carried Interest Distribution Recontribution Amount” has the meaning set forth in Section 5.8(e).

“Net GP-Related Recontribution Amount” has the meaning set forth in Section 5.8(d)(i)(A).

“Non-Carried Interest” means, with respect to each GP-Related Investment, all amounts of distributions, other than Carried Interest and other than Capital Commitment

Distributions, received by the Partnership with respect to such GP-Related Investment, less any costs, fees and expenses of the Partnership with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Partnership that are anticipated with respect thereto, in each case which the General Partner may allocate to all or any portion of the GP-Related Investments as it may determine in good faith is appropriate.

“Non-Carried Interest Sharing Percentage” means, with respect to each GP-Related Investment, the percentage interest of a Partner in Non-Carried Interest from such GP-Related Investment set forth in the books and records of the Partnership.

“Non-Contingent” means generally not subject to repurchase rights or other requirements.

“Nonvoting Partner” has the meaning set forth in Section 8.2.

“Nonvoting Special Partner” has the meaning set forth in Section 6.1(a).

“Original Agreement” has the meaning set forth in the recitals.

“Other Fund GPs” means the Delaware GP (solely with respect to the Delaware GP’s GP-Related Partner Interest in the Partnership) and any other entity (other than the Partnership) through which any Partner, Withdrawn Partner or any other person directly receives any amounts of Carried Interest, and any successor thereto; provided, that this includes any other entity which has in its organizational documents a provision which indicates that it is a “Fund GP” or an “Other Fund GP”; provided further, that notwithstanding any of the foregoing, neither Holdings nor any Estate Planning Vehicle established for the benefit of family members of any Partner or of any member or partner of any Other Fund GP shall be considered an “Other Fund GP” for purposes hereof.

“Other Sources” means (i) distributions or payments of Capital Commitment Partner Carried Interest (which shall include amounts of Capital Commitment Partner Carried Interest which are not distributed or paid to a Partner but are instead contributed to a trust (or similar arrangement) to satisfy any “holdback” obligation with respect thereto), and (ii) distributions from Blackstone Entities (other than the Partnership) to such Partner.

“Partner” means any person who is a partner of the Partnership, including the Limited Partners, the General Partner and the Special Partners. Except as otherwise specifically provided herein, no group of Partners, including the Special Partners and any group of Partners in the same Partner Category, shall have any right to vote as a class on any matter relating to the Partnership, including, but not limited to, any merger, reorganization, dissolution or liquidation.

“Partner Category” means the General Partner, Existing Partners, Retaining Withdrawn Partners or Deceased Partners, each referred to as a group for purposes hereof.

“Partnership” has the meaning set forth in the preamble hereto.

“Partnership Act” means the Exempted Limited Partnership Law of the Cayman Islands, as it may be amended from time to time, and any successor to such statute.

“Partnership Affiliate” has the meaning set forth in Section 3.4(c).

“Partnership Affiliate Governing Agreement” has the meaning set forth in Section 3.4(c).

“Pledgable Blackstone Interests” has the meaning set forth in Section 4.1(d)(v)(A).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate.

“Qualifying Fund” means any fund designated by the General Partner as a “Qualifying Fund”.

“Repurchase Period” has the meaning set forth in Section 5.8(c).

“Required Rating” has the meaning set forth in Section 4.1(d)(vi).

“Retained Portion” has the meaning set forth in Section 7.6(a).

“Retaining Withdrawn Partner” means a Withdrawn Partner who has retained a GP-Related Partner Interest, pursuant to Section 6.5(f) or otherwise. A Retaining Withdrawn Partner shall be considered a Nonvoting Special Partner for all purposes hereof.

“Securities” means any debt or equity securities of an Issuer and its subsidiaries and other Controlled Entities constituting part of an Investment, including without limitation common and preferred stock, interests in limited partnerships and interests in limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, choses in action, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, short-term investments commonly regarded as money-market investments, bank deposits and interests in personal property of all kinds, whether tangible or intangible.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor statute.

“Settlement Date” has the meaning set forth in Section 6.5(a).

“SMD Agreements” means the agreements between the Partnership and/or one or more of its Affiliates and certain of the Partners, pursuant to which each such Partner undertakes certain obligations with respect to the Partnership and/or its Affiliates. The SMD Agreements are hereby incorporated by reference as between the Partnership and the relevant Partner.

“Special Firm Collateral” means interests in a Qualifying Fund or other assets that have been pledged or charged to the Trustee(s) to satisfy all or any portion of a Partner’s or Withdrawn Partner’s Holdback obligation (excluding any Excess Holdback) as more fully described in the Partnership’s books and records.

“Special Firm Collateral Realization” has the meaning set forth in Section 4.1(d)(viii)(B).

“Special Partner” means any person shown in the books and records of the Partnership as a Special Partner of the Partnership, including any Nonvoting Special Partner and any Investor Special Partner.

“S&P” means Standard & Poor’s Ratings Group, and any successor thereto.

“Subject Investment” has the meaning set forth in Section 5.8(e)(i).

“Subject Partner” has the meaning set forth in Section 4.1(d)(iv)(A).

“Successor in Interest” means any (i) shareholder of; (ii) trustee, custodian, receiver or other person acting in any Bankruptcy or reorganization proceeding with respect to; (iii) assignee for the benefit of the creditors of; (iv) officer, director or partner of; (v) trustee or receiver, or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of; or (vi) other executor, administrator, committee, legal representative or other successor or assign of, any Partner, whether by operation of law or otherwise.

“Tax Advances” has the meaning set forth in Section 6.7(d).

“Tax Matters Partner” has the meaning set forth in Section 6.7(b).

“TM” has the meaning set forth in Section 10.2.

“Total Disability” means the inability of a Limited Partner substantially to perform the services required of such Limited Partner (in its capacity as such or in any other capacity with respect to any Affiliate of the Partnership) for a period of six consecutive months by reason of physical or mental illness or incapacity and whether arising out of sickness, accident or otherwise.

“Transfer” has the meaning set forth in Section 8.2.

“Trust Account” has the meaning set forth in the Trust Agreement.

“Trust Agreement” means the Trust Agreement, dated as of the date set forth therein, as amended, supplemented, restated or otherwise modified from time to time, among the Partners, the Trustee(s) and certain other persons that may receive distributions in respect of or relating to Carried Interest from time to time.

“Trust Amount” has the meaning set forth in the Trust Agreement.

“Trust Income” has the meaning set forth in the Trust Agreement.

“Trustee(s)” has the meaning set forth in the Trust Agreement.

“Unadjusted Carried Interest Distribution” has the meaning set forth in Section 5.8(e)(i)(B).

“Unallocated Capital Commitment Interests” has the meaning set forth in Section 8.1(f).

“U.S.” means the United States of America.

“Withdraw” or “Withdrawal” means, with respect to a Partner, such Partner ceasing to be a partner of the Partnership (except as a Retaining Withdrawn Partner) for any reason (including death, disability, removal, resignation, retirement or the occurrence of any other “event of withdrawal” of the General Partner pursuant to Section 36(7) of the Partnership Act, whether such is voluntary or involuntary), unless the context shall limit the type of withdrawal to a specific reason, and “Withdrawn” with respect to a Partner means, as aforesaid, such Partner ceasing to be a partner of the Partnership.

“Withdrawal Date” means the date of the Withdrawal from the Partnership of a Withdrawn Partner.

“Withdrawn Partner” means a Limited Partner whose GP-Related Partner Interest or Capital Commitment Partner Interest in the Partnership has been terminated for any reason, including the occurrence of an event specified in Section 6.2, and shall include, unless the context requires otherwise, the estate or legal representatives of any such Partner.

“W-8BEN” has the meaning set forth in Section 3.8(b).

“W-8BEN-E” has the meaning set forth in Section 3.8(b).

“W-8IMY” has the meaning set forth in Section 3.8(b).

“W-9” has the meaning set forth in Section 3.8(b).

Section 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, partnerships (including limited liability partnerships), companies (including limited liability companies), joint ventures, corporations, trusts, governments (or agencies or political subdivisions thereof) and other associations and entities. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

ARTICLE II

GENERAL PROVISIONS

Section 2.1. General Partners, Limited Partners, Special Partners. The Partners may be General Partners, Limited Partners or Special Partners. The General Partners on the date hereof are the Cayman GP and the Delaware GP, subject to the provisions of Section 3.4. The Limited Partners and Special Partners shall be as shown in the books and records of the Partnership which shall be maintained in accordance with the Partnership Act. The books and records of the Partnership contain the GP-Related Profit Sharing Percentage and GP-Related Commitment of each Partner (including, without limitation, the Delaware GP) with respect to the GP-Related Investments of the Partnership as of the date hereof. The books and records of the Partnership contain the Capital Commitment Profit Sharing Percentage and Capital Commitment-Related Commitment of each Partner (including, without limitation, the Delaware GP) with respect to the Capital Commitment Investments of the Partnership as of the date hereof. The books and records of the Partnership shall be amended by the General Partner from time to time, in accordance with the Partnership Act and this Agreement, to reflect additional GP-Related Investments, additional Capital Commitment Investments, dispositions by the Partnership of GP-Related Investments, dispositions by the Partnership of Capital Commitment Investments, the GP-Related Profit Sharing Percentages of the Partners (including, without limitation, the Delaware GP) as modified from time to time, the Capital Commitment Profit Sharing Percentages of the Partners (including, without limitation, the Delaware GP) as modified from time to time, the admission of additional Partners, the Withdrawal of Partners, the transfer or assignment of interests in the Partnership pursuant to the terms of this Agreement and any other matters required by the Partnership Act. At the time of admission of each additional Partner, the General Partner shall determine in its sole discretion the GP-Related Investments and Capital Commitment Investments in which such Partner shall participate and such Partner’s GP-Related Commitment, Capital Commitment-Related Commitment, GP-Related Profit Sharing Percentage with respect to each such GP-Related Investment and Capital Commitment Profit Sharing Percentage with respect to each such Capital Commitment Investment. Each Partner may have a GP-Related Partner Interest and/or a Capital Commitment Partner Interest.

Section 2.2. Formation; Name. The Partnership was formed by the Original Agreement and registered as an exempted limited partnership, pursuant to the Partnership Act and is hereby continued as an exempted limited partnership pursuant to the Partnership Act and shall conduct its activities under the name of Blackstone Management Associates Asia L.P. The General Partners shall have the power to change the name of the Partnership at any time, subject to compliance with the requirements of the Partnership Act, and shall thereupon file the requisite notice pursuant to the Partnership Act. The General Partner is further authorized to execute and deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership may wish to conduct business.

Section 2.3. Term. The term of the Partnership shall continue until December 31, 2069, unless earlier wound up and subsequently dissolved in accordance with this Agreement and the Partnership Act.

Section 2.4. Purposes; Powers. (a) The purposes of the Partnership shall be, directly or indirectly through subsidiaries or Affiliates, subject to the Partnership Act:

(i) to serve as a limited partner or general partner of BCP Asia and perform the functions of a limited partner, special general partner or general partner of BCP Asia specified in the BCP Asia Agreements;

(ii) if applicable, to serve as, and hold the Capital Commitment BCP Asia Interest as, a capital partner (and, if applicable, a limited partner, special general partner and/or a general partner) of BCP Asia and perform the functions of a capital partner (and, if applicable, a limited partner, special general partner and/or a general partner) of BCP Asia specified in the BCP Asia Agreements;

(iii) to invest in Capital Commitment Investments and/or GP-Related Investments and acquire and invest in Securities or other property directly or indirectly through BCP Asia,

(iv) to make the Blackstone Capital Commitment or a portion thereof, either directly or indirectly through BCP Asia or otherwise;

(v) to serve as a general partner or limited partner of BCP Asia, and other investment vehicles and perform the functions of a general partner or limited partner, member, shareholder or other equity interest owner specified in any such Fund’s GP’s respective partnership agreement, limited liability company agreement, charter or other governing documents, as amended, supplemented, restated or otherwise modified from time to time, of any such partnership;

(vi) to serve as a member, shareholder or other equity interest owner of limited liability companies, other companies, corporations or other entities and perform the functions of a member, shareholder or other equity interest owner specified in the respective limited liability company agreement, charter or other governing documents, as amended, supplemented, restated or otherwise modified from time to time, of any such limited liability company, company, corporation or other entity;

(vii) to carry on such other businesses, perform such other services and make such other investments as are deemed desirable by the General Partner and as are permitted under the Partnership Act, the BCP Asia Agreements, and any applicable partnership agreement, limited liability company agreement, charter or other governing document referred to in clause (v) or (vi) above, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time;

(viii) any other lawful purpose; and

(ix) to do all things necessary, desirable, convenient or incidental thereto.

(b) In furtherance of its purposes, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, as principal or agent, including the following, provided, that the Partnership shall not undertake business with the public in the Cayman Islands other than so far as may be necessary for the carrying on of business exterior to the Cayman Islands:

(i) to be and become a general partner or limited partner of partnerships, a member of limited liability companies, a holder of common and preferred stock of corporations and/or an investor in the foregoing entities or other entities, in connection with the making of Investments or the acquisition, holding or disposition of Securities or other property or as otherwise deemed appropriate by the General Partner in the conduct of the Partnership’s business, and to take any action in connection therewith;

(ii) to acquire and invest in general partner or limited partner interests, in limited liability company interests, in common and preferred stock of corporations and/or in other interests in or obligations of the foregoing entities or other entities and in Investments and Securities or other property or direct or indirect interests therein, whether such Investments and Securities or other property are readily marketable or not, and to receive, hold, sell, dispose of or otherwise transfer any such partner interests, limited liability company interests, stock, interests, obligations, Investments or Securities or other property and any dividends and distributions thereon and to purchase and sell, on margin, and be long or short, futures contracts and to purchase and sell, and be long or short, options on futures contracts;

(iii) to buy, sell and otherwise acquire investments, whether such investments are readily marketable or not;

(iv) to invest and reinvest the cash assets of the Partnership in money-market or other short-term investments;

(v) to hold, receive, mortgage, pledge, charge, grant security interests over, lease, transfer, exchange or otherwise dispose of, grant options with respect to, and otherwise deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, all property held or owned by the Partnership;

(vi) to borrow or raise money from time to time and to issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable instruments and evidences of indebtedness, to secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, charge, conveyance or assignment in trust of, or the granting of a security interest in, the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, to guarantee the obligations of others and to buy, sell, pledge, charge, or otherwise dispose of any such instrument or evidence of indebtedness;

(vii) to lend any of its property or funds, either with or without security, at any legal rate of interest or without interest;

(viii) to have and maintain one or more offices within or without the Cayman Islands, and in connection therewith, to rent or acquire office space, engage personnel and compensate them and do such other acts and things as may be advisable or necessary in connection with the maintenance of such office or offices;

(ix) to open, maintain and close accounts, including margin accounts, with brokers;

(x) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

(xi) to engage accountants, auditors, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to compensate any of them as may be necessary or advisable;

(xii) to form or cause to be formed and to own the stock of one or more corporations, whether foreign or domestic, to form or cause to be formed and to participate in partnerships and joint ventures, whether foreign or domestic and to form or cause to be formed and be a member or manager or both of one or more limited liability companies;

(xiii) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary, convenient, advisable or incident to carrying out its purposes;

(xiv) to sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment to claims against the Partnership, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(xv) to distribute, subject to the terms of this Agreement, at any time and from time to time to the Partners cash or investments or other property of the Partnership, or any combination thereof; and

(xvi) to take such other actions necessary, desirable, convenient or incidental thereto and to engage in such other businesses as may be permitted under Cayman Islands and other applicable law.

Section 2.5. Place of Business. The Partnership shall maintain its principal place of business and office at 345 Park Avenue, New York, New York 10154, U.S.A or such other place the General Partner determines. The registered office of the Partnership in the Cayman Islands is Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands or at such other place or places as may from time to time be designated by the General Partner.

Section 2.6. Withdrawal of Initial Limited Partner. Upon the admission of one or more Limited Partners to the Partnership, the Initial Limited Partner shall (a) Withdraw as the Initial Limited Partner of the Partnership and (b) have no further right, interest or obligation of any kind whatsoever as a Partner in the Partnership; provided, that the effective date of such Withdrawal shall be deemed as between the parties hereto to be November 9, 2017.

ARTICLE III

MANAGEMENT

Section 3.1. General Partners. (a) The Cayman GP and the Delaware GP shall be the “General Partners,” as of the date hereof, subject to Section 3.4. A General Partner shall cease to be the General Partner only if (i) it Withdraws from the Partnership for any reason, (ii) it consents in its sole discretion to resign as the General Partner, or (iii) a Final Event with respect to it occurs. No General Partner may be removed without its consent.    The relative rights and responsibilities of such General Partners will be as agreed upon from time to time between them.

Section 3.2. Limitations on Partners. Except as otherwise expressly provided herein and except as may be expressly required by the Partnership Act, Partners (including Special Partners) other than General Partners as such shall have no right to, and shall not, take part in the management, conduct or control of the Partnership’s business or act for or bind the Partnership, and shall have only the rights and powers granted to Partners of the applicable class herein or, to the extent not waivable, in the Partnership Act.

Section 3.3. Partner Voting, etc. (a) To the extent a Partner is entitled to vote with respect to any matter relating to the Partnership, such Partner shall not be obligated to abstain from voting on any matter (or vote in any particular manner) because of any interest (or conflict of interest) of such Partner (or any Affiliate thereof) in such matter.

(b) Meetings of the Partners may be called only by the General Partner.

(c) Notwithstanding any other provision of this Agreement, any Limited Partner or Withdrawn Partner that fails to respond to a notice provided by the General Partner requesting the consent, approval or vote of such Limited Partner or Withdrawn Partner within 14 days after such notice is sent to such Limited Partner or Withdrawn Partner shall be deemed to have given its affirmative consent or approval thereto.

Section 3.4. Management. (a) The General Partners shall have the powers, rights, obligations and liabilities of a general partner pursuant to the Partnership Act (including Section 4(2) of the Partnership Act); and without limiting the foregoing, the management, conduct of business, control and operation of the Partnership and the formulation and execution of business and investment policy shall be vested in the General Partners; provided, that any provision of this Agreement to the contrary notwithstanding, except as otherwise required by applicable law, (i) the Cayman GP shall have exclusive power, authority, management, conduct, control and operation with respect to the voting of securities of portfolio companies of any Fund (as hereinafter defined) and/or the Partnership, and (ii) the Delaware GP shall have exclusive power, authority, management, conduct, control and operation with respect to all matters of any kind except the voting of securities of portfolio companies of any Fund and/or the Partnership, and (iii) each reference in this Agreement to the “General Partner” or “General Partners” in relation to the power, authority, management, conduct, control and operation of the Partnership means the Delaware GP, unless such reference relates to the power, authority, management, conduct, control and operation of the Partnership with respect to the voting of securities of portfolio companies of any Fund and/or the Partnership, in which case, such reference to the “General Partner” or “General Partners” means the Cayman GP. Subject to the proviso to the immediately preceding sentence, the General Partners shall, in the General Partners’ discretion, exercise all powers necessary and convenient for the purposes of the Partnership, including those enumerated in Section 2.4, on behalf and in the name of the Partnership. All decisions and determinations (howsoever described herein) to be made by the General Partners pursuant to this Agreement shall be made in the General Partners’ discretion, subject only to the express terms and conditions of this Agreement. “Fund” means any of (x) the Partnership, or (y) any other partnership or other entity or investment vehicle of which the Partnership serves as general partner or in a similar capacity.

(b) All outside business or investment activities of the Partners (including outside directorships or trusteeships) shall be subject to such rules and regulations as are established by the General Partner from time to time.

(c) Notwithstanding any provision in this Agreement to the contrary, the Partnership is hereby authorized, without the need for any further act, vote or consent of any person (directly or indirectly through one or more other entities, in the name and on behalf of the Partnership, on its own behalf or in the Partnership’s capacity as general partner, special general partner, capital partner and/or limited partner of BCP Asia or as general partner or limited partner, member, shareholder or other equity interest owner of any Partnership Affiliate (as hereinafter defined): (i) to execute and deliver, and to perform the Partnership’s obligations under the BCP Asia Agreements, including, without limitation, serving as a general partner of BCP Asia and, if applicable, a capital partner of BCP Asia, (ii) to execute and deliver, and to perform the Partnership’s obligations under, the governing agreement, as amended, supplemented, restated or otherwise modified (each a “Partnership Affiliate Governing Agreement”), of any other partnership, limited liability company, other company, corporation or other entity (each a “Partnership Affiliate”) of which the Partnership is, or is to become, a general partner or limited partner, member, shareholder or other equity interest owner, including, without limitation, serving as a general partner or limited partner, member, shareholder or other equity interest owner of each Partnership Affiliate, and (iii) to take any action, in the applicable capacity, contemplated by or arising out of this Agreement, the BCP Asia Agreement, the BCP Asia Agreements or each Partnership Affiliate Governing Agreement (and any amendment, supplement, restatement and/or other modification of any of the foregoing).

(d) Each of the General Partners, and any other person designated by the General Partners, each acting individually, is hereby authorized and empowered, as an authorized person of the Partnership, or either or both of the General Partners, (within the meaning of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended, or otherwise) (the General Partners hereby authorizing and ratifying any of the following actions):

(i) to execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Partnership, on its own behalf in its capacity as general partner, special general partner, capital partner and/or limited partner of BCP Asia or as general partner or limited partner, member, shareholder or other equity interest owner of any Partnership Affiliate or, if applicable, in the Partnership’s capacity as a capital partner of BCP Asia or as a general partner or limited partner, member, shareholder or other equity interest owner of any Partnership Affiliate), any of the following:

(A) any agreement, certificate, instrument or other document of the Partnership, BCP Asia or any Partnership Affiliate (and any amendments, supplements, restatements and/or other modifications thereof), including, without limitation, the following: (I) the BCP Asia Agreements and each Partnership Affiliate Governing Agreement, (II) subscription agreements and documents on behalf of BCP Asia, (III) side letters issued in connection with investments in BCP Asia, and (IV) such other agreements, certificates, instruments and other documents as may be necessary or desirable in furtherance of the purposes of the Partnership, BCP Asia or any Partnership Affiliate (and any amendments, supplements, restatements and/or other modifications of any of the foregoing referred to in (I) through (IV) above) and for the avoidance of doubt, this Agreement may be amended by the General Partner in its sole discretion;

(B) the certificates of formation, certificates of limited partnership and/or other organizational documents of the Partnership, BCP Asia and any Partnership Affiliate (and any amendments, supplements, restatements and/or other modifications of any of the foregoing); and

(C) any other certificates, notices, applications and other documents (and any amendments, supplements, restatements and/or other modifications thereof) to be filed with any government or governmental or regulatory body, including, without limitation, any such document that may be necessary for the Partnership, BCP Asia or any Partnership Affiliate to qualify to do business in a jurisdiction in which the Partnership, BCP Asia or such Partnership Affiliate desires to do business;

(ii) to prepare or cause to be prepared, and to sign, execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Partnership, on its own behalf or in its capacity as general partner, capital partner and/or limited partner of BCP Asia or as general partner or limited partner, member, shareholder or other equity interest owner of any Partnership Affiliate (as hereinafter defined) or, if applicable, in the Partnership’s capacity as a capital partner of BCP Asia or as general partner or limited partner, member, shareholder or other equity interest owner of any Partnership Affiliate): (A) any certificates, forms, notices, applications and other documents to be filed with any government or governmental or regulatory body on behalf of the Partnership, BCP Asia and/or any Partnership Affiliate, (B) any certificates, forms, notices, applications and other documents that may be necessary or advisable in connection with any bank account of the Partnership, BCP Asia or any Partnership Affiliate or any banking facilities or services that may be utilized by the Partnership, BCP Asia or any Partnership Affiliate, and all checks, notes, drafts and other documents of the Partnership, BCP Asia or any Partnership Affiliate that may be required in connection with any such bank account or banking facilities or services and (C) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 3.4(d), each acting individually, shall be deemed to have been duly adopted by the General Partner, the Partnership, BCP Asia or any Partnership Affiliate, as applicable, for all purposes).

(e) The authority granted to any person (other than the General Partner) in Section 3.4(d) may be revoked at any time by the relevant General Partner(s) by an instrument in writing signed by the General Partner.

Section 3.5. Responsibilities of Partners. (a) Unless otherwise determined by the General Partner in a particular case, each Limited Partner (other than a Special Partner) shall devote substantially all of his or her time and attention to the businesses of the Partnership and its Affiliates, and each Special Partner shall not be required to devote any time or attention to the businesses of the Partnership or its Affiliates.

(b) All outside business or investment activities of the Partners (including outside directorships or trusteeships) shall be subject to such rules and regulations as are established by the General Partner from time to time.

(c) The General Partner may from time to time establish such other rules and regulations applicable to Partners or other employees as the General Partner deems appropriate, including rules governing the authority of Partners or other employees to bind the Partnership to financial commitments or other obligations.

Section 3.6. Exculpation and Indemnification.

(a) Liability to Partners. Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Partner nor any of such Partner’s representatives, agents or advisors nor any partner, member, officer, employee, representative, agent or advisor of the Partnership or any of its Affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable to the Partnership or any other Partner for any act or omission (in relation to the Partnership, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person (other than any act or omission constituting Cause), unless there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interests of the Partnership and within the authority granted to such Covered Person by this Agreement. Each Covered Person shall be entitled to rely in good faith on the advice of legal counsel to the Partnership, accountants and other experts or professional advisors, and no action taken by any Covered Person in reliance on such advice shall in any event subject such person to any liability to any Partner or the Partnership. To the extent that, at law or in equity, a Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, to the fullest extent permitted by law, such Partner acting under this Agreement shall not be liable to the Partnership or to any such other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Partner otherwise existing at law or in equity, are agreed by the Partners, to the fullest extent permitted by law, to modify to that extent such other duties and liabilities of such Partner. To the fullest extent permitted by law, the parties hereto agree that the General Partner shall be held to have acted in good faith for the purposes of this Agreement and its duties under the Partnership Act if it believes that it has acted honestly and in accordance with the specific terms of this Agreement.

(b) Indemnification. (i) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless (but only to the extent of the Partnership’s assets (including, without limitation, the remaining capital commitments of the Partners)) each Covered Person from and against any and all claims, damages, losses, costs, expenses and liabilities (including, without limitation, amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), joint and several, of any nature whatsoever, known or unknown, liquidated or unliquidated (collectively, for purposes of this Section 3.6(b), “Losses”), arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of such Covered Person’s management of the affairs of the Partnership or which relate to or arise out of or in connection with the Partnership, its property, its business or affairs (other than claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, arising out of any act or omission of such Covered Person constituting Cause); provided, that a Covered Person shall not be entitled to indemnification under this Section 3.6(b) with respect to any claim, issue or matter if there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interests of the Partnership and within the authority granted to such Covered Person by this Agreement; provided further, that if such Covered Person is a Partner or a Withdrawn Partner, such Covered Person shall bear its share of such Losses in accordance with such Covered Person’s GP-Related Profit Sharing Percentage in the Partnership as of the time of the actions or omissions that gave rise to such Losses. To the fullest extent permitted by law, expenses (including legal fees) incurred by a Covered Person (including, without limitation, the General Partner) in defending any claim, demand, action, suit or proceeding may, with the approval of the General Partner, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of a written undertaking by or on behalf of the Covered Person to repay such amount to the extent that it shall be subsequently determined that the Covered Person is not entitled to be indemnified as authorized in this Section 3.6(b), and the Partnership and its Affiliates shall have a continuing right of offset against such Covered Person’s interests/investments in the Partnership and such Affiliates and shall have the right to withhold amounts otherwise distributable to such Covered Person to satisfy such repayment obligation. If a Partner institutes litigation against a Covered Person which gives rise to an indemnity obligation hereunder, such Partner shall be responsible, up to the amount of such Partner’s Interests and remaining capital commitments, for such Partner’s pro rata share of the Partnership’s expenses related to such indemnity obligation, as determined by the General

Partner. The Partnership may purchase insurance, to the extent available at reasonable cost, to cover losses, claims, damages or liabilities covered by the foregoing indemnification provisions. Partners will not be personally obligated with respect to indemnification pursuant to this Section 3.6(b). The General Partner shall have the authority to enter into separate agreements with any Covered Person in order to give effect to the obligations to indemnify pursuant to this Section 3.6(b).

(ii) Notwithstanding anything to the contrary herein, for greater certainty, it is understood and/or agreed that the Partnership’s obligations hereunder are not intended to render the Partnership as a primary indemnitor for purposes of the indemnification, advancement of expenses and related provisions under applicable law governing BCP Asia and/or a particular portfolio entity through which an Investment is indirectly held. It is further understood and/or agreed that a Covered Person shall first seek to be so indemnified and have such expenses advanced in the following order of priority: first, out of proceeds available in respect of applicable insurance policies maintained by the applicable portfolio entity and/or BCP Asia; second, by the applicable portfolio entity through which such investment is indirectly held; third, by BCP Asia (only to the extent the foregoing sources are exhausted).

(A) The Partnership’s obligation, if any, to indemnify or advance expenses to any Covered Person shall be reduced by any amount that such Covered Person may collect as indemnification or advancement from BCP Asia and/or the applicable portfolio entity (including by virtue of any applicable insurance policies maintained thereby), and to the extent the Partnership (or any Affiliate thereof) pays or causes to be paid any amounts that should have been paid by BCP Asia and/or the applicable portfolio entity (including by virtue of any applicable insurance policies maintained thereby), it is agreed among the Partners that the Partnership shall have a subrogation claim against BCP Asia and/or such portfolio entity in respect of such advancement or payments. The General Partner and the Partnership shall be specifically empowered to structure any such advancement or payment as a loan or other arrangement (except for a loan to an executive officer of The Blackstone Group Inc. or any of its Affiliates, which shall not be permitted) as the General Partner may determine necessary or advisable to give effect to or otherwise implement the foregoing.

Section 3.7. Representations of Partners. (a) Each Limited Partner and Special Partner by execution of this Agreement (or by otherwise becoming bound by the terms and conditions hereof as provided herein) represents and warrants to every other Partner and to the Partnership, except as may be waived by the General Partner, that such Partner is acquiring each of such Partner’s Interests for such Partner’s own account for investment and not with a view to resell or distribute the same or any part hereof, and that no other person has any interest in any such Interest or in the rights of such Partner hereunder; provided, that a Partner may choose to make transfers for estate and charitable planning purposes (pursuant to Section 6.3(a) and otherwise in accordance with the terms hereof). Each Limited Partner and Special Partner represents and warrants that such Partner understands that the Interests have not been registered under the Securities Act and therefore such Interests may not be resold without registration under the Securities Act or exemption from such registration, and that accordingly such Partner must bear the economic risk of an investment in the Partnership for an indefinite period of time. Each Limited Partner and Special Partner represents that such Partner has such knowledge and experience in financial and business matters, that such Partner is capable of evaluating the merits and risks of an investment in the Partnership, and that such Partner is able to bear the economic risk of such investment. Each Limited Partner and Special Partner represents that such Partner’s overall commitment to the Partnership and other investments which are not readily marketable is not disproportionate to the Partner’s net worth and the Partner has no need for liquidity in the Partner’s investment in Interests. Each Limited Partner and Special Partner represents that to the full satisfaction of the Partner, the Partner has been furnished any materials that such Partner has requested relating to the Partnership, any Investment and the offering of Interests and has been afforded the opportunity to ask questions of representatives of the Partnership concerning the terms and conditions of the offering of Interests and any matters pertaining to each Investment and to obtain any other additional information relating thereto. Each Limited Partner and Special Partner represents that the Partner has consulted to the extent deemed appropriate by the Partner with the Partner’s own advisers as to the financial, tax, legal and related matters concerning an investment in Interests and on that basis believes that an investment in the Interests is suitable and appropriate for the Partner.

(b) Each Limited Partner and Special Partner agrees that the representations and warranties contained in paragraph (a) above shall be true and correct as of any date that such Partner (1) makes a capital contribution to the Partnership (whether as a result of Firm Advances made to such Partner or otherwise) with respect to any Investment, and such Partner hereby agrees that such capital contribution shall serve as confirmation thereof and/or (2) repays any portion of the principal amount of a Firm Advance, and such Partner hereby agrees that such repayment shall serve as confirmation thereof.

Section 3.8. Tax Representation and Further Assurances. (a) Each Limited Partner and Special Partner, upon the request of the General Partner, agrees to perform all further acts and to execute, acknowledge and deliver any documents that may be reasonably necessary to comply with the General Partner’s or the Partnership’s obligations under applicable law or to carry out the provisions of this Agreement.

(b) Each Limited Partner and Special Partner certifies that (A) if the Limited Partner or Special Partner is a United States person (as defined in the Code) (x) (i) the Limited Partner or Special Partner’s name, social security number (or, if applicable, employer identification number) and address provided to the Partnership and its Affiliates pursuant to an IRS Form W-9, Request for Taxpayer Identification Number Certification (“W-9”) or otherwise are correct and (ii) the Limited Partner or Special Partner will complete and return a W-9 and (y) (i) the Limited Partner or Special Partner is a United States person (as defined in the Code) and (ii) the Limited Partner or Special Partner will notify the Partnership within 60 days of a change to foreign (non-United States) status or (B) if the Limited Partner or Special Partner is not a United States person (as defined in the Code) (x) (i) the information on the completed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals) (“W-8BEN”), IRS Form W-8BEN-E, Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities) (“W-8BEN-E”), or other applicable form, including but not limited to IRS Form W-8IMY, Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax

Withholding and Reporting (“W-8IMY”), or otherwise is correct and (ii) the Limited Partner or Special Partner will complete and return the applicable IRS form, including but not limited to a W-8BEN, W-8BEN-E or W-8IMY and (y) (i) the Limited Partner or Special Partner is not a United States person (as defined in the Code) and (ii) the Limited Partner or Special Partner will notify the Partnership within 60 days of any change of such status. Each Limited Partner and Special Partner agrees to provide such cooperation and assistance, including but not limited to properly executing and providing to the Partnership in a timely manner any tax or other documentation or information that may be reasonably requested by the Partnership or the General Partner (including without limitation any self-certification forms required by the Partnership to comply with any obligations under the Common Reporting Standard issued by the Organisation for Economic Co-operation and Development, any similar legislation, regulations or guidance enacted in any other jurisdiction or any legislation, any associated intergovernmental agreement, treaty or any other arrangement and/or any regulations or guidance implemented in the Cayman Islands to give effect to the foregoing).

(c) Each Limited Partner and Special Partner acknowledges and agrees that the Partnership and the General Partner may release confidential information or other information about the Limited Partner or Special Partner or related to such Limited Partner or Special Partner’s investment in the Partnership if the Partnership or the General Partner, in its or their sole discretion, determines that such disclosure is required by applicable law or regulation or in order to comply for an exception from, or reduced tax rate of, tax or other tax benefit. Any such disclosure shall not be treated as a breach of any restriction upon the disclosure of information imposed on any such person by law or otherwise, and a Limited Partner or Special Partner shall have no claim against the Partnership, the General Partner or any of their Affiliates for any form of damages or liability as a result of actions taken by the foregoing in order to comply with any disclosure obligations that the foregoing reasonably believe are required by law, regulation or otherwise.

(d) Each Limited Partner and Special Partner acknowledges and agrees that if it provides information that is in anyway materially misleading, or if it fails to provide the Partnership or its agents with any information requested hereunder, in either case in order to satisfy the Partnership’s obligations, the General Partner reserves the right to take any action and pursue any remedies at its disposal, including (i) requiring such Limited Partner or Special Partner to Withdraw for Cause and (ii) withholding or deducting any costs caused by such Limited Partner’s or Special Partner’s action or inaction from amounts otherwise distributable to such Limited Partner or Special Partner from the Partnership and its Affiliates.

ARTICLE IV

CAPITAL OF THE PARTNERSHIP

Section 4.1. Capital Contributions by Partners. (a) Each Partner (other than the Cayman GP) shall be required to make capital contributions to the Partnership (“GP-Related Capital Contributions”) at such times and in such amounts (the “GP-Related Required Amounts”) as are required to satisfy the Partnership’s obligation to make capital contributions with respect to any GP-Related BCP Asia Investment and as are otherwise determined by the General Partner from time to time or as may be set forth in such Partner’s Commitment

Agreement or SMD Agreement, if any, or otherwise; provided, that additional GP-Related Capital Contributions in excess of the GP-Related Required Amounts may be made pro rata among the Partners (other than the Cayman GP) based upon each Partner’s Carried Interest Sharing Percentage. GP-Related Capital Contributions in excess of the GP-Related Required Amounts which are to be used for ongoing business operations (as distinct from financing, legal or other specific liabilities of the Partnership (including those specifically set forth in Section 4.1(d) and Section 5.8(d))) shall be determined by the General Partner. Special Partners shall not be required to make additional GP-Related Capital Contributions to the Partnership in excess of the GP-Related Required Amounts, except (i) as a condition of an increase in such Special Partner’s GP-Related Profit Sharing Percentage or (ii) as specifically set forth in this Agreement; provided, that the General Partner and any Special Partner may agree from time to time that such Special Partner shall make an additional GP-Related Capital Contribution to the Partnership; provided further, that each Investor Special Partner shall maintain its GP-Related Capital Accounts at an aggregate level equal to the product of (i) its GP-Related Profit Sharing Percentage from time to time and (ii) the total capital of the Partnership related to the GP-Related BCP Asia Interest.

(b) Each GP-Related Capital Contribution by a Partner shall be credited to the appropriate GP-Related Capital Account of such Partner in accordance with Section 5.2, subject to Section 5.10.

(c) The General Partner may elect on a case by case basis to (i) cause the Partnership to loan any Partner (including any additional Partner admitted to the Partnership pursuant to Section 6.1 but excluding any Partners who are also executive officers of The Blackstone Group Inc. or any Affiliate thereof) the amount of any GP-Related Capital Contribution required to be made by such Partner or (ii) permit any Partner (including any additional Partner admitted to the Partnership pursuant to Section 6.1 but excluding any Partners who are also executive officers of The Blackstone Group Inc. or any Affiliate thereof) to make a required GP-Related Capital Contribution to the Partnership in installments, in each case on terms determined by the General Partner.

(d) (i) The Partners and the Withdrawn Partners have entered into the Trust Agreement, pursuant to which certain amounts of the distributions relating to Carried Interest will be paid to the Trustee(s) for deposit in the Trust Account (such amounts to be paid to the Trustee(s) for deposit in the Trust Account constituting a “Holdback”). The General Partner shall determine, as set forth below, the percentage of each distribution of Carried Interest that shall be withheld for any General Partner and/or Holdings and each Partner Category (such withheld percentage constituting a General Partner’s and such Partner Category’s “Holdback Percentage”). The applicable Holdback Percentages initially shall be 0% for any General Partner, 15% for Existing Partners (other than any General Partner), 21% for Retaining Withdrawn Partners (other than any General Partner) and 24% for Deceased Partners (the “Initial Holdback Percentages”). Any provision of this Agreement to the contrary notwithstanding, the Holdback Percentage for any General Partner and/or Holdings shall not be subject to change pursuant to clause (ii), (iii) or (iv) of this Section 4.1(d).

(ii) The Holdback Percentage may not be reduced for any individual Partner as compared to the other Partners in his or her Partner Category (except as provided in clause (iv) below). The General Partner may only reduce the Holdback Percentages among the Partner Categories on a proportionate basis. For example, if the Holdback Percentage for Existing Partners is decreased to 12.5%, the Holdback Percentage for Retaining Withdrawn Partners and Deceased Partners shall be reduced to 17.5% and 20%, respectively. Any reduction in the Holdback Percentage for any Partner shall apply only to distributions relating to Carried Interest made after the date of such reduction.

(iii) The Holdback Percentage may not be increased for any individual Partner as compared to the other Partners in his or her Partner Category (except as provided in clause (iv) below). The General Partner may not increase the Retaining Withdrawn Partners’ Holdback Percentage beyond 21% unless the General Partner concurrently increases the Existing Partners’ Holdback Percentage to 21%. The General Partner may not increase the Deceased Partners’ Holdback Percentage beyond 24% unless the General Partner increases the Holdback Percentage for both Existing Partners and Retaining Withdrawn Partners to 24%. The General Partner may not increase the Holdback Percentage of any Partner Category beyond 24% unless such increase applies equally to all Partner Categories. Any increase in the Holdback Percentage for any Partner shall apply only to distributions relating to Carried Interest made after the date of such increase. The foregoing shall in no way prevent the General Partner from proportionately increasing the Holdback Percentage of any Partner Category (following a reduction of the Holdback Percentages below the Initial Holdback Percentages), if the resulting Holdback Percentages are consistent with the above. For example, if the General Partner reduces the Holdback Percentages for Existing Partners, Retaining Withdrawn Partners and Deceased Partners to 12.5%, 17.5% and 20%, respectively, the General Partner shall have the right to subsequently increase the Holdback Percentages to the Initial Holdback Percentages.

(iv) (A) Notwithstanding anything contained herein to the contrary, the General Partner may increase or decrease the Holdback Percentage for any Partner in any Partner Category (in such capacity, the “Subject Partner”) pursuant to a majority vote of the Limited Partners (a “Holdback Vote”); provided, that, notwithstanding anything to the contrary contained herein, the Holdback Percentage applicable to any General Partner shall not be increased or decreased without its prior written consent; provided further, that a Subject Partner’s Holdback Percentage shall not be (I) increased prior to such time as such Subject Partner (x) is notified by the Partnership of the decision to increase such Subject Partner’s Holdback Percentage and (y) has, if requested by such Subject Partner, been given 30 days to gather and provide information to the Partnership for consideration before a second Holdback Vote (requested by the Subject Partner) or (II) decreased unless such decrease occurs subsequent to an increase in a Subject Partner’s Holdback Percentage pursuant to a Holdback Vote under this clause (iv); provided further, that such decrease shall not exceed an amount such that such Subject Partner’s Holdback Percentage is less than the prevailing Holdback Percentage for the Partner Category of such Subject Partner; provided further, that a Partner shall not vote to increase a Subject Partner’s Holdback Percentage unless such voting Partner determines, in such Partner’s good faith judgment, that the facts and circumstances indicate that it is reasonably likely that such Subject Partner, or any of such Subject Partner’s successors or assigns

(including such Subject Partner’s estate or heirs) who at the time of such vote holds the GP-Related Partner Interest or otherwise has the right to receive distributions relating thereto, will not be capable of satisfying any GP-Related Recontribution Amounts that may become due.

(B) A Holdback Vote shall take place at a Partnership meeting. Each of the Limited Partners shall be entitled to cast one vote with respect to the Holdback Vote regardless of such Limited Partner’s interest in the Partnership. Such vote may be cast by any such Partner in person or by proxy.

(C) If the result of the second Holdback Vote is an increase in a Subject Partner’s Holdback Percentage, such Subject Partner may submit the decision to an arbitrator, the identity of which is mutually agreed upon by both the Subject Partner and the Partnership; provided, that if the Partnership and the Subject Partner cannot agree upon a mutually satisfactory arbitrator within 10 days of the second Holdback Vote, each of the Partnership and the Subject Partner shall request its candidate for arbitrator to select a third arbitrator satisfactory to such candidates; provided further, that if such candidates fail to agree upon a mutually satisfactory arbitrator within 30 days of such request, the then sitting President of the American Arbitration Association shall unilaterally select the arbitrator. Each Subject Partner that submits the decision of the Partnership pursuant to the second Holdback Vote to arbitration and the Partnership shall estimate their reasonably projected out-of-pocket expenses relating thereto, and each such party shall, to the satisfaction of the arbitrator and prior to any determination being made by the arbitrator, pay the total of such estimated expenses (i.e., both the Subject Partner’s and the Partnership’s expenses) into an escrow account. The arbitrator shall direct the escrow agent to pay out of such escrow account all expenses associated with such arbitration (including costs leading thereto) and to return to the “victorious” party the entire amount of funds such party paid into such escrow account. If the amount contributed to the escrow account by the losing party is insufficient to cover the expenses of such arbitration, such “losing” party shall then provide any additional funds necessary to cover such costs to such “victorious” party. For purposes hereof, the “victorious” party shall be the Partnership if the Holdback Percentage ultimately determined by the arbitrator is closer to the percentage determined in the second Holdback Vote than it is to the prevailing Holdback Percentage for the Subject Partner’s Partner Category; otherwise, the Subject Partner shall be the “victorious” party. The party that is not the “victorious” party shall be the “losing” party.

(D) In the event of a decrease in a Subject Partner’s Holdback Percentage (1) pursuant to a Holdback Vote under this clause (iv) or (2) pursuant to a decision of an arbitrator under paragraph (C) of this clause (iv), the Partnership shall release and distribute to such Subject Partner any Trust Amounts (and the Trust Income thereon (except as expressly provided herein with respect to using Trust Income as Firm Collateral)) which exceed the required Holdback of such Subject Partner (in accordance with such Subject Partner’s reduced

Holdback Percentage) as though such reduced Holdback Percentage had applied since the increase of the Subject Partner’s Holdback Percentage pursuant to a previous Holdback Vote under this clause (iv).

(v) (A) If a Partner’s Holdback Percentage exceeds 15% (such percentage in excess of 15% constituting the “Excess Holdback Percentage”), such Partner may satisfy the portion of his or her Holdback obligation in respect of his or her Excess Holdback Percentage (such portion constituting such Partner’s “Excess Holdback”), and such Partner (or a Withdrawn Partner with respect to amounts contributed to the Trust Account while he or she was a Partner), to the extent his or her Excess Holdback obligation has previously been satisfied in cash, may obtain the release of the Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Partner or Withdrawn Partner) satisfying such Partner’s or Withdrawn Partner’s Excess Holdback obligation, by pledging, charging, granting a security interest or otherwise making available to the General Partner, on a first priority basis (except as provided below), all or any portion of his or her Firm Collateral in satisfaction of his or her Excess Holdback obligation. Any Partner seeking to satisfy all or any portion of the Excess Holdback utilizing Firm Collateral shall sign such documents and otherwise take such other action as is necessary or appropriate (in the good faith judgment of the General Partner) to perfect a first priority security interest in, and otherwise assure the ability of the Partnership to realize on (if required), such Firm Collateral; provided, that, in the case of entities listed in the Partnership’s books and records in which Partners are permitted to pledge, charge, or grant a security interest over their interests therein to finance all or a portion of their capital contributions thereto (“Pledgable Blackstone Interests”), to the extent a first priority security interest is unavailable because of an existing lien on such Firm Collateral, the Partner or Withdrawn Partner seeking to utilize such Firm Collateral shall grant the General Partner a second priority security interest therein in the manner provided above; provided further, that (x) in the case of Pledgable Blackstone Interests, to the extent that neither a first priority nor a second priority security interest is available, or (y) if the General Partner otherwise determines in its good faith judgment that a security interest in Firm Collateral (and the corresponding documents and actions) are not necessary or appropriate, the Partner or Withdrawn Partner shall (in the case of either clause (x) or (y) above) irrevocably instruct in writing the relevant partnership, limited liability company or other entity listed in the Partnership’s books and records to remit any and all net proceeds resulting from a Firm Collateral Realization on such Firm Collateral to the Trustee(s) as more fully provided in clause (B) below. The Partnership shall, at the request of any Partner or Withdrawn Partner, assist such Partner or Withdrawn Partner in taking such action as is necessary to enable such Partner or Withdrawn Partner to use Firm Collateral as provided hereunder.

(B) If upon a sale or other realization of all or any portion of any Firm Collateral (a “Firm Collateral Realization”), the remaining Firm Collateral is insufficient to cover any Partner’s or Withdrawn Partner’s Excess Holdback requirement, then up to 100% of the net proceeds otherwise distributable to such Partner or Withdrawn Partner from such Firm Collateral Realization (including distributions subject to the repayment of financing sources as in the case of Pledgable Blackstone Interests) shall be paid into the Trust

Account to fully satisfy such Excess Holdback requirement (allocated to such Partner or Withdrawn Partner) and shall be deemed to be Trust Amounts for purposes hereunder. Any net proceeds from such Firm Collateral Realization in excess of the amount necessary to satisfy such Excess Holdback requirement shall be distributed to such Partner or Withdrawn Partner.

(C) Upon any valuation or revaluation of Firm Collateral that results in a decreased valuation of such Firm Collateral so that such Firm Collateral is insufficient to cover any Partner’s or Withdrawn Partner’s Excess Holdback requirement (including upon a Firm Collateral Realization, if net proceeds therefrom and the remaining Firm Collateral are insufficient to cover any Partner’s or Withdrawn Partner’s Excess Holdback requirement), the Partnership shall provide notice of the foregoing to such Partner or Withdrawn Partner and such Partner or Withdrawn Partner shall, within 30 days of receiving such notice, contribute cash (or additional Firm Collateral) to the Trust Account in an amount necessary to satisfy his or her Excess Holdback requirement. If any such Partner or Withdrawn Partner defaults upon his or her obligations under this clause (C), then Section 5.8(d)(ii) shall apply thereto; provided, that clause (A) of Section 5.8(d)(ii) shall be deemed inapplicable to a default under this clause (C); provided further, that for purposes of applying Section 5.8(d)(ii) to a default under this clause (C): (I) the term “GP-Related Defaulting Party” where such term appears in such Section 5.8(d)(ii) shall be construed as “defaulting party” for purposes hereof and (II) the terms “Net GP-Related Recontribution Amount” and “GP-Related Recontribution Amount” where such terms appear in such Section 5.8(d)(ii) shall be construed as the amount due pursuant to this clause (C).

(vi) Any Partner or Withdrawn Partner may (A) obtain the release of any Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Partner or Withdrawn Partner) or Firm Collateral, in each case, held in the Trust Account for the benefit of such Partner or Withdrawn Partner or (B) require the Partnership to distribute all or any portion of amounts otherwise required to be placed in the Trust Account (whether cash or Firm Collateral), by obtaining a letter of credit (an “L/C”) for the benefit of the Trustee(s) in such amounts. Any Partner or Withdrawn Partner choosing to furnish an L/C to the Trustee(s) (in such capacity, an “L/C Partner”) shall deliver to the Trustee(s) an unconditional and irrevocable L/C from a commercial bank whose (x) short-term deposits are rated at least A-1 by S&P or P-1 by Moody’s (if the L/C is for a term of 1 year or less), or (y) long-term deposits are rated at least A+ by S&P or A1 by Moody’s (if the L/C is for a term of 1 year or more) (each a “Required Rating”). If the relevant rating of the commercial bank issuing such L/C drops below the relevant Required Rating, the L/C Partner shall supply to the Trustee(s), within 30 days of such occurrence, a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating, in lieu of the insufficient L/C. In addition, if the L/C has a term expiring on a date earlier than the latest possible termination date of BCP Asia, the Trustee(s) shall be permitted to drawdown on such L/C if the L/C Partner fails to provide a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating, at least 30 days prior to the stated expiration date of such existing L/C. The Trustee(s) shall notify an L/C Partner 10 days prior to drawing on any

L/C. The Trustee(s) may (as directed by the Partnership in the case of clause (I) below) draw down on an L/C only if (I) such a drawdown is necessary to satisfy an L/C Partner’s obligation relating to the Partnership’s obligations under the Clawback Provisions or (II) an L/C Partner has not provided a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating (or the requisite amount of cash and/or Firm Collateral (to the extent permitted hereunder)), at least 30 days prior to the stated expiration of an existing L/C in accordance with this clause (vi). The Trustee(s), as directed by the Partnership, shall return to any L/C Partner his or her L/C upon (1) the termination of the Trust Account and satisfaction of the Partnership’s obligations, if any, in respect of the Clawback Provisions, (2) an L/C Partner satisfying his or her entire Holdback obligation in cash and Firm Collateral (to the extent permitted hereunder) or (3) the release, by the Trustee(s), as directed by the Partnership, of all amounts in the Trust Account to the Partners or Withdrawn Partners. If an L/C Partner satisfies a portion of his or her Holdback obligation in cash and/or Firm Collateral (to the extent permitted hereunder) or if the Trustee(s), as directed by the Partnership, release a portion of the amounts in the Trust Account to the Partners or Withdrawn Partners in the Partner Category of such L/C Partner, the L/C of an L/C Partner may be reduced by an amount corresponding to such portion satisfied in cash and/or Firm Collateral (to the extent permitted hereunder) or such portion released by the Trustee(s), as directed by the Partnership; provided, that in no way shall the general release of any Trust Income cause an L/C Partner to be permitted to reduce the amount of an L/C by any amount.

(vii) (A) Any in-kind distributions by the Partnership relating to Carried Interest shall be made in accordance herewith as though such distributions consisted of cash. The Partnership may direct the Trustee(s) to dispose of any in-kind distributions held in the Trust Account at any time. The net proceeds therefrom shall be treated as though initially contributed to the Trust Account.

(B) In lieu of the foregoing, any Existing Partner may pledge, charge or grant a security interest with respect to any in-kind distribution the Special Firm Collateral referred to in the applicable category in the Partnership’s books and records; provided, that the initial contribution of such Special Firm Collateral shall initially equal 130% of the required Holdback for a period of 90 days, and thereafter shall equal at least 115% of the required Holdback. Sections 4.1(d)(viii)(C) and (D) shall apply to such Special Firm Collateral. To the extent such Special Firm Collateral exceeds the applicable minimum percentage of the required Holdback specified in the first sentence of this clause (vii)(B), the related Partner may obtain a release of such excess amount from the Trust Account.

(viii) (A) Any Limited Partner or Withdrawn Partner may satisfy all or any portion of his or her Holdback (excluding any Excess Holdback), and such Partner or a Withdrawn Partner may, to the extent his or her Holdback (excluding any Excess Holdback) has been previously satisfied in cash or by the use of an L/C as provided herein, obtain a release of Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Partner or Withdrawn Partner) that satisfy such Partner’s or Withdrawn Partner’s Holdback (excluding any Excess Holdback) by pledging, charging, or otherwise granting a security interest to the

Trustee(s) on a first priority basis all of his or her Special Firm Collateral in a particular Qualifying Fund, which at all times must equal or exceed the amount of the Holdback distributed to the Partner or Withdrawn Partner (as more fully set forth below). Any Partner seeking to satisfy such Partner’s Holdback utilizing Special Firm Collateral shall sign such documents and otherwise take such other action as is necessary or appropriate (in the good faith judgment of the General Partner) to perfect a first priority security interest in, and otherwise assure the ability of the Trustee(s) to realize on (if required), such Special Firm Collateral.

(B) If upon a distribution, withdrawal, sale, liquidation or other realization of all or any portion of any Special Firm Collateral (a “Special Firm Collateral Realization”), the remaining Special Firm Collateral (which shall not include the amount of Firm Collateral that consists of a Qualifying Fund and is being used in connection with an Excess Holdback) is insufficient to cover any Partner’s or Withdrawn Partner’s Holdback (when taken together with other means of satisfying the Holdback as provided herein (i.e., cash contributed to the Trust Account or an L/C in the Trust Account)), then up to 100% of the net proceeds otherwise distributable to such Partner or Withdrawn Partner from such Special Firm Collateral Realization (which shall not include the amount of Firm Collateral that consists of a Qualifying Fund or other asset and is being used in connection with an Excess Holdback) shall be paid into the Trust (and allocated to such Partner or Withdrawn Partner) to fully satisfy such Holdback and shall be deemed thereafter to be Trust Amounts for purposes hereunder. Any net proceeds from such Special Firm Collateral Realization in excess of the amount necessary to satisfy such Holdback (excluding any Excess Holdback) shall be distributed to such Partner or Withdrawn Partner. To the extent a Qualifying Fund distributes Securities to a Partner or Withdrawn Partner in connection with a Special Firm Collateral Realization, such Partner or Withdrawn Partner shall be required to promptly fund such Partner’s or Withdrawn Partner’s deficiency with respect to his or her Holdback in cash or an L/C.

(C) Upon any valuation or revaluation of the Special Firm Collateral and/or any adjustment in the Applicable Collateral Percentage applicable to a Qualifying Fund (as provided in the Partnership’s books and records), if such Partner’s or Withdrawn Partner’s Special Firm Collateral is valued at less than such Partner’s Holdback (excluding any Excess Holdback) as provided in the Partnership’s books and records, taking into account other permitted means of satisfying the Holdback hereunder, the Partnership shall provide notice of the foregoing to such Partner or Withdrawn Partner and, within 10 Business Days of receiving such notice, such Partner or Withdrawn Partner shall contribute cash or additional Special Firm Collateral to the Trust Account in an amount necessary to make up such deficiency. If any such Partner or Withdrawn Partner defaults upon his or her obligations under this clause (C), then Section 5.8(d)(ii) shall apply thereto; provided, that the first sentence of Section 5.8(d)(ii)(A) shall be deemed inapplicable to such default; provided further, that for purposes of applying Section 5.8(d)(ii) to a default under this clause (C): (I) the term “GP-Related Defaulting Party” where such term appears in such Section 5.8(d)(ii) shall be construed as “defaulting party” for purposes hereof and (II) the terms “Net GP-Related Recontribution Amount” and “GP-Related Recontribution Amount” where such terms appear in such Section 5.8(d)(ii) shall be construed as the amount due pursuant to this clause (C).

(D) Upon a Partner becoming a Withdrawn Partner, at any time thereafter the General Partner may revoke the ability of such Withdrawn Partner to use Special Firm Collateral as set forth in this Section 4.1(d)(viii), notwithstanding anything else in this Section 4.1(d)(viii). In that case the provisions of clause (C) above shall apply to the Withdrawn Partner’s obligation to satisfy the Holdback (except that 30 days’ notice of such revocation shall be given), given that the Special Firm Collateral is no longer available to satisfy any portion of the Holdback (excluding any Excess Holdback).

(E) Nothing in this Section 4.1(d)(viii) shall prevent any Partner or Withdrawn Partner from using any amount of such Partner’s interest in a Qualifying Fund as Firm Collateral; provided, that at all times Section 4.1(d)(v) and this Section 4.1(d)(viii) are each satisfied.

Section 4.2. Interest. Interest on the balances of the Partners’ capital related to the Partners’ GP-Related Partner Interests (excluding capital invested in GP-Related Investments and, if deemed appropriate by the General Partner, capital invested in any other investment of the Partnership) shall be credited to the Partners’ GP-Related Capital Accounts at the end of each accounting period pursuant to Section 5.2, or at any other time as determined by the General Partner, at rates determined by the General Partner from time to time, and shall be charged as an expense of the Partnership.

Section 4.3. Withdrawals of Capital. No Partner may withdraw capital related to such Partner’s GP-Related Partner Interests from the Partnership except (i) by way of distributions of cash or other property pursuant to Section 5.8, (ii) as otherwise expressly provided in this Agreement or (iii) as determined by the General Partner.

ARTICLE V

PARTICIPATION IN PROFITS AND LOSSES

Section 5.1. General Accounting Matters. (a) GP-Related Net Income (Loss) shall be determined by the General Partner at the end of each accounting period and shall be allocated as described in Section 5.4.

(b) “GP-Related Net Income (Loss)” from any activity of the Partnership related to the GP-Related BCP Asia Interest for any accounting period (other than GP-Related Net Income (Loss) from GP-Related Investments described below) means (i) the gross income realized by the Partnership from such activity during such accounting period less (ii) all expenses of the Partnership, and all other items that are deductible from gross income, for such accounting period that are allocable to such activity (determined as provided below).

(c) “GP-Related Net Income (Loss)” from any GP-Related Investment for any accounting period in which such GP-Related Investment has not been sold or otherwise disposed of means (i) the gross amount of dividends, interest or other income received by the Partnership from such GP-Related Investment during such accounting period less (ii) all expenses of the Partnership for such accounting period that are allocable to such GP-Related Investment (determined as provided below).

(d) “GP-Related Net Income (Loss)” from any GP-Related Investment for the accounting period in which such GP-Related Investment is sold or otherwise disposed of means (i) the sum of the gross proceeds from the sale or other disposition of such GP-Related Investment and the gross amount of dividends, interest or other income received by the Partnership from such GP-Related Investment during such accounting period less (ii) the sum of the cost or other basis to the Partnership of such GP-Related Investment and all expenses of the Partnership for such accounting period that are allocable to such GP-Related Investment.

(e) GP-Related Net Income (Loss) shall be determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (i) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing GP-Related Net Income (Loss) shall be added to such taxable income or loss; (ii) if any asset has a value in the books of the Partnership that differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such value; (iii) upon an adjustment to the value of any asset in the books of the Partnership pursuant to Treasury Regulations Section 1.704-1(b)(2), the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (iv) any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing GP-Related Net Income (Loss) pursuant to this definition shall be treated as deductible items; (v) any income from a GP-Related Investment that is payable to Partnership employees in respect of “phantom interests” in such GP-Related Investment awarded by the General Partner to employees shall be included as an expense in the calculation of GP-Related Net Income (Loss) from such GP-Related Investment, and (vi) items of income and expense (including interest income and overhead and other indirect expenses) of the Partnership, Holdings and other Affiliates of the Partnership shall be allocated among the Partnership, Holdings and such Affiliates, among various Partnership activities and GP-Related Investments and between accounting periods, in each case as determined by the General Partner. Any adjustments to GP-Related Net Income (Loss) by the General Partner, including adjustments for items of income accrued but not yet received, unrealized gains, items of expense accrued but not yet paid, unrealized losses, reserves (including reserves for taxes, bad debts, actual or threatened litigation, or any other expenses, contingencies or obligations) and other appropriate items shall be made in accordance with GAAP; provided, that the General Partner shall not be required to make any such adjustment.

(f) An accounting period shall be a Fiscal Year, except that, at the option of the General Partner, an accounting period will terminate and a new accounting period will begin on the admission date of an additional Partner or the Settlement Date of a Withdrawn Partner, if any such date is not the first day of a Fiscal Year. If any event referred to in the preceding sentence occurs and the General Partner does not elect to terminate an accounting period and begin a new accounting period, then the General Partner may make such adjustments as it deems appropriate to the Partners’ GP-Related Profit Sharing Percentages for the accounting period in which such event occurs (prior to any allocations of GP-Related Unallocated Percentages or adjustments to GP-Related Profit Sharing Percentages pursuant to Section 5.3) to reflect the Partners’ average GP-Related Profit Sharing Percentages during such accounting period; provided, that the GP-Related Profit Sharing Percentages of Partners in GP-Related Net Income (Loss) from GP-Related Investments acquired during such accounting period will be based on GP-Related Profit Sharing Percentages in effect when each such GP-Related Investment was acquired.

(g) In establishing GP-Related Profit Sharing Percentages and allocating GP-Related Unallocated Percentages pursuant to Section 5.3, the General Partner may consider such factors as it deems appropriate.

(h) All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the General Partner and approved by the Partnership’s independent accountants. Such approved determinations, valuations and other accounting matters shall be conclusive and binding on all Partners, all Withdrawn Partners, their successors, heirs, estates or legal representatives and any other person, and to the fullest extent permitted by law no such person shall have the right to an accounting or an appraisal of the assets of the Partnership or any successor thereto.

Section 5.2. GP-Related Capital Accounts. (a) There shall be established for each Partner in the books of the Partnership, to the extent and at such times as may be appropriate, one or more capital accounts as the General Partner may deem to be appropriate for purposes of accounting for such Partner’s interests in the capital of the Partnership related to the GP-Related BCP Asia Interest and the GP-Related Net Income (Loss) of the Partnership (each a “GP-Related Capital Account”).

(b) As of the end of each accounting period or, in the case of a contribution to the Partnership by one or more of the Partners with respect to such Partner or Partners’ GP-Related Partner Interests or a distribution by the Partnership to one or more of the Partners with respect to such Partner or Partners’ GP-Related Partner Interests, at the time of such contribution or distribution, (i) the appropriate GP-Related Capital Accounts of each Partner shall be credited with the following amounts: (A) the amount of cash and the value of any property contributed by such Partner to the capital of the Partnership related to such Partner’s GP-Related Partner Interest during such accounting period, (B) the GP-Related Net Income allocated to such Partner for such accounting period and (C) the interest credited on the balance of such Partner’s capital related to such Partner’s GP-Related Partner Interest for such accounting period pursuant to Section 4.2; and (ii) the appropriate GP-Related Capital Accounts of each Partner shall be debited with the following amounts: (x) the amount of cash, the principal amount of any subordinated promissory note of the Partnership referred to in Section 6.5 (as such amount is paid) and the value of any property distributed to such Partner during such accounting period with respect to such Partner’s GP-Related Partner Interest and (y) the GP-Related Net Loss allocated to such Partner for such accounting period.

Section 5.3. GP-Related Profit Sharing Percentages. (a) Prior to the beginning of each annual accounting period, the General Partner shall establish the profit sharing percentage (the “GP-Related Profit Sharing Percentage”) of each Partner in each category of GP-Related Net Income (Loss) for such annual accounting period pursuant to Section 5.1(a) taking into account such factors as the General Partner deems appropriate; provided, that (i) the General Partner may elect to establish GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from any GP-Related Investment acquired by the Partnership during such accounting period at the time such GP-Related Investment is acquired in accordance with paragraph (c) below and (ii) GP-Related Net Income (Loss) for such accounting period from any GP-Related Investment shall be allocated in accordance with the GP-Related Profit Sharing Percentages in such GP-Related Investment established in accordance with paragraph (c) below. The General Partner may establish different GP-Related Profit Sharing Percentages for any Partner in different categories of GP-Related Net Income (Loss). In the case of the Withdrawal of a Partner, such former Partner’s GP-Related Profit Sharing Percentages shall be allocated by the General Partner to one or more of the remaining Partners as the General Partner shall determine. In the case of the admission of any Partner to the Partnership as an additional Partner, the GP-Related Profit Sharing Percentages of the other Partners shall be reduced by an amount equal to the GP-Related Profit Sharing Percentage allocated to such new Partner pursuant to Section 6.1(b); such reduction of each other Partner’s GP-Related Profit Sharing Percentage shall be pro rata based upon such Partner’s GP-Related Profit Sharing Percentage as in effect immediately prior to the admission of the new Partner. Notwithstanding the foregoing, the General Partner may also adjust the GP-Related Profit Sharing Percentage of any Partner for any annual accounting period at the end of such annual accounting period in its sole discretion.

(b) The General Partner may elect to allocate to the Partners less than 100% of the GP-Related Profit Sharing Percentages of any category for any annual accounting period at the time specified in Section 5.3(a) for the annual fixing of GP-Related Profit Sharing Percentages (any remainder of such GP-Related Profit Sharing Percentages being called a “GP-Related Unallocated Percentage”); provided, that any GP-Related Unallocated Percentage in any category of GP-Related Net Income (Loss) for any annual accounting period that is not allocated by the General Partner within 90 days after the end of such accounting period shall be deemed to be allocated among all the Partners (including the Delaware GP, but excluding the Cayman GP) in the manner determined by the General Partner in its sole discretion.

(c) Unless otherwise determined by the General Partner in a particular case, (i) GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from any GP-Related Investment shall be allocated in proportion to the Partners’ respective GP-Related Capital Contributions in respect of such GP-Related Investment and (ii) GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from each GP-Related Investment shall be fixed at the time such GP-Related Investment is acquired and shall not thereafter change, subject to any repurchase rights established by the General Partner pursuant to Section 5.7. The Cayman GP shall have no GP-Related Profit Sharing Percentage.

Section 5.4. Allocations of GP-Related Net Income (Loss). (a) Except as provided in Section 5.4(d), GP-Related Net Income of the Partnership for each GP-Related Investment shall be allocated to the GP-Related Capital Accounts related to such GP-Related Investment of all the Partners participating in such GP-Related Investment (including the

Delaware GP, but excluding the Cayman GP): first, in proportion to and to the extent of the amount of Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest distributed to the Partners; second, to Partners that received Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest in years prior to the years such GP-Related Net Income is being allocated to the extent such Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest exceeded GP-Related Net Income allocated to such Partners in such earlier years; and third, to the Partners in the same manner that such Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest would have been distributed if cash were available to distribute with respect thereto.

(b) GP-Related Net Loss of the Partnership shall be allocated as follows: (i) GP-Related Net Loss relating to realized losses suffered by BCP Asia and allocated to the Partnership with respect to its pro rata share thereof (based on capital contributions made by the Partnership to BCP Asia with respect to the GP-Related BCP Asia Interest) shall be allocated to the Partners in accordance with each Partner’s Non-Carried Interest Sharing Percentage with respect to the GP-Related Investment giving rise to such loss suffered by BCP Asia and (ii) GP-Related Net Loss relating to realized losses suffered by BCP Asia and allocated to the Partnership with respect to the Carried Interest shall be allocated in accordance with a Partner’s (including a Withdrawn Partner’s) Carried Interest Give Back Percentage (as of the date of such loss) (subject to adjustment pursuant to Section 5.8(e)).

(c) Notwithstanding Section 5.4(a) above, GP-Related Net Income relating to Carried Interest allocated after the allocation of a GP-Related Net Loss pursuant to clause (ii) of Section 5.4(b) shall be allocated in accordance with such Carried Interest Give Back Percentages until such time as the Partners have been allocated GP-Related Net Income relating to Carried Interest equal to the aggregate amount of GP-Related Net Loss previously allocated in accordance with clause (ii) of Section 5.4(b). Withdrawn Partners shall remain Partners for purposes of allocating such GP-Related Net Loss with respect to Carried Interest.

(d) To the extent the Partnership has any GP-Related Net Income (Loss) for any accounting period unrelated to BCP Asia, such GP-Related Net Income (Loss) will be allocated in accordance with GP-Related Profit Sharing Percentages prevailing at the beginning of such accounting period.

(e) The General Partner may authorize from time to time advances to Partners (including any additional Partner admitted to the Partnership pursuant to Section 6.1 but excluding any Partners who are also executive officers of The Blackstone Group Inc. or any Affiliate thereof) against their allocable shares of GP-Related Net Income (Loss).

(f) Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.

Section 5.5. Liability of Partners. Except as otherwise provided in the Partnership Act or as expressly provided in this Agreement, no Partner shall be personally obligated for any debt, obligation or liability of the Partnership or of any other Partner solely by reason of being a Partner. In no event shall any Partner or Withdrawn Partner (i) be obligated to make any capital contribution or payment to or on behalf of the Partnership or (ii) have any liability to return distributions received by such Partner from the Partnership, in each case except as specifically provided in Section 4.1(d) or Section 5.8 or otherwise in this Agreement, as such Partner shall otherwise expressly agree in writing or as may be required by applicable law.

Section 5.6. Liability of General Partners. The General Partners shall have unlimited liability for the satisfaction and discharge of all losses, liabilities and expenses of the Partnership.

Section 5.7. Repurchase Rights, etc. The General Partner may from time to time establish such repurchase rights and/or other requirements with respect to the Partners’ GP-Related Partner Interests relating to GP-Related BCP Asia Investments as the General Partner may determine. The General Partner shall have authority to (a) withhold any distribution otherwise payable to any Partner until any such repurchase rights have lapsed or any such requirements have been satisfied, (b) pay any distribution to any Partner that is Contingent as of the distribution date and require the refund of any portion of such distribution that is Contingent as of the Withdrawal Date of such Partner, (c) amend any previously established repurchase rights or other requirements from time to time and (d) make such exceptions thereto as it may determine on a case by case basis.

Section 5.8. Distributions.

(a) (i) The Partnership shall make distributions of available cash (subject to reserves and other adjustments as provided herein) or other property to Partners with respect to such Partners’ GP-Related Partner Interests at such times and in such amounts as are determined by the General Partner. The General Partner shall, if it deems it appropriate, determine the availability for distribution of, and distribute, cash or other property separately for each category of GP-Related Net Income (Loss) established pursuant to Section 5.1(a). Distributions of cash or other property with respect to Non-Carried Interest shall be made among the Partners in accordance with their respective Non-Carried Interest Sharing Percentages, and, subject to Section 4.1(d) and Section 5.8(e), distributions of cash or other property with respect to Carried Interest shall be made among Partners in accordance with their respective Carried Interest Sharing Percentages.

(i) At any time that a sale, exchange, transfer or other disposition by BCP Asia of a portion of a GP-Related Investment is being considered by the Partnership (a “GP-Related Disposable Investment”), at the election of the General Partner each Partner’s GP-Related Partner Interest with respect to such GP-Related Investment shall be vertically divided into two separate GP-Related Partner Interests, a GP-Related Partner Interest attributable to the GP-Related Disposable Investment (a Partner’s “GP-Related Class B Interest”), and a GP-Related Partner Interest attributable to such GP-Related Investment excluding the GP-Related Disposable Investment (a Partner’s “GP-Related Class A Interest”). Distributions (including those resulting from a sale, transfer, exchange or other disposition by BCP Asia) relating to a GP-Related Disposable Investment (with respect to both Carried Interest and Non-Carried Interest) shall be made only to holders of GP-Related Class B Interests with respect to such GP-Related Investment in accordance with their GP-Related Profit Sharing Percentages relating to such GP-Related Class B Interests, and distributions (including those resulting from the sale, transfer, exchange or other disposition by BCP Asia) relating to a GP-Related Investment excluding such GP-Related Disposable Investment (with respect to both Carried Interest and Non-Carried Interest) shall be made only to holders of GP-Related Class A Interests with respect to such GP-Related Investment in accordance with their respective GP-Related Profit Sharing Percentages relating to such GP-Related Class A Interests. Except as provided above, distributions of cash or other property with respect to each category of GP-Related Net Income (Loss) shall be allocated among the Partners in the same proportions as the allocations of GP-Related Net Income (Loss) of each such category.

(b) Subject to the Partnership’s having sufficient available cash in the reasonable judgment of the General Partner and as required by applicable law, the Partnership shall make cash distributions to each Partner with respect to each Fiscal Year of the Partnership in an aggregate amount at least equal to the total U.S. federal, New York State and New York City income and other taxes that would be payable by such Partner with respect to all categories of GP-Related Net Income (Loss) allocated to such Partner for such Fiscal Year, the amount of which shall be calculated (i) on the assumption that each Partner is an individual subject to the then prevailing maximum rate of U.S. federal, New York State and New York City and other income taxes (including, without limitation, taxes under Sections 1401 and 1411 of the Code), (ii) taking into account (x) the limitations on the deductibility of expenses and other items for U.S. federal income tax purposes and (y) the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income) and (iii) taking into account any differential in applicable rates due to the type and character of GP-Related Net Income (Loss) allocated to such Partner. Notwithstanding the provisions of the foregoing sentence, the General Partner may refrain from making any distribution if, in the reasonable judgment of the General Partner, such distribution is prohibited by applicable law.

(c) The General Partner may provide that the GP-Related Partner Interest of any Partner or employee (including such Partner’s or employee’s right to distributions and investments of the Partnership related thereto) may be subject to repurchase by the Partnership during such period as the General Partner shall determine (a “Repurchase Period”). Any Contingent distributions from GP-Related Investments subject to repurchase rights will be withheld by the Partnership and will be distributed to the recipient thereof (together with interest thereon at rates determined by the General Partner from time to time) as the recipient’s rights to such distributions become Non-Contingent (by virtue of the expiration of the applicable Repurchase Period or otherwise). The General Partner may elect in an individual case to have the Partnership distribute any Contingent distribution to the applicable recipient thereof irrespective of whether the applicable Repurchase Period has lapsed. If a Partner Withdraws from the Partnership for any reason other than his or her death, Total Disability or Incompetence, the undistributed share of any GP-Related Investment that remains Contingent as of the applicable Withdrawal Date shall be repurchased by the Partnership at a purchase price determined at such time by the General Partner. Unless determined otherwise by the General

Partner, the repurchased portion thereof will be allocated among the remaining Partners with interests in such GP-Related Investment in proportion to their respective percentage interests in such GP-Related Investment, or if no other Partner has a percentage interest in such specific GP-Related Investment, to the Delaware GP; provided, that the General Partner may allocate the Withdrawn Partner’s share of unrealized investment income from a repurchased GP-Related Investment attributable to the period after the Withdrawn Partner’s Withdrawal Date on any basis it may determine, including to existing or new Partners who did not previously have interests in such GP-Related Investment, except that, in any event, each Investor Special Partner shall be allocated a share of such unrealized investment income equal to its respective GP-Related Profit Sharing Percentage of such unrealized investment income.

(d) (i) (A) If the Partnership is obligated under the Clawback Provisions or Giveback Provisions to contribute to BCP Asia a Clawback Amount or a Giveback Amount (other than a Capital Commitment Giveback Amount), directly or indirectly, in respect of the GP-Related BCP Asia Interest, (the amount of any such obligation of the Partnership with respect to such a Giveback Amount being herein called a “GP-Related Giveback Amount”), the General Partner shall call for such amounts as are necessary to satisfy such obligations of the Partnership as determined by the General Partner, in which case each Partner and Withdrawn Partner shall contribute to the Partnership, in cash, when and as called by the General Partner, such an amount of prior distributions by the Partnership (and the Other Fund GPs) with respect to Carried Interest (and/or Non-Carried Interest in the case of a GP-Related Giveback Amount) (the “GP-Related Recontribution Amount”) which equals (I) the product of (a) a Partner’s or Withdrawn Partner’s Carried Interest Give Back Percentage and (b) the aggregate Clawback Amount payable by the Partnership in the case of Clawback Amounts and (II) with respect to a GP-Related Giveback Amount, such Partner’s pro rata share of prior distributions of Carried Interest and/or Non-Carried Interest in connection with (a) the GP-Related BCP Asia Investment giving rise to the GP-Related Giveback Amount, (b) if the amounts contributed pursuant to clause (II)(a) above are insufficient to satisfy such GP-Related Giveback Amount, GP-Related BCP Asia Investments other than the one giving rise to such obligation, but only those amounts received by the Partners with an interest in the GP-Related BCP Asia Investment referred to in clause (II)(a) above, and (c) if the GP-Related Giveback Amount pursuant to an applicable BCP Asia Agreement is unrelated to a specific GP-Related BCP Asia Investment, all GP-Related BCP Asia Investments. Each Partner and Withdrawn Partner shall promptly contribute to the Partnership, along with satisfying his or her comparable obligations to the Other Fund GPs, if any, upon such call such Partner’s or Withdrawn Partner’s GP-Related Recontribution Amount, less the amount paid out of the Trust Account on behalf of such Partner or Withdrawn Partner by the Trustee(s) pursuant to written instructions from the Partnership, or if applicable, any of the Other Fund GPs with respect to Carried Interest (and/or Non-Carried Interest in the case of GP-Related Giveback Amounts) (the “Net GP-Related Recontribution Amount”), irrespective of the fact that the amounts in the Trust Account may be sufficient on an aggregate basis to satisfy the Partnership’s and the Other Fund GPs’ obligation under the Clawback Provisions and/or Giveback Provisions; provided, that to the extent a Partner’s or Withdrawn Partner’s share of the amount paid with respect to the Clawback Amount or the GP-Related Giveback Amount exceeds his or her GP-Related Recontribution Amount, such excess shall be repaid to such Partner or Withdrawn Partner as promptly as reasonably practicable, subject to clause (ii) below; provided further, that such written instructions from the General Partner shall specify each Partner’s and Withdrawn Partner’s GP-Related Recontribution Amount. Prior to such time, the General

Partner may, in its discretion (but shall be under no obligation to), provide notice that in the General Partner’s judgment, the potential obligations in respect of the Clawback Provisions or the Giveback Provisions will probably materialize (and an estimate of the aggregate amount of such obligations); provided further, that any amount from a Partner’s Trust Account used to pay any GP-Related Giveback Amount (or such lesser amount as may be required by the General Partner) shall be contributed by such Partner to such Partner’s Trust Account no later than 30 days after the Net GP-Related Recontribution Amount is paid with respect to such GP-Related Giveback Amount.

(B) To the extent any Partner or Withdrawn Partner has satisfied any Holdback obligation with Firm Collateral, such Partner or Withdrawn Partner shall, within 10 days of the General Partner’s call for GP-Related Recontribution Amounts, make a cash payment into the Trust Account in an amount equal to the amount of the Holdback obligation satisfied with such Firm Collateral, or such lesser amount such that the amount in the Trust Account allocable to such Partner or Withdrawn Partner equals the sum of (I) such Partner’s or Withdrawn Partner’s GP-Related Recontribution Amount and (II) any similar amounts payable to any of the Other Fund GPs. Immediately upon receipt of such cash, the Trustee(s) shall take such steps as are necessary to release such Firm Collateral of such Partner or Withdrawn Partner equal to the amount of such cash payment. If the amount of such cash payment is less than the amount of Firm Collateral of such Partner or Withdrawn Partner, the balance of such Firm Collateral if any, shall be retained to secure the payment of GP-Related Deficiency Contributions, if any, and shall be fully released upon the satisfaction of the Partnership’s and the Other Fund GPs’ obligation to pay the Clawback Amount. The failure of any Partner or Withdrawn Partner to make a cash payment in accordance with this clause (B) (to the extent applicable) shall constitute a default under Section 5.8(d)(ii) as if such cash payment hereunder constitutes a Net GP-Related Recontribution Amount under Section 5.8(d)(ii). Solely to the extent required by the BCP Asia Partnership Agreement, each partner of the General Partner shall have the same obligations as a Partner (which obligations shall be subject to the same limitations as the obligations of a Partner) under this Section 5.8(d)(i)(B) and under Section 5.8(d)(ii)(A) with respect to such partner’s pro rata share of any Clawback Amount and solely to the extent that the Partnership has insufficient funds to meet the Partnership’s obligations under the BCP Asia Partnership Agreement.

(ii) (A) In the event any Partner or Withdrawn Partner (a “GP-Related Defaulting Party”) fails to recontribute all or any portion of such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount for any reason, the General Partner shall require all other Partners and Withdrawn Partners to contribute, on a pro rata basis (based on each of their respective Carried Interest Give Back Percentages in the case of Clawback Amounts, and GP-Related Profit Sharing Percentages in the case of GP-Related Giveback Amounts (as more fully described in clause (II) of Section 5.8(d)(i)(A) above)), such amounts as are necessary to fulfill the GP-Related Defaulting Party’s obligation to pay such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount (a “GP-Related Deficiency Contribution”) if the General Partner determines in its good faith judgment that the Partnership (or an Other Fund GP) will be unable to collect such amount in cash from such GP-Related Defaulting Party for payment of the Clawback Amount or GP-Related Giveback Amount, as the case may be, at least 20 Business Days prior to the latest date that the Partnership, and the Other Fund GPs, if applicable, are permitted to pay the Clawback Amount or GP-Related Giveback Amount, as the case may be; provided, that, subject to Section 5.8(e), no Partner or Withdrawn Partner shall as a result of such GP-Related Deficiency Contribution be required to contribute an amount in excess of 150% of the amount of the Net GP-Related Recontribution Amount initially requested from such Partner or Withdrawn Partner in respect of such default.

(B) Thereafter, the General Partner shall determine in its good faith judgment that the Partnership should either (1) not attempt to collect such amount in light of the costs associated therewith, the likelihood of recovery and any other factors considered relevant in the good faith judgment of the General Partner or (2) pursue any and all remedies (at law or equity) available to the Partnership against the GP-Related Defaulting Party, the cost of which shall be a Partnership expense to the extent not ultimately reimbursed by the GP-Related Defaulting Party. It is agreed that the Partnership shall have the right (effective upon such GP-Related Defaulting Party becoming a GP-Related Defaulting Party) to set-off as appropriate and apply against such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount any amounts otherwise payable to the GP-Related Defaulting Party by the Partnership or any Affiliate thereof (including amounts unrelated to Carried Interest, such as returns of capital and profit thereon). Each Partner and Withdrawn Partner hereby grants to the General Partner a security interest, effective upon such Partner or Withdrawn Partner becoming a GP-Related Defaulting Party, in all accounts receivable and other rights to receive payment from any Affiliate of the Partnership and agrees that, upon the effectiveness of such security interest, the General Partner may sell, collect or otherwise realize upon such collateral. In furtherance of the foregoing, each Partner and Withdrawn Partner hereby appoints the Delaware GP as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of such Partner or Withdrawn Partner or in the name of the Delaware GP, to take any actions which may be necessary to accomplish the intent of the immediately preceding sentence. The General Partner shall be entitled to collect interest on the Net GP-Related Recontribution Amount of a GP-Related Defaulting Party from the date such Net GP-Related Recontribution Amount was required to be contributed to the Partnership at a rate equal to the Default Interest Rate.

(C) Any Partner’s or Withdrawn Partner’s failure to make a GP-Related Deficiency Contribution shall cause such Partner or Withdrawn Partner to be a GP-Related Defaulting Party with respect to such amount. The Partnership shall first seek any remaining Trust Amounts (and Trust Income thereon) allocated to such Partner or Withdrawn Partner to satisfy such Partner’s or Withdrawn Partner’s obligation to make a GP-Related Deficiency Contribution before seeking cash contributions from such Partner or Withdrawn Partner in satisfaction of such Partner’s or Withdrawn Partner’s obligation to make a GP-Related Deficiency Contribution.

(iii) In the event any Partner or Withdrawn Partner initially fails to recontribute all or any portion of such Partner or Withdrawn Partner’s pro rata share of any Clawback Amount pursuant to Section 5.8(d)(i)(A), the Partnership shall use its reasonable efforts to collect the amount which such Partner or Withdrawn Partner so fails to recontribute.

(iv) A Partner’s or Withdrawn Partner’s obligation to make contributions to the Partnership under this Section 5.8(d) shall survive the commencement of winding up and subsequent dissolution of the Partnership.

(e) The Partners acknowledge that the General Partner will (and is hereby authorized to) take such steps as it deems appropriate, in its good faith judgment, to further the objective of providing for the fair and equitable treatment of all Partners, including by allocating Aggregate Net Losses from Writedowns (as defined in the BCP Asia Agreements) and Losses (as defined in the BCP Asia Agreements) on GP-Related BCP Asia Investments that have been the subject of a writedown and/or Net Loss (as defined in the BCP Asia Agreements) (each, a “Loss Investment”) to those Partners who participated in such Loss Investments based on their Carried Interest Sharing Percentage therein to the extent that such Partners receive or have received Carried Interest distributions from other GP-Related BCP Asia Investments. Consequently and notwithstanding anything herein to the contrary, adjustments to Carried Interest distributions shall be made as set forth in this Section 5.8(e).

(i) At the time the Partnership is making Carried Interest distributions in connection with a GP-Related BCP Asia Investment (the “Subject Investment”) that have been reduced under any BCP Asia Agreement as a result of one or more Loss Investments, the General Partner shall calculate amounts distributable to or due from each such Partner as follows:

(A) determine each Partner’s share of each such Loss Investment based on his or her Carried Interest Sharing Percentage in each such Loss Investment (which may be zero) to the extent such Loss Investment has reduced the Carried Interest distributions otherwise available for distribution to all Partners (indirectly through the Partnership from BCP Asia) from the Subject Investment (such reduction, the “Loss Amount”);

(B) determine the amount of Carried Interest distributions otherwise distributable to such Partner with respect to the Subject Investment (indirectly through the Partnership from BCP Asia) before any reduction in respect of the amount determined in clause (A) above (the “Unadjusted Carried Interest Distributions”); and

(C) subtract (I) the Loss Amounts relating to all Loss Investments from (II) the Unadjusted Carried Interest Distributions for such

Partner, to determine the amount of Carried Interest distributions to actually be paid to such Partner (“Net Carried Interest Distribution”).

To the extent that the Net Carried Interest Distribution for a Partner as calculated in this clause (i) is a negative number, the General Partner shall (I) notify such Partner, at or prior to the time such Carried Interest distributions are actually made to the Partners, of his or her obligation to recontribute to the Partnership prior Carried Interest distributions (a “Net Carried Interest Distribution Recontribution Amount”), up to the amount of such negative Net Carried Interest Distribution, and (II) to the extent amounts recontributed pursuant to clause (I) are insufficient to satisfy such negative Net Carried Interest Distribution amount, reduce future Carried Interest distributions otherwise due such Partner, up to the amount of such remaining negative Net Carried Interest Distribution. If a Partner’s (x) Net Carried Interest Distribution Recontribution Amount exceeds (y) the aggregate amount of prior Carried Interest distributions less the amount of tax thereon, calculated based on the Assumed Tax Rate (as defined in the BCP Asia Agreements) in effect in the Fiscal Years of such distributions (the “Excess Tax-Related Amount”), then such Partner may, in lieu of paying such Partner’s Excess Tax-Related Amount, defer such amounts as set forth below. Such deferred amount shall accrue interest at the Prime Rate. Such deferred amounts shall be reduced and repaid by the amount of Carried Interest otherwise distributable to such Partner in connection with future Carried Interest distributions until such balance is reduced to zero. Any deferred amounts shall be payable in full upon the earlier of (i) such time as the Clawback Amount is determined (as provided herein) and (ii) such time as the Partner becomes a Withdrawn Partner.

To the extent there is an amount of negative Net Carried Interest Distribution with respect to a Partner remaining after the application of this clause (i), notwithstanding clause (II) of the preceding paragraph, such remaining amount of negative Net Carried Interest Distribution shall be allocated to the other Partners pro rata based on each of their Carried Interest Sharing Percentages in the Subject Investment.

A Partner who fails to pay a Net Carried Interest Distribution Recontribution Amount promptly upon notice from the General Partner (as provided above) shall be deemed a GP-Related Defaulting Party for all purposes hereof.

A Partner may satisfy in part any Net Carried Interest Distribution Recontribution Amount from cash that is then subject to a Holdback, to the extent that the amounts that remain subject to a Holdback satisfy the Holdback requirements hereof as they relate to the reduced amount of aggregate Carried Interest distributions received by such Partner (taking into account any Net Carried Interest Distribution Recontribution Amount contributed to the Partnership by such Partner).

Any Net Carried Interest Distribution Recontribution Amount contributed by a Partner, including amounts of cash subject to a Holdback as provided above, shall increase the amount available for distribution to the other Partners as Carried Interest distributions with respect to the Subject Investment; provided, that any such amounts then subject to a Holdback may be so distributed to the other Partners to the extent a Partner receiving such distribution has satisfied the Holdback requirements with respect to such distribution (taken together with the other Carried Interest distributions received by such Partner to date).

(ii) In the case of Clawback Amounts which are required to be contributed to the Partnership as otherwise provided herein, the obligation of the Partners with respect to any Clawback Amount shall be adjusted by the General Partner as follows:

(A) determine each Partner’s share of any Net Losses (as defined in the BCP Asia Agreements) in any GP-Related BCP Asia Investments which gave rise to the Clawback Amount (i.e., the Losses that followed the last GP-Related BCP Asia Investment with respect to which Carried Interest distributions were made), based on such Partner’s Carried Interest Sharing Percentage in such GP-Related BCP Asia Investments;

(B) determine each Partner’s obligation with respect to the Clawback Amount based on such Partner’s Carried Interest Give Back Percentage as otherwise provided herein; and

(C) subtract the amount determined in clause (B) above from the amount determined in clause (A) above with respect to each Partner to determine the amount of adjustment to each Partner’s share of the Clawback Amount (a Partner’s “Clawback Adjustment Amount”).

A Partner’s share of the Clawback Amount shall for all purposes hereof be decreased by such Partner’s Clawback Adjustment Amount, to the extent it is a negative number (except to the extent expressly provided below). A Partner’s share of the Clawback Amount shall for all purposes hereof be increased by such Partner’s Clawback Adjustment Amount (to the extent it is a positive number); provided, that in no way shall a Partner’s aggregate obligation to satisfy a Clawback Amount as a result of this clause (ii) exceed the aggregate Carried Interest distributions received by such Partner. To the extent a positive Clawback Adjustment Amount remains after the application of this clause (ii) with respect to a Partner, such remaining Clawback Adjustment Amount shall be allocated to the Partners (including any Partner whose Clawback Amount was increased pursuant to this clause (ii)) pro rata based on their Carried Interest Give Back Percentages (determined without regard to this clause (ii)).

Any distribution or contribution adjustments pursuant to this Section 5.8(e) by the General Partner shall be based on its good faith judgment, and no Partner shall have any claim against the Partnership, the General Partner or any other Partners as a result of any adjustment made as set forth above. This Section 5.8(e) applies to all Partners, including Withdrawn Partners.

It is agreed and acknowledged that this Section 5.8(e) is an agreement among the Partners and in no way modifies the obligations of each Partner regarding the Clawback Amount as provided in the BCP Asia Agreements.

Section 5.9. Business Expenses. The Partnership shall reimburse the Partners for reasonable travel, entertainment and miscellaneous expenses incurred by them in the conduct of the Partnership’s business in accordance with rules and regulations established by the General Partner from time to time.

Section 5.10. Tax Capital Accounts; Tax Allocations. (a) For U.S. federal income tax purposes, there shall be established for each Partner a single capital account combining such Partner’s Capital Commitment Capital Account and GP-Related Capital Account, with such adjustments as the General Partner determines are appropriate so that such single capital account is maintained in compliance with the principles and requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

(b) All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for U.S. federal, state and local income tax purposes in the same manner as such items of income, gain, loss, deduction and credit shall be allocated among the Partners pursuant to this Agreement, except as may otherwise be provided herein or by the Code or other applicable law. In the event there is a net decrease in partnership minimum gain or partner nonrecourse debt minimum gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any taxable year of the Partnership, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to its respective share of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). In addition, this Agreement shall be considered to contain a “qualified income offset” as provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(d). Notwithstanding the foregoing, the General Partner in its sole discretion shall make allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Partners within the meaning of the Code and the Treasury Regulations.

(c) For U.S. federal, state and local income tax purposes only, Partnership income, gain, loss, deduction or expense (or any item thereof) for each Fiscal Year shall be allocated to and among the Partners in a manner corresponding to the manner in which corresponding items are allocated among the Partners pursuant to the other provisions of this Section 5.10; provided, that the General Partner may in its sole discretion make such allocations for tax purposes as it determines are appropriate so that allocations have substantial economic effect or are in accordance with the interests of the Partners, within the meaning of the Code and the Treasury Regulations thereunder. To the extent there is an adjustment by a taxing authority to any item of income, gain, loss, deduction or credit of the Partnership (or an adjustment to any Partner’s distributive share thereof), the General Partner may reallocate the adjusted items among each Partner or former Partner (as determined by the General Partner) in accordance with the final resolution of such audit adjustment.

ARTICLE VI

ADDITIONAL PARTNERS; WITHDRAWAL OF PARTNERS;

SATISFACTION AND DISCHARGE OF

PARTNERSHIP INTERESTS; TERMINATION

Section 6.1. Additional Partners. (a) Effective on the first day of any month (or on such other date as shall be determined by the General Partner in its sole discretion), the General Partner shall have the right to admit one or more additional or substitute persons into the Partnership as Limited Partners or Special Partners. Each such person shall make the representations and certifications with respect to itself set forth in Section 3.7 and Section 3.8. The General Partner shall determine and negotiate with the additional Partner (which term shall include, without limitation, any substitute Partner) all terms of such additional Partner’s participation in the Partnership, including the additional Partner’s initial GP-Related Capital Contribution, Capital Commitment-Related Capital Contribution, GP-Related Profit Sharing Percentage and Capital Commitment Profit Sharing Percentage. Each additional Partner shall have such voting rights as may be determined by the General Partner from time to time unless, upon the admission to the Partnership of any Special Partner, the General Partner shall designate that such Special Partner shall not have such voting rights (any such Special Partner being called a “Nonvoting Special Partner”). Any additional Partner shall, as a condition to becoming a Partner, agree to become a party to, and be bound by the terms and conditions of, the Trust Agreement. If Blackstone or another or subsequent holder of an Investor Note approved by the General Partner for purposes of this Section 6.1(a) shall foreclose upon a Limited Partner’s Investor Note issued to finance such Limited Partner’s purchase of his or her Capital Commitment Interests, Blackstone or such other or subsequent holder shall succeed to such Limited Partner’s Capital Commitment Interests and shall be deemed to have become a Limited Partner to such extent. Any additional Partner may have a GP-Related Partner Interest or a Capital Commitment Partner Interest, without having the other such interest.

(b) The GP-Related Profit Sharing Percentages, if any, to be allocated to an additional Partner as of the date such Partner is admitted to the Partnership, together with the pro rata reduction in all other Partners’ GP-Related Profit Sharing Percentages as of such date, shall be established by the General Partner pursuant to Section 5.3. The Capital Commitment Profit Sharing Percentages, if any, to be allocated to an additional Partner as of the date such Partner is admitted to the Partnership, together with the pro rata reduction in all other Partners’ Capital Commitment Profit Sharing Percentages as of such date, shall be established by the General Partner. Notwithstanding any provision in this Agreement to the contrary, the General Partner is authorized, without the need for any further act, vote or consent of any person, to make adjustments to the GP-Related Profit Sharing Percentages as it determines necessary in its sole discretion in connection with any additional Partners admitted to the Partnership, adjustments with respect to other Partners of the Partnership and to give effect to other matters set forth herein, as applicable.

(c) An additional Partner shall be required to contribute to the Partnership his or her pro rata share of the Partnership’s total capital, excluding capital in respect of GP-Related Investments and Capital Commitment Investments in which such Partner does not acquire any interests, at such times and in such amounts as shall be determined by the General Partner in accordance with Section 4.1 and Section 7.1.

(d) The admission of an additional Partner will be evidenced by (i) the execution of a deed of adherence to this Agreement by such additional Partner and/or such other documentation as may be required by the General Partner, (ii) the execution of an amendment to this Agreement by the General Partner and the additional Partner, if determined by the General Partner, and/or (iii) the execution by such additional Partner of any other writing evidencing the intent of such person to become an additional Partner and to be bound by the terms of this Agreement and such writing being acceptable to the General Partner on behalf of the Partnership. In addition, each additional Partner shall sign a counterpart copy of the Trust Agreement or any other writing evidencing the intent of such person to become a party to the Trust Agreement that is acceptable to the General Partner on behalf of the Partnership.

Section 6.2. Withdrawal of Partners. (a) Any Partner may Withdraw voluntarily from the Partnership subject to the prior written consent of the General Partner, including if such Withdrawal would (i) cause the Partnership to be in default under any of its contractual obligations or (ii) in the reasonable judgment of the General Partner, have a material adverse effect on the Partnership or its business. Without limiting the foregoing sentence, the General Partner generally intends to permit voluntary Withdrawals on the last day of any calendar month (or on such other date as shall be determined by the General Partner in its sole discretion), on not less than 15 days’ prior written notice by such Partner to the General Partner (or on such shorter notice period as may be mutually agreed upon between such Partner and the General Partner); provided, that a Partner may Withdraw from the Partnership with respect to such Partner’s GP-Related Partner Interest without Withdrawing from the Partnership with respect to such Partner’s Capital Commitment Partner Interest, and a Partner may Withdraw from the Partnership with respect to such Partner’s Capital Commitment Partner Interest without Withdrawing from the Partnership with respect to such Partner’s GP-Related Partner Interest.

(b) Upon the Withdrawal of any Partner such Partner shall thereupon cease to be a Partner, except as expressly provided herein.

(c) Upon the Total Disability of a Limited Partner, such Partner shall thereupon cease to be a Limited Partner with respect to such person’s GP-Related Partner Interest; provided, that the General Partner may elect to admit such Withdrawn Partner to the Partnership as a Nonvoting Special Partner with respect to such person’s GP-Related Partner Interest, with such GP-Related Partner Interest as the General Partner may determine. The determination of whether any Partner has suffered a Total Disability shall be made by the General Partner in its sole discretion after consultation with a qualified medical doctor. In the absence of agreement between the General Partner and such Partner, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Total Disability.

(d) If the General Partner determines that it shall be in the best interests of the Partnership for any Partner (including any Partner who has given notice of voluntary Withdrawal pursuant to paragraph (a) above) to Withdraw from the Partnership (whether or not Cause exists) with respect to such person’s GP-Related Partner Interest and/or with respect to such person’s Capital Commitment Partner Interest, such Partner, upon written notice by the General Partner to such Partner, shall be required to Withdraw with respect to such person’s GP-Related Partner Interest and/or with respect to such person’s Capital Commitment Partner Interest, as of a date specified in such notice, which date shall be on or after the date of such notice. If the General Partner requires any Partner to Withdraw for Cause with respect to such person’s GP-Related Partner Interest and/or with respect to such person’s Capital Commitment Partner Interest, such notice shall state that it has been given for Cause and shall describe the particulars thereof in reasonable detail.

(e) The Withdrawal from the Partnership of any Partner shall not, in and of itself, affect the obligations of the other Partners to continue the Partnership during the remainder of its term. A Withdrawn General Partner shall remain liable for all obligations of the Partnership incurred while it was a General Partner and resulting from its acts or omissions as a General Partner to the fullest extent provided by law.

Section 6.3. GP-Related Partner Interests Not Transferable(a) . (a) No Partner may sell, assign, pledge, charge, grant a security interest over or otherwise transfer or encumber all or any portion of such Partner’s GP-Related Partner Interest other than as permitted by written agreement between such Partner and the Partnership; provided, that subject to the Partnership Act, this Section 6.3 shall not impair transfers by operation of law, transfers by will or by other testamentary instrument occurring by virtue of the death or dissolution of a Partner, or transfers required by trust agreements; provided further, that, subject to the prior written consent of the General Partner, which shall not be unreasonably withheld, a Limited Partner may transfer, for estate planning purposes, up to 25% of his or her GP-Related Profit Sharing Percentage to any estate planning trust, limited partnership, or limited liability company with respect to which a Limited Partner controls investments related to any interest in the Partnership held therein (an “Estate Planning Vehicle”). Each Estate Planning Vehicle will be a Nonvoting Special Partner. Such Limited Partner and the Nonvoting Special Partner shall be jointly and severally liable for all obligations of both such Limited Partner and such Nonvoting Special Partner with respect to the Partnership (including the obligation to make additional GP-Related Capital Contributions), as the case may be. The General Partner may at its sole option exercisable at any time require any Estate Planning Vehicle to Withdraw from the Partnership on the terms of this Article VI. Except as provided in the second proviso to the first sentence of this Section 6.3, no assignee, legatee, distributee, heir or transferee (by conveyance, operation of law or otherwise) of the whole or any portion of any Partner’s GP-Related Partner Interest shall have any right to be a Partner without the prior written consent of the General Partner (which consent may be given or withheld in its sole discretion without giving any reason therefor). Notwithstanding the granting of a security interest in the entire Interest of any Partner, such Partner shall continue to be a Partner of the Partnership.

(b) Notwithstanding any provision hereof to the contrary, no sale or transfer of any GP-Related Partner Interest in the Partnership may be made except in compliance with the Partnership Act, the laws of the Cayman Islands and all U.S. federal, state and other applicable laws, including U.S. federal and state securities laws.

Section 6.4. Consequences upon Withdrawal of a Partner. (a) Subject to the Partnership Act, the General Partner may not transfer or assign its interest as a General Partner in the Partnership or its right to manage the affairs of the Partnership, except that the General Partner may, subject to the Partnership Act, with the prior written approval of a Majority in Interest of the Partners, admit another person as an additional or substitute General Partner who makes such representations with respect to itself as the General Partner deems necessary or appropriate (with regard to compliance with applicable law or otherwise); provided however, that the General Partner may, in its sole discretion, transfer all or part of its interest in the Partnership to a person who makes such representations with respect to itself as the General Partner deems necessary or appropriate (with regard to compliance with applicable law or otherwise) and who owns, directly or indirectly, the principal part of the business then conducted by the General Partner in connection with any liquidation, dissolution or reorganization of the General Partner, and, upon the assumption by such person of liability for all the obligations of the General Partner under, and its agreeing to be bound by, this Agreement and the filing of a statement pursuant to Section 10(2) of the Partnership Act, such person shall be admitted as the General Partner. A person who is so admitted as an additional or substitute General Partner shall thereby become a General Partner and shall have the right to manage the affairs of the Partnership and to vote as a Partner to the extent of the interest in the Partnership so acquired. The General Partner shall file, or cause to be filed, any statement required to be filed pursuant to Section 10 of the Partnership Act with the Cayman Islands Registrar of Exempted Limited Partnerships to give effect to the provisions of this Section 6.4(a). A General Partner shall not cease to be a general partner of the Partnership upon the collateral assignment of or the pledging, charging, or granting of a security interest in its entire Interest in the Partnership.

(b) Except as contemplated by Section 6.4(a) above, Withdrawal by a General Partner is not permitted. The Withdrawal of a Partner shall not commence the winding up of or dissolve the Partnership if at the time of such Withdrawal there are one or more remaining Partners satisfying the requirements of the Partnership Act, and any one or more of such remaining Partners continue the business of the Partnership (any and all such remaining Partners being hereby authorized to continue the business of the Partnership without commencement of winding up or dissolution and hereby agreeing to do so). Notwithstanding Section 6.4(c), if upon the Withdrawal of a Partner there shall be no remaining Limited Partners, the Partnership shall be wound up and subsequently dissolved unless, within 90 days after the occurrence of such Withdrawal, all remaining Special Partners agree (including by acting through the power of attorney granted pursuant to Section 10.11) in writing to continue the business of the Partnership and to the appointment, effective to the maximum extent permissible by the Partnership Act, as of the date of such Withdrawal, of one or more Limited Partners satisfying the requirements, and in accordance with, of the Partnership Act.

(c) The Partnership shall not commence winding up or be dissolved, in and of itself, by the Withdrawal of any Partner, but shall continue with the surviving or remaining Partners as partners thereof in accordance with and subject to the terms and provisions of this Agreement.

Section 6.5. Satisfaction and Discharge of a Withdrawn Partner’s GP-Related Partner Interests. (a) The terms of this Section 6.5 shall apply to the GP-Related Partner Interest of a Withdrawn Partner, but, except as otherwise expressly provided in this Section 6.5, shall not apply to the Capital Commitment Partner Interest of a Withdrawn Partner. For purposes of this Section 6.5, the term “Settlement Date” means the date as of which a Withdrawn Partner’s GP-Related Partner Interest in the Partnership is settled as determined under paragraph (b) below. Notwithstanding the foregoing, any Limited Partner who Withdraws from the Partnership, and all or any portion of whose GP-Related Partner Interest is retained as a Special Partner, shall be considered a Withdrawn Partner for all purposes hereof.

(b) Except where a later date for the settlement of a Withdrawn Partner’s GP-Related Partner Interest in the Partnership may be agreed to by the General Partner and a Withdrawn Partner, a Withdrawn Partner’s Settlement Date shall be his or her Withdrawal Date; provided, that if a Withdrawn Partner’s Withdrawal Date is not the last day of a month, then the General Partner may elect for such Withdrawn Partner’s Settlement Date to be the last day of the month in which his or her Withdrawal Date occurs. During the interval, if any, between a

Withdrawn Partner’s Withdrawal Date and Settlement Date, such Withdrawn Partner shall have the same rights and obligations with respect to GP-Related Capital Contributions, interest on capital, allocations of GP-Related Net Income (Loss) and distributions as would have applied had such Withdrawn Partner remained a Partner of the Partnership during such period.

(c) In the event of the Withdrawal of a Partner, with respect to such Withdrawn Partner’s GP-Related Partner Interest, the General Partner shall promptly after such Withdrawn Partner’s Settlement Date (i) determine and allocate to the Withdrawn Partner’s GP-Related Capital Accounts such Withdrawn Partner’s allocable share of the GP-Related Net Income (Loss) of the Partnership for the period ending on such Settlement Date in accordance with Article V and (ii) credit the Withdrawn Partner’s GP-Related Capital Accounts with interest in accordance with Section 5.2. In making the foregoing calculations, the General Partner shall be entitled to establish such reserves (including reserves for taxes, bad debts, unrealized losses, actual or threatened litigation or any other expenses, contingencies or obligations) as it deems appropriate. Unless otherwise determined by the General Partner in a particular case, a Withdrawn Partner shall not be entitled to receive any GP-Related Unallocated Percentage in respect of the accounting period during which such Partner Withdraws from the Partnership (whether or not previously awarded or allocated) or any GP-Related Unallocated Percentage in respect of prior accounting periods that have not been paid or allocated (whether or not previously awarded) as of such Withdrawn Partner’s Withdrawal Date.

(d) From and after the Settlement Date of the Withdrawn Partner, the Withdrawn Partner’s GP-Related Profit Sharing Percentages shall, unless otherwise allocated by the General Partner pursuant to Section 5.3(a), be deemed to be GP-Related Unallocated Percentages (except for GP-Related Profit Sharing Percentages with respect to GP-Related Investments as provided in paragraph (f) below).

(e) (i) Upon the Withdrawal from the Partnership of a Partner with respect to such Partner’s GP-Related Partner Interest, such Withdrawn Partner thereafter shall not, except as expressly provided in this Section 6.5, have any rights of a Partner (including voting rights) with respect to such Partner’s GP-Related Partner Interest, and, except as expressly provided in this Section 6.5, such Withdrawn Partner shall not have any interest in the Partnership’s GP-Related Net Income (Loss), or in distributions related to such Partner’s GP-Related Partner Interest, GP-Related Investments or other assets related to such Partner’s GP-Related Partner Interest. If a Partner Withdraws from the Partnership with respect to such Partner’s GP-Related Partner Interest for any reason other than for Cause pursuant to Section 6.2, then the Withdrawn Partner shall be entitled to receive, at the time or times specified in Section 6.5(i) below, in satisfaction and discharge in full of the Withdrawn Partner’s GP-Related Partner Interest in the Partnership, (x) payment equal to the aggregate credit balance, if any, as of the Settlement Date of the Withdrawn Partner’s GP-Related Capital Accounts, (excluding any GP-Related Capital Account or portion thereof attributable to any GP-Related Investment) and (y) the Withdrawn Partner’s percentage interest attributable to each GP-Related Investment in which the Withdrawn Partner has an interest as of the Settlement Date as provided in paragraph (f) below (which shall be settled in accordance with paragraph (f) below), subject to all the terms and conditions of paragraphs (a)-(q) of this Section 6.5. If the amount determined pursuant to clause (x) above is an aggregate negative balance, the Withdrawn Partner shall pay the amount thereof to the Partnership upon demand by the General Partner on or after the date of the statement referred to in Section 6.5(i) below; provided, that if the Withdrawn Partner was solely a Special Partner on his or her Withdrawal Date, such payment shall be required only to the extent of any amounts payable to such Withdrawn Partner pursuant to this Section 6.5. Any aggregate negative balance in the GP-Related Capital Accounts of a Withdrawn Partner who was solely a Special Partner , upon the settlement of such Withdrawn Partner’s GP-Related Partner Interest in the Partnership pursuant to this Section 6.5, shall be allocated among the other Partners’ GP-Related Capital Accounts in accordance with their respective GP-Related Profit Sharing Percentages in the categories of GP-Related Net Income (Loss) giving rise to such negative balance as determined by the General Partner as of such Withdrawn Partner’s Settlement Date. In the settlement of any Withdrawn Partner’s GP-Related Partner Interest in the Partnership, no value shall be ascribed to goodwill, the Partnership name or the anticipation of any value the Partnership or any successor thereto might have in the event the Partnership or any interest therein were to be sold in whole or in part.

(ii) Notwithstanding clause (i) of this Section 6.5(e), in the case of a Partner whose Withdrawal with respect to such Partner’s GP-Related Partner Interest resulted from such Partner’s death or Incompetence, such Partner’s estate or legal representative, as the case may be, may elect, at the time described below, to receive a Nonvoting Special Partner GP-Related Partner Interest and retain such Partner’s GP-Related Profit Sharing Percentage in all (but not less than all) illiquid investments of the Partnership in lieu of a cash payment (or Investor Note) in settlement of that portion of the Withdrawn Partner’s GP-Related Partner Interest. The election referred to above shall be made within 60 days after the Withdrawn Partner’s Settlement Date, based on a statement of the settlement of such Withdrawn Partner’s GP-Related Partner Interest in the Partnership pursuant to this Section 6.5.

(f) For purposes of clause (y) of paragraph (e)(i) above, a Withdrawn Partner’s “percentage interest” means his or her GP-Related Profit Sharing Percentage as of the Settlement Date in the relevant GP-Related Investment. The Withdrawn Partner shall retain his or her percentage interest in such GP-Related Investment and shall retain his or her GP-Related Capital Account or portion thereof attributable to such GP-Related Investment, in which case such Withdrawn Partner (a “Retaining Withdrawn Partner”) shall become and remain a Special Partner for such purpose (and, if the General Partner so designates, such Special Partner shall be a Nonvoting Special Partner). The GP-Related Partner Interest of a Retaining Withdrawn Partner pursuant to this paragraph (f) shall be subject to the terms and conditions applicable to GP-Related Partner Interests of any kind hereunder and such other terms and conditions as are established by the General Partner. At the option of the General Partner in its sole discretion, the General Partner and the Retaining Withdrawn Partner may agree to have the Partnership acquire such GP-Related Partner Interest without the approval of the other Partners; provided, that the General Partner shall reflect in the books and records of the Partnership the terms of any acquisition pursuant to this sentence.

(g) The General Partner may elect, in lieu of payment in cash of any amount payable to a Withdrawn Partner pursuant to paragraph (e) above, to (i) have the Partnership issue to the Withdrawn Partner a subordinated promissory note and/or to (ii) distribute in kind to the Withdrawn Partner such Withdrawn Partner’s pro rata share (as determined by the General Partner) of any securities or other investments of the Partnership in relation to such Partner’s GP-

Related Partner Interest. If any securities or other investments are distributed in kind to a Withdrawn Partner under this paragraph (g), the amount described in clause (x) of paragraph (e)(i) shall be reduced by the value of such distribution as valued on the latest balance sheet of the Partnership in accordance with generally accepted accounting principles or, if not appearing on such balance sheet, as reasonably determined by the General Partner.

(h) [Intentionally omitted.]

(i) Within 120 days after each Settlement Date, the General Partner shall submit to the Withdrawn Partner a statement of the settlement of such Withdrawn Partner’s GP-Related Partner Interest in the Partnership pursuant to this Section 6.5 together with any cash payment, subordinated promissory note and in kind distributions to be made to such Partner as shall be determined by the General Partner. The General Partner shall submit to the Withdrawn Partner supplemental statements with respect to additional amounts payable to or by the Withdrawn Partner in respect of the settlement of his or her GP-Related Partner Interest in the Partnership (e.g., payments in respect of GP-Related Investments pursuant to paragraph (f) above or adjustments to reserves pursuant to paragraph (j) below) promptly after such amounts are determined by the General Partner. To the fullest extent permitted by law, such statements and the valuations on which they are based shall be accepted by the Withdrawn Partner without examination of the accounting books and records of the Partnership or other inquiry. Any amounts payable by the Partnership to a Withdrawn Partner pursuant to this Section 6.5 shall be subordinate in right of payment and subject to the prior payment or provision for payment in full of claims of all present or future creditors of the Partnership or any successor thereto arising out of matters occurring prior to the applicable date of payment or distribution; provided, that such Withdrawn Partner shall otherwise rank pari passu in right of payment (x) with all persons who become Withdrawn Partners and whose Withdrawal Date is within one year before the Withdrawal Date of the Withdrawn Partner in question and (y) with all persons who become Withdrawn Partners and whose Withdrawal Date is within one year after the Withdrawal Date of the Withdrawn Partner in question.

(j) If the aggregate reserves established by the General Partner as of the Settlement Date in making the foregoing calculations should prove, in the determination of the General Partner, to be excessive or inadequate, the General Partner may elect, but shall not be obligated, to pay the Withdrawn Partner or his or her estate such excess, or to charge the Withdrawn Partner or his or her estate such deficiency, as the case may be.

(k) Any amounts owed by the Withdrawn Partner to the Partnership at any time on or after the Settlement Date (e.g., outstanding Partnership loans or advances to such Withdrawn Partner) shall be offset against any amounts payable or distributable by the Partnership to the Withdrawn Partner at any time on or after the Settlement Date or shall be paid by the Withdrawn Partner to the Partnership, in each case as determined by the General Partner. All cash amounts payable by a Withdrawn Partner to the Partnership under this Section 6.5 shall bear interest from the due date to the date of payment at a floating rate equal to the lesser of (x) the Prime Rate or (y) the maximum rate of interest permitted by applicable law. The “due date” of amounts payable by a Withdrawn Partner pursuant to Section 6.5(i) above shall be 120 days after a Withdrawn Partner’s Settlement Date. The “due date” of amounts payable to or by a Withdrawn Partner in respect of GP-Related Investments for which the Withdrawn Partner has retained a percentage interest in accordance with paragraph (f) above shall be 120 days after realization with respect to such GP-Related Investment. The “due date” of any other amounts payable by a Withdrawn Partner shall be 60 days after the date such amounts are determined to be payable.

(l) At the time of the settlement of any Withdrawn Partner’s GP-Related Partner Interest in the Partnership pursuant to this Section 6.5, the General Partner may, to the fullest extent permitted by applicable law, impose any restrictions it deems appropriate on the assignment, pledge, charge, grant of a security interest, encumbrance or other transfer by such Withdrawn Partner of any interest in any GP-Related Investment retained by such Withdrawn Partner, any securities or other investments distributed in kind to such Withdrawn Partner or such Withdrawn Partner’s right to any payment from the Partnership.

(m) If a Partner is required to Withdraw from the Partnership with respect to such Partner’s GP-Related Partner Interest for Cause pursuant to Section 6.2(d), then his or her GP-Related Partner Interest shall be settled in accordance with paragraphs (a)-(q) of this Section 6.5; provided, that the General Partner may elect (but shall not be required) to apply any or all the following terms and conditions to such settlement:

(i) In settling the Withdrawn Partner’s interest in any GP-Related Investment in which he or she has an interest as of his or her Settlement Date, the General Partner may elect to (A) determine the GP-Related Unrealized Net Income (Loss) attributable to each such GP-Related Investment as of the Settlement Date and allocate to the appropriate GP-Related Capital Account of the Withdrawn Partner his or her allocable share of such GP-Related Unrealized Net Income (Loss) for purposes of calculating the aggregate balance of such Withdrawn Partner’s GP-Related Capital Account pursuant to clause (x) of paragraph (e)(i) above, (B) credit or debit, as applicable, the Withdrawn Partner with the balance of his or her GP-Related Capital Account or portion thereof attributable to each such GP-Related Investment as of his or her Settlement Date without giving effect to the GP-Related Unrealized Net Income (Loss) from such GP-Related Investment as of his or her Settlement Date, which shall be forfeited by the Withdrawn Partner or (C) apply the provisions of paragraph (f) above; provided, that the maximum amount of GP-Related Net Income (Loss) allocable to such Withdrawn Partner with respect to any GP-Related Investment shall equal such Partner’s percentage interest of the GP-Related Unrealized Net Income, if any, attributable to such GP-Related Investment as of the Settlement Date (the balance of such GP-Related Net Income (Loss), if any, shall be allocated as determined by the General Partner). The Withdrawn Partner shall not have any continuing interest in any GP-Related Investment to the extent an election is made pursuant to (A) or (B) above.

(ii) Any amounts payable by the Partnership to the Withdrawn Partner pursuant to this Section 6.5 shall be subordinate in right of payment and subject to the prior payment in full of claims of all present or future creditors of the Partnership or any successor thereto arising out of matters occurring prior to or on or after the applicable date of payment or distribution.

(n) The payments to a Withdrawn Partner pursuant to this Section 6.5 may be conditioned on the compliance by such Withdrawn Partner with any lawful and reasonable (under the circumstances) restrictions against engaging or investing in a business competitive with that of the Partnership or any of its subsidiaries and Affiliates for a period not exceeding two years determined by the General Partner. Upon written notice to the General Partner, any Withdrawn Partner who is subject to noncompetition restrictions established by the General Partner pursuant to this paragraph (n) may elect to forfeit the principal amount payable in the final installment of his or her subordinated promissory note, together with interest to be accrued on such installment after the date of forfeiture, in lieu of being bound by such restrictions.

(o) In addition to the foregoing, the General Partner shall have the right to pay a Withdrawn Partner (other than the Cayman GP or the Delaware GP) a discretionary additional payment in an amount and based upon such circumstances and conditions as it determines to be relevant. The provisions of this Section 6.5 shall apply to any Investor Special Partner relating to a Limited Partner or Special Partner, and to any transferee of any GP-Related Partner Interest of such Partner pursuant to Section 6.3 if such Partner Withdraws from the Partnership.

(p) (i) The Partnership will assist a Withdrawn Partner or his or her estate or guardian, as the case may be, in the settlement of the Withdrawn Partner’s GP-Related Partner Interest in the Partnership. Third party costs incurred by the Partnership in providing this assistance will be borne by the Withdrawn Partner or his or her estate.

(i) The General Partner may reasonably determine in good faith to retain outside professionals to provide the assistance to Withdrawn Partners or their estates or guardians, as referred to above. In such instances, the General Partner will obtain the prior approval of a Withdrawn Partner or his or her estate or guardian, as the case may be, prior to engaging such professionals. If the Withdrawn Partner (or his or her estate or guardian) declines to incur such costs, the General Partner will provide such reasonable assistance as and when it can so as not to interfere with the Partnership’s day-to-day operating, financial, tax and other related responsibilities to the Partnership and the Partners.

(q) To the extent permitted by applicable law, each Partner (other than the General Partners) hereby irrevocably appoints each General Partner as such Partner’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Partner’s name, place and stead, to make, execute, sign and file, on behalf of such Partner, any and all agreements, instruments, consents, ratifications, documents and certificates which such General Partner deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Section 6.5, including, without limitation, the performance of any obligation of such Partner or the Partnership or the exercise of any right of such Partner or the Partnership. Such power of attorney is intended to secure a proprietary interest of the General Partner and the performance of the obligations of each relevant Partner under this Agreement, shall be irrevocable and, to the extent permitted by applicable law, shall survive and continue in full force and effect notwithstanding the Withdrawal from the Partnership of any Partner for any reason and shall not be affected by the death, disability or incapacity of such Partner.

Section 6.6. Dissolution of the Partnership.

The General Partner may wind up and subsequently dissolve the Partnership prior to the expiration of its term at any time on giving not less than 60 days’ notice of the commencement of winding up to the other Partners and, upon completion of the winding up of the Partnership, by filing a notice pursuant to Section 36(2) of the Partnership Act. Upon the commencement of winding up of the Partnership, the Partners’ respective interests in the Partnership shall be valued and settled in accordance with the procedures set forth in Section 5.10, Section 6.5, Section 8.1 and Article IX.

Section 6.7. Certain Tax Matters. (a) The General Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion.

(b) The General Partner shall cause to be prepared all U.S. federal, state and local tax returns of the Partnership for each year for which such returns are required to be filed and, after approval of such returns by the General Partner, shall cause such returns to be timely filed. The General Partner shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Partnership and the accounting methods and conventions under the tax laws of the United States, the several States and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The General Partner may cause the Partnership to make or refrain from making any and all elections permitted by such tax laws. Each Partner agrees that he or she shall not, unless he or she provides prior notice of such action to the Partnership, (i) treat, on his or her individual income tax returns, any item of income, gain, loss, deduction or credit relating to his or her interest in the Partnership in a manner inconsistent with the treatment of such item by the Partnership as reflected on the Form K-1 or other information statement furnished by the Partnership to such Partner for use in preparing his or her income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. In respect of an income tax audit of any tax return of the Partnership, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Partnership, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Tax Matters Partner (as defined below) shall be authorized to act for, and his or her decision shall be final and binding upon, the Partnership and all Partners except to the extent a Partner shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Tax Matters Partner in connection therewith (including, without limitation, attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of the Partnership and (C) no Partner shall have the right to (1) participate in the audit of any Partnership tax return, (2) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Partnership (unless he or she provides prior notice of such action to the Partnership as provided above), (3) participate in any administrative or judicial proceedings conducted by the Partnership or the Tax Matters Partner arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, or (4) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Partnership or the Tax Matters Partner or with respect to any such amended return or claim for refund filed by the Partnership or the Tax Matters Partner or in any such administrative or judicial proceedings conducted by the Partnership or the Tax Matters Partner. The Partnership and each Partner hereby designate any

Partner selected by the General Partner as the “partnership representative” (as defined under the Code) (the “Tax Matters Partner”). To the fullest extent permitted by applicable law, each Partner agrees to indemnify and hold harmless the Partnership and all other Partners from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from any breach or violation by such Partner of the provisions of this Section 6.7 and from all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees and disbursements, incident to any such breach or violation.

(c) Each individual Partner shall provide to the Partnership copies of each U.S. federal, state and local income tax return of such Partner (including any amendment thereof) within 30 days after filing such return.

(d) To the extent the General Partner reasonably determines that the Partnership (or any entity in which the Partnership holds an interest) is or may be required by law to withhold or to make tax payments, including interest and penalties on such amounts, on behalf of or with respect to any Partner, including pursuant to Section 6225 of the Code (“Tax Advances”), the General Partner may withhold or escrow such amounts or make such tax payments as so required. All Tax Advances made on behalf of a Partner shall, at the option of the General Partner, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds upon dissolution of the Partnership otherwise payable to such Partner. Whenever the General Partner selects option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement such Partner shall be treated as having received all distributions (whether before or upon winding up or dissolution of the Partnership) unreduced by the amount of such Tax Advance. To the fullest extent permitted by law, each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Partner. The obligations of a Partner set forth in this Section 6.7(d) shall survive the withdrawal of any Partner from the Partnership or any Transfer of a Partner’s interest.

Section 6.8. Special Basis Adjustments. In connection with any assignment or transfer of a Partnership interest permitted by the terms of this Agreement, the General Partner may cause the Partnership, on behalf of the Partners and at the time and in the manner provided in Treasury Regulations Section 1.754-1(b), to make an election to adjust the basis of the Partnership’s property in the manner provided in Sections 734(b) and 743(b) of the Code.

ARTICLE VII

CAPITAL COMMITMENT INTERESTS; CAPITAL CONTRIBUTIONS;

ALLOCATIONS; DISTRIBUTIONS

Section 7.1. Capital Commitment Interests, etc. (a) This Article VII and Article VIII hereof set forth certain terms and conditions with respect to the Capital Commitment Partner Interests and the Capital Commitment BCP Asia Interest and matters related to the

Capital Commitment Partner Interests and the Capital Commitment BCP Asia Interest. Except as otherwise expressly provided in this Article VII or in Article VIII, the terms and provisions of this Article VII and Article VIII shall not apply to the GP-Related Partner Interests or the GP-Related BCP Asia Interest.

(b) Each Partner (other than the Cayman GP), severally, agrees to make contributions of capital to the Partnership (“Capital Commitment-Related Capital Contributions”) as required to fund the Partnership’s capital contributions to BCP Asia in respect of the Capital Commitment BCP Asia Interest, if any, and the related Capital Commitment BCP Asia Commitment, if any (including, without limitation, funding all or a portion of the Blackstone Capital Commitment). No Partner shall be obligated to make Capital Commitment-Related Capital Contributions to the Partnership in an amount in excess of such Partner’s Capital Commitment-Related Commitment. The Commitment Agreements and SMD Agreements, if any, of the Partners may include provisions with respect to the foregoing matters. It is understood that a Partner will not necessarily participate in each Capital Commitment Investment (which may include additional amounts invested in an existing Capital Commitment Investment) nor will a Partner necessarily have the same Capital Commitment Profit Sharing Percentage with respect to (i) the Partnership’s portion of the Blackstone Capital Commitment or (ii) the making of each Capital Commitment Investment in which such Partner participates; provided, that this in no way limits the terms of any Commitment Agreement or SMD Agreement. In addition, nothing contained herein shall be construed to give any Partner the right to obtain financing with respect to the purchase of any Capital Commitment Interest, and nothing contained herein shall limit or dictate the terms upon which the Partnership and its Affiliates may provide such financing. The acquisition of a Capital Commitment Interest by a Partner shall be evidenced by receipt by the Partnership of funds equal to such Partner’s Capital Commitment-Related Commitment then due with respect to such Capital Commitment Interest and such appropriate documentation as the General Partner may submit to the Partners from time to time.

(c) The Partnership or one of its Affiliates (in such capacity, the “Advancing Party”) may in its sole discretion advance to any Partner (including any additional Partner admitted to the Partnership pursuant to Section 6.1 but excluding any Partners that are also executive officers of Blackstone) all or any portion of the Capital Commitment-Related Capital Contributions due to the Partnership from such Partner with respect to any Capital Commitment Investment (“Firm Advances”). Each such Partner shall pay interest to the Advancing Party on each Firm Advance from the date of such Firm Advance until the repayment thereof by such Partner. Each Firm Advance shall be repayable in full, including accrued interest to the date of such repayment, upon prior written notice by the Advancing Party. The making and repayment of each Firm Advance shall be recorded in the books and records of the Partnership, and such recording shall be conclusive evidence of each such Firm Advance, binding on the Partner and the Advancing Party absent manifest error. Except as provided below, the interest rate applicable to a Firm Advance shall equal the cost of funds of the Advancing Party at the time of the making of such Firm Advance. The Advancing Party shall inform any Partner of such rate upon such Partner’s request; provided, that such interest rate shall not exceed the maximum interest rate allowable by applicable law; provided further, that amounts that are otherwise payable to such Partner pursuant to Section 7.4(a) shall be used to repay such Firm Advance (including interest thereon). The Advancing Party may, in its sole discretion, change the terms of Firm Advances (including the terms contained herein) and/or discontinue the making of Firm

Advances; provided, that (i) the Advancing Party shall notify the relevant Partners of any material changes to such terms and (ii) the interest rate applicable to such Firm Advances and overdue amounts thereon shall not exceed the maximum interest rate allowable by applicable law.

(d) The Cayman GP shall have no Capital Commitment-Related Commitment and no Capital Commitment Profit Sharing Percentage. The Capital Commitment Profit Sharing Percentage of the Delaware GP with respect to any Capital Commitment Investment will rank pari passu with those of the Limited Partners participating in the same Capital Commitment Investment.

Section 7.2. Capital Commitment Capital Accounts. (a) There shall be established for each Partner (other than the Cayman GP) in the books of the Partnership as of the date of formation of the Partnership, or such later date on which such Partner is admitted to the Partnership, and on each such other date as such Partner first acquires a Capital Commitment Interest in a particular Capital Commitment Investment, a Capital Commitment Capital Account for each Capital Commitment Investment in which such Partner acquires a Capital Commitment Interest on such date. Each Capital Commitment-Related Capital Contribution of a Partner shall be credited to the appropriate Capital Commitment Capital Account of such Partner on the date such Capital Commitment-Related Capital Contribution is paid to the Partnership. Capital Commitment Capital Accounts shall be adjusted to reflect any transfer of a Partner’s interest in the Partnership related to his or her Capital Commitment Partner Interest as provided in this Agreement.

(b) A Partner shall not have any obligation to the Partnership or to any other Partner to restore any negative balance in the Capital Commitment Capital Account of such Partner. Until distribution of any such Partner’s interest in the Partnership with respect to a Capital Commitment Interest as a result of the disposition by the Partnership of the related Capital Commitment Investment and in whole upon the winding up and dissolution of the Partnership, neither such Partner’s Capital Commitment Capital Accounts nor any part thereof shall be subject to withdrawal or redemption except with the consent of the General Partner.

Section 7.3. Allocations. (a) Capital Commitment Net Income (Loss) of the Partnership for each Capital Commitment Investment shall be allocated to the related Capital Commitment Capital Accounts of all the Partners (including the Delaware GP, but excluding the Cayman GP) participating in such Capital Commitment Investment in proportion to their respective Capital Commitment Profit Sharing Percentages for such Capital Commitment Investment. Capital Commitment Net Income (Loss) on any Unallocated Capital Commitment Interest shall be allocated to each Partner in the proportion which such Partner’s aggregate Capital Commitment Capital Accounts bear to the aggregate Capital Commitment Capital Accounts of all Partners; provided, that if any Partner makes the election provided for in Section 7.6, Capital Commitment Net Income (Loss) of the Partnership for each Capital Commitment Investment shall be allocated to the related Capital Commitment Capital Accounts of all the Partners participating in such Capital Commitment Investment who do not make such election in proportion to their respective Capital Commitment Profit Sharing Percentages for such Capital Commitment Investment.

(b) Any special costs relating to distributions pursuant to Section 7.6 or Section 7.7 shall be specially allocated to the electing Partner.

(c) Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.

Section 7.4. Distributions. (a) Each Partner’s allocable portion of Capital Commitment Net Income received from his or her Capital Commitment Investments, distributions to such Partner that constitute returns of capital, and other Capital Commitment Net Income of the Partnership (including, without limitation, Capital Commitment Net Income attributable to Unallocated Capital Commitment Interests) during a Fiscal Year of the Partnership will be credited to payment of the Investor Notes to the extent required below as of the last day of such Fiscal Year (or on such earlier date as related distributions are made in the sole discretion of the General Partner) with any cash amount distributable to such Partner pursuant to clauses (ii) and (vii) below to be distributed, subject to applicable law, within 45 days after the end of each Fiscal Year of the Partnership (or in each case on such earlier date as selected by the General Partner in its sole discretion) as follows (subject to Section 7.4(c) below):

(i) First, to the payment of interest then due on all Investor Notes (relating to Capital Commitment Investments or otherwise) of such Partner (to the extent Capital Commitment Net Income and distributions or payments from Other Sources do not equal or exceed all interest payments due, the selection of those of such Partner’s Investor Notes upon which interest is to be paid and the division of payments among such Investor Notes to be determined by the Lender or Guarantor);

(ii) Second, to distribution to the Partner of an amount equal to the U.S. federal, state and local income taxes on income of the Partnership allocated to such Partner for such year in respect of such Partner’s Capital Commitment Partner Interest (the aggregate amount of any such distribution shall be determined by the General Partner, subject to the limitation that the minimum aggregate amount of such distribution be the tax that would be payable if the taxable income of the Partnership related to all Partners’ Capital Commitment Partner Interests were all allocated to an individual subject to the then-prevailing maximum rate of U.S. federal, New York State and New York City taxes (including, without limitation, taxes imposed under Section 1411 of the Code) taking into account the character of such taxable income allocated by the Partnership and the limitations on deductibility of expenses and other items for U.S. federal income tax purposes); provided, that additional amounts shall be paid to the Partner pursuant to this clause (ii) to the extent that such amount reduces the amount otherwise distributable to the Partner pursuant to a comparable provision in any other BE Agreement and there are not sufficient amounts to fully satisfy such provision from the relevant partnership or other entity; provided further, that amounts paid pursuant to the provisions in such other BE Agreements comparable to the immediately preceding proviso shall reduce those amounts otherwise distributable to the Partner pursuant to provisions in such other BE Agreements that are comparable to this clause (ii);

(iii) Third, to the payment in full of the principal amount of the Investor Note financing (A) any Capital Commitment Investment disposed of during or prior to such Fiscal Year or (B) any BE Investments (other than Capital Commitment Investments) disposed of during or prior to such Fiscal Year, to the extent not repaid from Other Sources;

(iv) Fourth, to the return to such Partner of (A) all Capital Commitment-Related Capital Contributions made in respect of the Capital Commitment Interest to which any Capital Commitment Investment disposed of during or prior to such Fiscal Year relates or (B) all capital contributions made to any Blackstone Entity (other than the Partnership) in respect of interests therein relating to BE Investments (other than Capital Commitment Investments) disposed of during or prior to such Fiscal Year (including all principal paid on the related Investor Notes), to the extent not repaid from amounts of Other Sources (other than amounts of Capital Commitment Partner Carried Interest);

(v) Fifth, to the payment of principal (including any previously deferred amounts) then owing under all other Investor Notes of such Partner (including those unrelated to the Partnership), the selection of those of such Partner’s Investor Notes to be repaid and the division of payments among such Investor Notes to be determined by the Lender or Guarantor;

(vi) Sixth, up to 50% of any Capital Commitment Net Income remaining after application pursuant to clauses (i) through (v) above shall be applied pro rata to prepayment of principal of all remaining Investor Notes of such Partner (including those unrelated to the Partnership), the selection of those of such Partner’s Investor Notes to be repaid, the division of payments among such Investor Notes and the percentage of remaining Capital Commitment Net Income to be applied thereto to be determined by the Lender or Guarantor; and

(vii) Seventh, to such Partner to the extent of any amount of Capital Commitment Net Income remaining after making the distributions in clauses (i) through (vi) above, and such amount is not otherwise required to be applied to Investor Notes pursuant to the terms thereof.

To the extent there is a partial disposition of a Capital Commitment Investment or any other BE Investment, as applicable, the payments in clauses (iii) and (iv) above shall be based on that portion of the Capital Commitment Investment or other BE Investment, as applicable, disposed of, and the principal amount and related interest payments of such Investor Note shall be adjusted to reflect such partial payment so that there are equal payments over the remaining term of the related Investor Note. For a Partner who is no longer an employee or officer of Holdings or an Affiliate thereof, distributions shall be made pursuant to clauses (i) through (iii) above, and then, unless the Partnership or its Affiliate has exercised its rights pursuant to Section 8.1 hereof, any remaining income or other distribution in respect of such Partner’s Capital Commitment Partner Interest shall be applied to the prepayment of the outstanding Investor Notes of such Partner, until all such Partner’s Investor Notes have been repaid in full, with any such income or other distribution remaining thereafter distributed to such Partner.

Distributions of Capital Commitment Net Income may be made at any other time at the discretion of the General Partner. At the General Partner’s discretion, any amounts distributed to a Partner in respect of such Partner’s Capital Commitment Partner Interest will be net of any interest and principal payable on his or her Investor Notes for the full period in respect of which the distribution is made.

(b) [Intentionally omitted.]

(c) To the extent that the foregoing Partnership distributions and distributions and payments from Other Sources are insufficient to satisfy any principal and/or interest due on Investor Notes, and to the extent that the General Partner in its sole discretion elects to apply this paragraph (c) to any individual payments due, such unpaid interest will be added to the remaining principal amount of such Investor Notes and shall be payable on the next scheduled principal payment date (along with any deferred principal and any principal and interest due on such date); provided, that such deferral shall not apply to a Partner that is no longer an employee or officer of Holdings or its Affiliates. All unpaid interest on such Investor Notes shall accrue interest at the interest rate then in effect for such Investor Notes.

(d) [Intentionally omitted.]

(e) The Capital Commitment Capital Account of each Partner shall be reduced by the amount of any distribution to such Partner pursuant to Section 7.4(a).

(f) At any time that a sale, exchange, transfer or other disposition of a portion of a Capital Commitment Investment is being considered by the Partnership or BCP Asia (a “Capital Commitment Disposable Investment”), at the election of the General Partner each Partner’s Capital Commitment Interest with respect to such Capital Commitment Investment shall be vertically divided into two separate Capital Commitment Interests, a Capital Commitment Interest attributable to the Capital Commitment Disposable Investment (a Partner’s “Capital Commitment Class B Interest”), and a Capital Commitment Interest attributable to such Capital Commitment Investment excluding the Capital Commitment Disposable Investment (a Partner’s “Capital Commitment Class A Interest”). Distributions (including those resulting from a direct or indirect sale, transfer, exchange or other disposition by the Partnership) relating to a Capital Commitment Disposable Investment shall be made only to holders of Capital Commitment Class B Interests with respect to such Capital Commitment Investment in accordance with their respective Capital Commitment Profit Sharing Percentages relating to such Capital Commitment Class B Interests, and distributions (including those resulting from the direct or indirect sale, transfer, exchange or other disposition by the Partnership) relating to a Capital Commitment Investment excluding such Capital Commitment Disposable Investment shall be made only to holders of Capital Commitment Class A Interests with respect to such Capital Commitment Investment in accordance with their respective Capital Commitment Profit Sharing Percentages relating to such Capital Commitment Class A Interests.

(g) (i) If the Partnership is obligated under the Giveback Provisions to contribute a Giveback Amount to BCP Asia in respect of any Capital Commitment BCP Asia Interest that may be held by the Partnership (the amount of any such obligation of the Partnership with respect to such a Giveback Amount being herein called a “Capital Commitment Giveback Amount”), the General Partner shall call for such amounts as are necessary to satisfy such obligation of the Partnership as determined by the General Partner, in which case, each Partner and Withdrawn Partner shall contribute to the Partnership, in cash, when and as called by the General Partner, such an amount of prior distributions by the Partnership with respect to the Capital Commitment BCP Asia Interest (the “Capital Commitment Recontribution Amount”) which equals such Partner’s pro rata share of prior distributions in connection with (a) the Capital Commitment BCP Asia Investment giving rise to the Capital Commitment Giveback Amount, (b) if the amounts contributed pursuant to clause (a) above are insufficient to satisfy such Capital Commitment Giveback Amount, Capital Commitment BCP Asia Investments other than the one giving rise to such obligation, and (c) if the Capital Commitment Giveback Amount is unrelated to a specific Capital Commitment BCP Asia Investment, all Capital Commitment BCP Asia Investments. Each Partner shall promptly contribute to the Partnership upon notice thereof such Partner’s Capital Commitment Recontribution Amount. Prior to such time, the General Partner may, at the General Partner’s discretion (but shall be under no obligation to), provide notice that in the General Partner’s judgment, the potential obligations in respect of the Capital Commitment Giveback Amount will probably materialize (and an estimate of the aggregate amount of such obligations).

(ii) (A) In the event any Partner (a “Capital Commitment Defaulting Party”) fails to recontribute all or any portion of such Capital Commitment Defaulting Party’s Capital Commitment Recontribution Amount for any reason, the General Partner shall require all other Partners and Withdrawn Partners to contribute, on a pro rata basis (based on each of their respective Capital Commitment Profit Sharing Percentages), such amounts as are necessary to fulfill the Capital Commitment Defaulting Party’s obligation to pay such Capital Commitment Defaulting Party’s Capital Commitment Recontribution Amount (a “Capital Commitment Deficiency Contribution”) if the General Partner determines in its good faith judgment that the Partnership will be unable to collect such amount in cash from such Capital Commitment Defaulting Party for payment of the Capital Commitment Giveback Amount at least 20 Business Days prior to the latest date that the Partnership is permitted to pay the Capital Commitment Giveback Amount; provided, that no Partner shall as a result of such Capital Commitment Deficiency Contribution be required to contribute an amount in excess of 150% of the amount of the Capital Commitment Recontribution Amount initially requested from such Partner in respect of such default. Thereafter, the General Partner shall determine in its good faith judgment that the Partnership should either (1) not attempt to collect such amount in light of the costs associated therewith, the likelihood of recovery and any other factors considered relevant in the good faith judgment of the General Partner or (2) pursue any and all remedies (at law or equity) available to the Partnership against the Capital Commitment Defaulting Party, the cost of which shall be a Partnership expense to the extent not ultimately reimbursed by the Capital Commitment Defaulting Party. It is agreed that the Partnership shall have the right (effective upon such Capital Commitment Defaulting Party becoming a Capital Commitment Defaulting Party) to set-off as appropriate and apply against such Capital Commitment Defaulting Party’s Capital

Commitment Recontribution Amount any amounts otherwise payable to the Capital Commitment Defaulting Party by the Partnership or any Affiliate thereof. Each Partner hereby grants to the General Partner a security interest, effective upon such Partner becoming a Capital Commitment Defaulting Party, in all accounts receivable and other rights to receive payment from the Partnership or any Affiliate of the Partnership and agrees that, upon the effectiveness of such security interest, the General Partner may sell, collect or otherwise realize upon such collateral. In furtherance of the foregoing, each Partner hereby appoints the Delaware GP as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of such Partner or in the name of the Partnership, to take any actions which may be necessary to accomplish the intent of the immediately preceding sentence. The General Partner shall be entitled to collect interest on the Capital Commitment Recontribution Amount of a Capital Commitment Defaulting Party from the date such Capital Commitment Recontribution Amount was required to be contributed to the Partnership at a rate equal to the Default Interest Rate.

(B) Any Partner’s failure to make a Capital Commitment Deficiency Contribution shall cause such Partner to be a Capital Commitment Defaulting Party with respect to such amount.

(iii) A Partner’s obligation to make contributions to the Partnership under this Section 7.4(g) shall survive the commencement of winding up and subsequent dissolution of the Partnership.

Section 7.5. Valuations. Capital Commitment Investments shall be valued annually as of the end of each year (and at such other times as deemed appropriate by the General Partner) in accordance with the principles utilized by the Partnership (or any other Affiliate of the Partnership that is a general partner of BCP Asia) in valuing investments of BCP Asia or, in the case of investments not held by BCP Asia, in the good faith judgment of the General Partner, subject in each case to the second proviso of the immediately succeeding sentence. The value of any Capital Commitment Interest as of any date (the “Capital Commitment Value”) shall be based on the value of the underlying Capital Commitment Investment as set forth above; provided, that the Capital Commitment Value may be determined as of an earlier date if determined appropriate by the General Partner in good faith; provided further, that such value may be adjusted by the General Partner to take into account factors relating solely to the value of a Capital Commitment Interest (as compared to the value of the underlying Capital Commitment Investment), such as restrictions on transferability, the lack of a market for such Capital Commitment Interest and lack of control of the underlying Capital Commitment Investment. To the full extent permitted by applicable law such valuations shall be final and binding on all Partners; provided further, that the immediately preceding proviso shall not apply to any Capital Commitment Interests held by a person who is or was at any time a direct member or partner of a General Partner of the Partnership.

Section 7.6. Disposition Election. (a) At any time prior to the date of the Partnership’s execution of a definitive agreement to dispose of a Capital Commitment Investment, the General Partner may in its sole discretion permit a Partner to retain all or any portion of its pro rata share of such Capital Commitment Investment (as measured by such Partner’s Capital Commitment Profit Sharing Percentage in such Capital Commitment

Investment). If the General Partner so permits, such Partner shall instruct the General Partner in writing prior to such date (i) not to dispose of all or any portion of such Partner’s pro rata share of such Capital Commitment Investment (the “Retained Portion”) and (ii) either to (A) distribute such Retained Portion to such Partner on the closing date of such disposition or (B) retain such Retained Portion in the Partnership on behalf of such Partner until such time as such Partner shall instruct the General Partner upon 5 days’ notice to distribute such Retained Portion to such Partner. Such Partner’s Capital Commitment Capital Account shall not be adjusted in any way to reflect the retention in the Partnership of such Retained Portion or the Partnership’s disposition of other Partners’ pro rata shares of such Capital Commitment Investment; provided, that such Partner’s Capital Commitment Capital Account shall be adjusted upon distribution of such Retained Portion to such Partner or upon distribution of proceeds with respect to a subsequent disposition thereof by the Partnership.

(b) No distribution of such Retained Portion shall occur unless any Investor Notes relating thereto shall have been paid in full prior to or simultaneously with such distribution.

Section 7.7. Capital Commitment Special Distribution Election.(a) From time to time during the term of this Agreement, the General Partner may in its sole discretion, upon receipt of a written request from a Partner, distribute to such Partner any portion of its pro rata share of a Capital Commitment Investment (as measured by such Partner’s Capital Commitment Profit Sharing Percentage in such Capital Commitment Investment) (a “Capital Commitment Special Distribution”). Such Partner’s Capital Commitment Capital Account shall be adjusted upon distribution of such Capital Commitment Special Distribution.

(b) No Capital Commitment Special Distributions shall occur unless any Investor Notes relating thereto shall have been paid in full prior to or simultaneously with such Capital Commitment Special Distribution.

ARTICLE VIII

WITHDRAWAL, ADMISSION OF NEW PARTNERS

Section 8.1. Partner Withdrawal; Repurchase of Capital Commitment Interests.

(a) Capital Commitment Interests (or a portion thereof) that were financed by Investor Notes will be treated as Non-Contingent for purposes hereof based upon the proportion of (a) the sum of Capital Commitment-Related Capital Contributions not financed by an Investor Note with respect to each Capital Commitment Interest and principal payments on the related Investor Note to (b) the sum of the Capital Commitment-Related Capital Contributions not financed by an Investor Note with respect to such Capital Commitment Interest, the original principal amount of such Investor Note and all deferred amounts of interest which from time to time comprise part of the principal amount of the Investor Note. A Partner may prepay a portion of any outstanding principal on the Investor Notes; provided, that in the event that a Partner prepays all or any portion of the principal amount of the Investor Notes within nine months prior to the date on which such Partner is no longer an employee or officer of Holdings or its Affiliates, the Partnership (or its designee) shall have the right, in its sole discretion, to purchase the Capital Commitment Interest that became Non-Contingent as a result of such prepayment; provided further, that the purchase price for such Capital Commitment Interest shall be determined in accordance with the determination of the purchase price of a Partner’s Contingent Capital Commitment Interests as set forth in paragraph (b) below. Prepayments made by a Partner shall apply pro rata against all of such Partner’s Investor Notes; provided, that such Partner may request that such prepayments be applied only to Investor Notes related to BE Investments that are related to one or more Blackstone Entities specified by such Partner. Except as expressly provided herein, Capital Commitment Interests that were not financed in any respect with Investor Notes shall be treated as Non-Contingent Capital Commitment Interests.

(b) (i) Upon a Partner ceasing to be an officer or employee of the Partnership or any of its Affiliates, other than as a result of such Partner dying or suffering a Total Disability, such Partner and the Partnership or any other person designated by the General Partner shall each have the right (exercisable by the Withdrawn Partner within 30 days and by the Partnership or its designee(s) within 45 days after such Partner’s ceasing to be such an officer or employee) or any time thereafter, upon 30 days’ notice, but not the obligation, to require the Partnership (subject to the prior consent of the General Partner, such consent not to be unreasonably withheld or delayed), subject to the Partnership Act, to buy (in the case of exercise of such right by such Withdrawn Partner) or the Withdrawn Partner to sell (in the case of exercise of such right by the Partnership or its designee(s)) all (but not less than all) such Withdrawn Partner’s Contingent Capital Commitment Interests.

(ii) The purchase price for each such Contingent Capital Commitment Interest shall be an amount equal to (A) the outstanding principal amount of the related Investor Note plus accrued interest thereon to the date of purchase (such portion of the purchase price to be paid in cash) and (B) an additional amount (the “Adjustment Amount”) equal to (x) all interest paid by the Partner on the portion of the principal amount of such Investor Note(s) relating to the portion of the related Capital Commitment Interest remaining Contingent and to be repurchased, plus (y) all Capital Commitment Net Losses allocated to the Withdrawn Partner on such Contingent portion of such Capital Commitment Interest, minus (z) all Capital Commitment Net Income allocated to the Withdrawn Partner on the Contingent portion of such Capital Commitment Interest; provided, that, if the Withdrawn Partner was terminated from employment or his or her position as an officer for Cause, all amounts referred to in clause (x) or (y) of the Adjustment Amount, in the General Partner’s sole discretion, may be deemed to equal zero. The Adjustment Amount shall, if positive, be payable by the holders of the purchased Capital Commitment Interests to the Withdrawn Partner from the next Capital Commitment Net Income received by such holders on the Contingent portion of such Withdrawn Partner’s Capital Commitment Interests at the time such Capital Commitment Net Income is received. If the Adjustment Amount is negative, it shall be payable to the holders of the purchased Capital Commitment Interest by the Withdrawn Partner (A) from the next Capital Commitment Net Income on the Non-Contingent portion of the Withdrawn Partner’s Capital Commitment Interests at the time such Capital Commitment Net Income is received by the Withdrawn Partner, or (B) if the Partnership or its designee(s) elect to purchase such Withdrawn Partner’s Non-Contingent Capital Commitment Interests, in cash by the Withdrawn Partner at the time of such purchase; provided, that the Partnership and its Affiliates may offset any amounts otherwise owing to a Withdrawn Partner against any Adjustment Amount owed by such Withdrawn Partner. Until so paid, such remaining Adjustment Amount will not itself bear interest. At the time of such purchase of the Withdrawn Partner’s Contingent Capital Commitment Interests, his or her related Investor Note shall be payable in full.

(iii) Upon such Partner ceasing to be such an officer or employee all Investor Notes shall become fully recourse to the Withdrawn Partner in his or her individual capacity (whether or not the Withdrawn Partner or the Partnership or its designee(s) exercises the right to require repurchase of the Withdrawn Partner’s Contingent Capital Commitment Interests).

(iv) If neither the Withdrawn Partner nor the Partnership nor its designee(s) exercises the right to require repurchase of such Contingent Capital Commitment Interests, then the Withdrawn Partner shall retain the Contingent portion of his or her Capital Commitment Interests and the Investor Notes shall remain outstanding, shall become fully recourse to the Withdrawn Partner in his or her individual capacity, shall be payable in accordance with their remaining original maturity schedules and shall be prepayable at any time by the Withdrawn Partner at his or her option, and the Partnership shall apply such prepayments against outstanding Investor Notes on a pro rata basis.

(v) To the extent that another Partner purchases a portion of a Capital Commitment Interest of a Withdrawn Partner, the purchasing Partner’s Capital Commitment Capital Account and Capital Commitment Profit Sharing Percentage for such Capital Commitment Investment shall be correspondingly increased.

(c) Upon the occurrence of a Final Event with respect to any Partner, such Partner shall thereupon cease to be a Partner with respect to such Partner’s Capital Commitment Partner Interest. If such a Final Event shall occur, no Successor in Interest to any such Partner shall for any purpose hereof become or be deemed to become a Partner. The sole right, as against the Partnership and the remaining Partners, acquired hereunder by, or resulting hereunder to, a Successor in Interest to any Partner shall be to receive any distributions and allocations with respect to such Partner’s Capital Commitment Partner Interest pursuant to Article VII and this Article VIII (subject to the right of the Partnership to purchase the Capital Commitment Interests of such former Partner pursuant to Section 8.1(b) or Section 8.1(d)), to the extent, at the time, in the manner and in the amount otherwise payable to such Partner had such a Final Event not occurred, and no other right shall be acquired hereunder by, or shall result hereunder to, a Successor in Interest to such Partner, whether by operation of law or otherwise and the Partnership shall be entitled to treat any Successor in Interest to such Partner as the only person entitled to receive distributions and allocations hereunder. Until distribution of any such Partner’s interest in the Partnership upon the winding up of the Partnership as provided in Section 9.2, neither his or her Capital Commitment Capital Accounts nor any part thereof shall be subject to withdrawal or redemption without the consent of the General Partner. The General Partner shall be entitled to treat any Successor in Interest to such Partner as the only person entitled to receive distributions and allocations hereunder with respect to such Partner’s Capital Commitment Partner Interest.

(d) If a Partner dies or suffers a Total Disability, all Contingent Capital Commitment Interests of such Partner shall be purchased by the Partnership or its designee (within 30 days of the first date on which the Partnership knows or has reason to know of such Partner’s death or Total Disability) (and the purchase price for such Contingent Capital Commitment Interests shall be determined in accordance with Section 8.1(b) (except that any Adjustment Amount shall be payable by or to such Partner’s estate, personal representative or other Successor in Interest, in cash)), and any Investor Notes financing such Contingent Capital Commitment Interests shall thereupon be prepaid as provided in Section 8.1(b). Upon such Partner’s death or Total Disability, any Investor Note(s) financing such Contingent Capital Commitment Interests shall become fully recourse. In addition, in the case of the death or Total Disability of a Partner, if the estate, personal representative or other Successor in Interest of such Partner, so requests in writing within 180 days after the Partner’s death or ceasing to be an employee or member (directly or indirectly) of the Partnership or any of its Affiliates by reason of Total Disability (such requests shall not exceed one per calendar year), the Partnership or its designee may but is not obligated to purchase for cash all (but not less than all) Non-Contingent Capital Commitment Interests of such Partner as of the last day of the Partnership’s then current Fiscal Year at a price equal to the Capital Commitment Value thereof as of the most recent valuation prior to the date of purchase. Each Partner shall be required to include appropriate provisions in his or her will to reflect such provisions of this Agreement. In addition, the Partnership may, in the sole discretion of the General Partner, upon notice to the estate, personal representative or other Successor in Interest of such Partner, within 30 days of the first date on which the General Partner knows or has reason to know of such Partner’s death or Total Disability, determine either (i) to distribute Securities or other property to the estate, personal representative or other Successor in Interest, in exchange for such Non-Contingent Capital Commitment Interests as provided in Section 8.1(e) or (ii) to require sale of such Non-Contingent Capital Commitment Interests to the Partnership or its designee as of the last day of any Fiscal Year of the Partnership (or earlier period, as determined by the General Partner in its sole discretion) for an amount in cash equal to the Capital Commitment Value thereof.

(e) In lieu of retaining a Withdrawn Partner as a Partner with respect to any Non-Contingent Capital Commitment Interests, the General Partner may, in its sole discretion, by notice to such Withdrawn Partner within 45 days of his or her ceasing to be an employee or officer of the Partnership or any of its Affiliates, or at any time thereafter, upon 30 days written notice, determine (1) to distribute to such Withdrawn Partner the pro rata portion of the Securities or other property underlying such Withdrawn Partner’s Non-Contingent Capital Commitment Interests, subject to any restrictions on distributions associated with the Securities or other property, in satisfaction of his or her Non-Contingent Capital Commitment Interests in the Partnership or (2) to cause, as of the last day of any Fiscal Year of the Partnership (or earlier period, as determined by the General Partner in its sole discretion), the Partnership or another person designated by the General Partner (who may be itself another Partner or another Affiliate of the Partnership) to purchase all (but not less than all) of such Withdrawn Partner’s Non-Contingent Capital Commitment Interests for a price equal to the Capital Commitment Value thereof (determined in good faith by the General Partner as of the most recent valuation prior to the date of purchase). The General Partner shall condition any distribution or purchase of voting Securities pursuant to paragraph (d) above or this paragraph (e) upon the Withdrawn Partner’s execution and delivery to the Partnership of an appropriate irrevocable proxy, in favor of the General Partner or its nominee, relating to such Securities.

(f) The Partnership may subsequently transfer any Unallocated Capital Commitment Interest or portion thereof which is purchased by it as described above to any other person approved by the General Partner. In connection with such purchase or transfer or the purchase of a Capital Commitment Interest or portion thereof by the General Partner’s designee(s), Holdings may loan all or a portion of the purchase price of the transferred or purchased Capital Commitment Interest to the Partnership, the transferee or the designee-purchaser(s), as applicable (excluding any of the foregoing who is an executive officer of The Blackstone Group Inc. or any Affiliate thereof). To the extent that a Withdrawn Partner’s Capital Commitment Interests (or portions thereof) are repurchased by the Partnership and not transferred to or purchased by another person, all or any portion of such repurchased Capital Commitment Interests may, in the sole discretion of the General Partner, (i) be allocated to each Partner already participating in the Capital Commitment Investment to which the repurchased Capital Commitment Interest relates, (ii) be allocated to each Partner in the Partnership, whether or not already participating in such Capital Commitment Investment, and/or (iii) continue to be held by the Partnership itself as an unallocated Capital Commitment Investment (such Capital Commitment Interests being herein called “Unallocated Capital Commitment Interests”). To the extent that a Capital Commitment Interest is allocated to Partners as provided in clause (i) and/or (ii) above, any indebtedness incurred by the Partnership to finance such repurchase shall also be allocated to such Partners. All such Capital Commitment Interests allocated to Partners shall be deemed to be Contingent and shall become Non-Contingent as and to the extent that the principal amount of such related indebtedness is repaid. The Partners receiving such allocations shall be responsible for such related indebtedness only on a nonrecourse basis to the extent appropriate as provided in this Agreement, except as otherwise provided in this Section 8.1 and except as such Partners and the General Partner shall otherwise agree; provided, that such indebtedness shall become fully recourse to the extent and at the time provided in this Section 8.1. If the indebtedness financing such repurchased interests is not to be non-recourse or so limited, the Partnership may require an assumption by the Partners of such indebtedness on the terms thereof as a precondition to allocation of the related Capital Commitment Interests to such Partners; provided, that a Partner shall not, except as set forth in his or her Investor Note(s), be obligated to accept any obligation that is personally recourse (except as provided in this Section 8.1), unless his or her prior consent is obtained. So long as the Partnership itself retains the Unallocated Capital Commitment Interests pursuant to clause (iii) above, such Unallocated Capital Commitment Interests shall belong to the Partnership and any indebtedness financing the Unallocated Capital Commitment Interests shall be an obligation of the Partnership to which all income of the Partnership is subject except as otherwise agreed by the lender of such indebtedness. Any Capital Commitment Net Income (Loss) on an Unallocated Capital Commitment Interest shall be allocated to each Partner in the proportion his or her aggregate Capital Commitment Capital Accounts bear to the aggregate Capital Commitment Capital Accounts of all Partners; debt service on such related financing will be an expense of the Partnership allocable to all Partners in such proportions.

(g) If a Partner is required to Withdraw from the Partnership with respect to such Partner’s Capital Commitment Partner Interest for Cause, then his or her Capital Commitment Interest shall be settled in accordance with paragraphs (a)-(f) and (j) of this Section 8.1; provided, that if such Partner was not at any time a direct partner of a General Partner of the Partnership, the General Partner may elect (but shall not be required) to apply any or all the following terms and conditions to such settlement:

(i) purchase for cash all of such Withdrawn Partner’s Non-Contingent Capital Commitment Interests. The purchase price for each such Non-Contingent Capital Commitment Interest shall be the lower of (A) the original cost of such Non-Contingent Capital Commitment Interest or (B) an amount equal to the Capital Commitment Value thereof (determined as of the most recent valuation prior to the date of the purchase of such Non-Contingent Capital Commitment Interest);

(ii) allow the Withdrawn Partner to retain such Non-Contingent Capital Commitment Interests; provided, that the maximum amount of Capital Commitment Net Income allocable to such Withdrawn Partner with respect to any Capital Commitment Investment shall equal the amount of Capital Commitment Net Income that would have been allocated to such Withdrawn Partner if such Capital Commitment Investment had been sold as of the Settlement Date at the then prevailing Capital Commitment Value thereof; or

(iii) in lieu of cash, purchase such Non-Contingent Capital Commitment Interests by providing the Withdrawn Partner with a promissory note in the amount determined in (i) above. Such promissory note shall have a maximum term of ten (10) years with interest at the Federal Funds Rate.

(h) The Partnership will assist a Withdrawn Partner or his or her estate or guardian, as the case may be, in the settlement of the Withdrawn Partner’s Capital Commitment Partner Interest in the Partnership. Third party costs incurred by the Partnership in providing this assistance will be borne by the Withdrawn Partner or his or her estate.

(i) The General Partner may reasonably determine in good faith to retain outside professionals to provide the assistance to Withdrawn Partners or their estates or guardians, as referred to above. In such instances, the General Partner will obtain the prior approval of a Withdrawn Partner or his or her estate or guardian, as the case may be, prior to engaging such professionals. If the Withdrawn Partner (or his or her estate or guardian) declines to incur such costs, the General Partner will provide such reasonable assistance as and when it can so as not to interfere with the Partnership’s day-to-day operating, financial, tax and other related responsibilities to the Partnership and the Partners.

(j) To the extent permitted by applicable law, each Partner hereby irrevocably appoints each General Partner as such Partner’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Partner’s name, place and stead, to make, execute, sign and file, on behalf of such Partner, any and all agreements, instruments, consents, ratifications, documents and certificates which such General Partner deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Section 8.1, including, without limitation, the performance of any obligation of such Partner or the Partnership or the exercise of any right of such Partner or the Partnership. Such power of attorney is intended to secure an interest in property, and, in addition, the obligations of each relevant Limited Partner under this Agreement and, to the extent permitted by applicable law, shall survive and continue in full force and effect notwithstanding the Withdrawal from the Partnership of any Partner for any reason and shall not be affected by the death, disability or incapacity of such Partner.

Section 8.2. Transfer of Partner’s Capital Commitment Interest. Except as otherwise agreed by the General Partner, no Partner or former Partner shall have the right to sell, assign, mortgage, pledge, charge, grant a security interest over, or otherwise dispose of or transfer (“Transfer”) all or part of any such Partner’s Capital Commitment Partner Interest in the Partnership; provided, that this Section 8.2 shall in no way impair (i) Transfers as permitted in Section 8.1 above and subject to the Partnership Act, in the case of the purchase of a Withdrawn Partner’s or Deceased or Totally Disabled Partner’s Capital Commitment Interests, (ii) with the prior written consent of the General Partner, which shall not be unreasonably withheld, Transfers by a Partner to another Partner of Non-Contingent Capital Commitment Interests, (iii) Transfers with the prior written consent of the General Partner (which consent may be granted or withheld in its sole discretion without giving any reason therefor) and (iv) with the prior written consent of the General Partner, which shall not be unreasonably withheld, Transfers of up to 25% of a Limited Partner’s Capital Commitment Partner Interest to an Estate Planning Vehicle (it being understood that it shall not be unreasonable for the General Partner to condition any Transfer of an Interest pursuant to this clause (iv) on the satisfaction of certain conditions and/or requirements imposed by the General Partner in connection with any such Transfer, including, for example, a requirement that any transferee of an Interest hold such Interest as a passive, non-voting interest in the Partnership). Each Estate Planning Vehicle shall not have voting rights (any such Partner being called a “Nonvoting Partner”). Such Partner shall be jointly and severally liable for all obligations of both such Partner and such Nonvoting Partner with respect to the interest transferred (including the obligation to make additional Capital Commitment-Related Capital Contributions). The General Partner may at its sole option exercisable at any time require such Estate Planning Vehicle to Withdraw from the Partnership on the terms of Section 8.1 and Article VI. No person acquiring an interest in the Partnership pursuant to this Section 8.2 shall become a Partner of the Partnership, or acquire such Partner’s right to participate in the affairs of the Partnership, unless such person shall be admitted as a Partner pursuant to Section 6.1. A Partner shall not cease to be a Partner of the Partnership upon the collateral assignment of, or the pledging, or granting of a security interest in, its entire Interest in the Partnership in accordance with the provisions of this Agreement.

Section 8.3. Compliance with Law. Notwithstanding any provision hereof to the contrary, no sale or Transfer of a Capital Commitment Interest in the Partnership may be made except in compliance with the Partnership Act, the laws of the Cayman Islands and all U.S. federal, state and other applicable laws, including U.S. federal and state securities laws.

ARTICLE IX

DISSOLUTION

Section 9.1. Dissolution. The Partnership shall commence winding up and be subsequently dissolved pursuant to this Article IX and Section 36(1) the Partnership Act:

(a) pursuant to Section 6.6;

(b) the making of an order by the courts of the Cayman Islands to commence winding up the Partnership; or

(c) upon the expiration of the term of the Partnership.

Section 9.2. Final Distribution. (a) Upon the commencement of winding up of the Partnership, and following the payment of creditors of the Partnership and the making of provisions for the payment of any contingent, conditional or unmatured claims known to the Partnership as required under the Partnership Act:

(b) The Partners’ respective interests in the Partnership shall be valued and settled in accordance with the procedures set forth in Section 6.5 which provide for allocations to the GP-Related Capital Accounts of the Partners and distributions in accordance with the GP-Related Capital Account balances of the Partners; and

(c) With respect to each Partner’s Capital Commitment Partner Interest, an amount shall be paid to such Partner in cash or Securities in an amount equal to such Partner’s respective Capital Commitment Liquidating Share for each Capital Commitment Investment; provided, that if the remaining assets relating to any Capital Commitment Investment shall not be equal to or exceed the aggregate Capital Commitment Liquidating Shares for such Capital Commitment Investment, to each Partner in proportion to its Capital Commitment Liquidating Share for such Capital Commitment Investment; and the remaining assets of the Partnership related to the Partners’ Capital Commitment Partner Interests shall be paid to the Partners in cash or Securities in proportion to their respective Capital Commitment Profit Sharing Percentages for each Capital Commitment Investment from which such cash or Securities are derived.

(d) The General Partner shall be the liquidator. In the event that the General Partner is unable to serve as liquidator, a liquidating trustee shall be chosen by the affirmative vote of a Majority in Interest of the Partners voting at a meeting of Partners (excluding Nonvoting Special Partners).

Section 9.3. Amounts Reserved Related to Capital Commitment Partner Interests. (a) If there are any Securities or other property or other investments or securities related to the Partners’ Capital Commitment Partner Interests which, in the judgment of the liquidator, cannot be sold, or properly distributed in kind in the case of dissolution, without sacrificing a significant portion of the value thereof, the value of a Partner’s interest in each such Security or other investment or security may be excluded from the amount distributed to the Partners participating in the related Capital Commitment Investment pursuant to Section 9.2(b). Any interest of a Partner, including his or her pro rata interest in any gains, losses or distributions, in Securities or other property or other investments or securities so excluded shall not be paid or distributed until such time as the liquidator shall determine.

(b) If there is any pending transaction, contingent liability or claim by or against the Partnership related to the Partners’ Capital Commitment Partner Interests as to which the interest or obligation of any Partner therein cannot, in the judgment of the liquidator, be then ascertained, the value thereof or probable loss therefrom may be deducted from the amount distributable to such Partner pursuant to Section 9.2(b). No amount shall be paid or charged to any such Partner on account of any such transaction or claim until its final settlement or such earlier time as the liquidator shall determine. The Partnership may meanwhile retain from other sums due such Partner in respect of such Partner’s Capital Commitment Partner Interest an amount which the liquidator estimates to be sufficient to cover the share of such Partner in any probable loss or liability on account of such transaction or claim.

(c) Upon determination by the liquidator that circumstances no longer require the exclusion of any Securities or other property or retention of sums as provided in paragraphs (a) and (b) of this Section 9.3, the liquidator shall, at the earliest practicable time, distribute as provided in Section 9.2(b) such sums or such Securities or other property or the proceeds realized from the sale of such Securities or other property to each Partner from whom such sums or Securities or other property were withheld.

(d) When the General Partner or other liquidator has complied with and completed the winding up of the Partnership, the General Partner or such other liquidator, on behalf of all Partners, shall execute, acknowledge and cause to be filed with the Registrar a notice of dissolution in accordance with the Partnership Act.

ARTICLE X

MISCELLANEOUS

Section 10.1. Submission to Jurisdiction; Waiver of Jury Trial. (a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or nonperformance of this Agreement (including the validity, scope and enforceability of this arbitration provision as well as any and all disputes arising out of, relating to or in connection with the winding up or dissolution of the Partnership), whether arising during the existence of the Partnership or during or after the winding up or dissolution of the Partnership, shall be finally settled by arbitration conducted by a single arbitrator in New York, New York U.S.A. in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within 30 days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the General Partner may bring, or may cause the Partnership to bring, on behalf of the General Partner or the Partnership or on behalf of one or more Partners, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Partner (i) expressly consents to the application of paragraph (c) of this Section 10.1 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Partner as such Partner’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon any such agent, who shall promptly advise such Partner of any such service of process, shall be deemed in every respect effective service of process upon the Partner in any such action or proceeding.

(c) (i)    EACH PARTNER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (B) OF THIS SECTION 10.1, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum(s) designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (c)(i) of this Section 10.1 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 10.1 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 10.1, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 10.1. In that case, this Section 10.1 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 10.1 shall be construed to omit such invalid or unenforceable provision.

Section 10.2. Ownership and Use of the Blackstone Name. The Partnership acknowledges that Blackstone TM L.L.C. (“TM”), a Delaware limited liability company with a principal place of business at 345 Park Avenue, New York, New York 10154 U.S.A., (or its successors or assigns) is the sole and exclusive owner of the mark and name BLACKSTONE and that the ownership of, and the right to use, sell or otherwise dispose of, the firm name or any abbreviation or modification thereof which consists of or includes BLACKSTONE, shall belong exclusively to TM, which company (or its predecessors, successors or assigns) has licensed the Partnership to use BLACKSTONE in its name. The Partnership acknowledges that TM owns the service mark BLACKSTONE for various services and that the Partnership is using the BLACKSTONE mark and name on a non-exclusive, non-sublicensable and non-assignable basis in connection with its business and authorized activities with the permission of TM. All services rendered by the Partnership under the BLACKSTONE mark and name will be rendered in a manner and with quality levels that are consistent with the high reputation heretofore developed for the BLACKSTONE mark by TM and its Affiliates and licensees. The Partnership understands that TM may terminate its right to use BLACKSTONE at any time in TM’s sole discretion by giving the Partnership written notice of termination. Promptly following any such termination, the Partnership will take all steps necessary to change its partnership name to one which does not include BLACKSTONE or any confusingly similar term and cease all use of BLACKSTONE or any term confusingly similar thereto as a service mark or otherwise.

Section 10.3. Written Consent. Subject to applicable law, any action required or permitted to be taken by a vote of Partners at a meeting may be taken without a meeting if a Majority in Interest of the Partners consent thereto in writing.

Section 10.4. Letter Agreements; Schedules. The General Partner may, or may cause the Partnership to, enter or has previously entered into separate letter agreements with individual Partners, officers or employees with respect to GP-Related Profit Sharing Percentages, Capital Commitment Profit Sharing Percentages, benefits or any other matter. The General Partner may from time to time execute and deliver to the Partners schedules which set forth the then current capital balances, GP-Related Profit Sharing Percentages and Capital Commitment Profit Sharing Percentages of the Partners and any other matters deemed appropriate by the General Partner. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever; provided, that this in no way limits the effectiveness of any Commitment Agreement or SMD Agreement.

Section 10.5. Governing Law; Separability of Provisions. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, without regard to principles of conflicts of law. In particular, the Partnership is registered as an exempted limited partnership pursuant to the Partnership Act, and the rights, duties and liabilities of the General Partners, Limited Partners and the Special Partners shall be as provided therein, except as herein otherwise expressly provided. If any provision of this Agreement shall be held to be invalid, such provision shall be given its meaning to the maximum extent permitted by law and the remainder of this Agreement shall not be affected thereby. Unless the context otherwise requires, any reference to any law, regulation, governmental entity or agency or such survivor concepts shall be with respect to any jurisdiction, whether Cayman Islands, U.S. or otherwise.

Section 10.6. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and shall, subject to the penultimate sentence of Section 6.3(a), inure to the benefit of the parties hereto, their respective heirs and personal representatives, and any successor to a trustee of a trust which is or becomes a party hereto; provided, that no person claiming by, through or under a Partner (whether such Partner’s heir, personal representative or otherwise), as distinct from such Partner itself, shall have any rights as, or in respect to, a Partner (including the right to approve or vote on any matter or to notice thereof) except the right to receive only those distributions expressly payable to such person pursuant to Article VI and Article VIII. Any Partner or Withdrawn Partner shall remain liable for the obligations under this Agreement (including any Net GP-Related Recontribution Amounts and any Capital Commitment Recontribution Amounts) of any transferee of all or any portion of such Partner’s or Withdrawn Partner’s interest in the Partnership, unless waived by the General Partner. The Partnership shall, if the General Partner determines in its good faith judgment, based on the standards set forth in Section 5.8(d)(ii)(A) and Section 7.4(g)(ii)(A), to pursue such transferee, pursue payment (including any Net GP-Related Recontribution Amounts and/or Capital Commitment Recontribution Amounts) from the transferee with respect to any such obligations. Nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, on any person other than the Partners and their respective legal representatives, heirs, successors and permitted assigns. Notwithstanding the foregoing, solely to the extent required by the BCP Asia Agreements, (x) the limited partners in BCP Asia shall be third-party beneficiaries of the provisions of Section 5.8(d)(i)(A) and Section 5.8(d)(ii)(A) (and the definitions relating thereto), solely as they relate to any Clawback Amount (for purpose of this sentence, as defined in paragraph 9.2.8(b) of the BCP Asia Partnership Agreement), and (y) the amendment of the provisions of Section 5.8(d)(i)(A) and Section 5.8(d)(ii)(A) (and the definitions relating thereto), solely as they relate to any Clawback Amount (for purpose of this sentence, as defined in paragraph 9.2.8(c) of the BCP Asia Partnership Agreement), shall be effective against such limited partners only with the 66 2/3% Combined Limited Partner Consent (as such term is defined in the BCP Asia Partnership Agreement).

Section 10.7. Confidentiality. (a) By executing this Agreement, each Partner expressly agrees, at all times during the term of the Partnership and thereafter and whether or not at the time a Partner of the Partnership, to maintain the confidentiality of, and not to disclose to any person other than the Partnership, another Partner or a person designated by the Partnership, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Partnership that shall not be generally known to the public or the securities industry, except as otherwise required by law or by any regulatory or self-regulatory organization having jurisdiction; provided, that any corporate Partner may disclose any such information it is required by law, rule, regulation or custom to disclose. Notwithstanding anything in this Agreement to the contrary, to comply with Treasury Regulations Section 1.6011-4(b)(3)(i), each Partner (and any employee, representative or other agent of such Partner) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Partnership, it being understood and agreed, for this purpose, (1) the name of, or any other identifying information regarding (a) the Partners or any existing or future investor (or any Affiliate thereof) in any of the Partners, or (b) any investment or transaction entered into by the Partners; (2) any performance information relating to any of the Partners or their investments; and (3) any performance or other information relating to previous funds or investments sponsored by any of the Partners, does not constitute such tax treatment or tax structure information.

(b) Nothing in this Agreement shall prohibit or impede any Partner from communicating, cooperating or filing a complaint on possible violations of U.S. federal, state or local law or regulation to or with any governmental agency or regulatory authority (collectively, a “Governmental Entity”), including, but not limited to, the SEC, FINRA, EEOC or NLRB, or from making other disclosures to any Governmental Entity that are protected under the whistleblower provisions of U.S. federal, state or local law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. Each Partner understands and acknowledges that (a) an individual shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a U.S. federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (b) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

Moreover, a Partner shall not be required to give prior notice to (or get prior authorization from) Blackstone regarding any such communication or disclosure. Except as otherwise provided in this paragraph or under applicable law, under no circumstance is any Partner authorized to disclose any information covered by Blackstone or its affiliates’ attorney-client privilege or attorney work product or Blackstone’s trade secrets without the prior written consent of Blackstone.

Section 10.8. Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing (including telecopy or similar writing) and shall be given by hand delivery (including any courier service) or telecopy to any Partner at its address or telecopy number shown in the Partnership’s books and records or, if given to the General Partner, at the address or telecopy number of the Partnership in New York City. Each such notice shall be effective (i) if given by telecopy, upon dispatch, and (ii) if given by hand delivery, when delivered to the address of such Partner, the General Partner or the Partnership specified as aforesaid. Sections 8 and 19(3) of the Electronic Transactions Law (2003 Revision) of the Cayman Islands shall not apply to this Agreement.

Section 10.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute a single instrument.

Section 10.10. Power of Attorney. Each Partner hereby irrevocably appoints each General Partner as such Partner’s true and lawful representative and attorney-in-fact, each acting alone, in such Partner’s name, place and stead, to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or may be required by this Agreement or by the laws of the United States of America, the Cayman Islands, the State of Delaware or any other state or country in which the Partnership shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Partnership. Such power of attorney is intended to secure a proprietary interest of the General Partner and the performance of the obligations of each relevant Limited Partner under this Agreement, shall be irrevocable and shall survive and continue in full force and effect notwithstanding the subsequent Withdrawal from the Partnership of any Partner for any reason and shall not be affected by the subsequent disability or incapacity of such Partner.

Section 10.11. Partner’s Will. Each Partner and Withdrawn Partner shall include in his or her will a provision that addresses certain matters in respect of his or her obligations relating to the Partnership that is satisfactory to the General Partner and each such Partner and Withdrawn Partner shall confirm annually to the Partnership, in writing, that such provision remains in his or her current will. Where applicable, any estate planning trust of such Partner or Withdrawn Partner to which a portion of such Partner’s or Withdrawn Partner’s Interest is transferred shall include a provision substantially similar to such provision and the trustee of such trust shall confirm annually to the Partnership, in writing, that such provision or its substantial equivalent remains in such trust. In the event any Partner or Withdrawn Partner fails to comply with the provisions of this Section 10.11 after the Partnership has notified such Partner or Withdrawn Partner of his or her failure to so comply and such failure to so comply is not cured within 30 days of such notice, the Partnership may withhold any and all distributions to such Partner until the time at which such party complies with the requirements of this Section 10.11.

Section 10.12. Cumulative Remedies. Rights and remedies under this Agreement are cumulative and do not preclude use of other rights and remedies available under applicable law.

Section 10.13. Legal Fees. Except as more specifically provided herein, in the event of a legal dispute (including litigation, arbitration or mediation) between any Partner or Withdrawn Partner and the Partnership, arising in connection with any party seeking to enforce Section 4.1(d) or any other provision of this Agreement relating to the Holdback, the Clawback Amount, the GP-Related Giveback Amount, the Capital Commitment Giveback Amount, the Net GP-Related Recontribution Amount or the Capital Commitment Recontribution Amount, the “losing” party to such dispute shall promptly reimburse the “victorious party” for all reasonable legal fees and expenses incurred in connection with such dispute (such determination to be made by the relevant adjudicator). Any amounts due under this Section 10.13 shall be paid within 30 days of the date upon which such amounts are due to be paid and such amounts remaining unpaid after such date shall accrue interest at the Default Interest Rate.

Section 10.14. Entire Agreement; Modifications. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. Subject to Section 10.4, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. Except as provided herein, this Agreement may be amended or modified at any time by the General Partner in its sole discretion, upon notification thereof to the Limited Partners.

Section 10.15. Effective Date. Notwithstanding the date of execution of this Agreement, each of the parties agrees that their respective rights, duties and obligations pursuant to this Agreement shall have effect from November 9, 2017, as between the parties, and the parties agree to account to each other accordingly.

Section 10.16. Third Party Rights. (a) Any Covered Person not being a party to this Agreement may enforce any rights granted to it pursuant to this Agreement in its own right as if it were a party to this Agreement.

(b) Except as expressly provided in Section (a) above, a person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Law (as amended) to enforce any term of this Agreement.

(c) Notwithstanding any term of this Agreement, the consent of or notice to any person who is not a party to this Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Agreement at any time.

IN WITNESS WHEREOF, the parties have executed and unconditionally delivered this Agreement as a deed on the day and year first above written. In the event that it is impracticable to obtain the signature of any one or more of the Partners to this Agreement, this Agreement shall be binding among the other Partners executing the same.

GENERAL PARTNERS:

BMA Asia L.L.C.

By:	Blackstone Holdings III L.P., its Sole Member

By:	Blackstone Holdings III GP L.P., its General Partner

By:	Blackstone Holdings III GP Management L.L.C., its General Partner

By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer and Secretary

/s/ Rhonda Coleman
Witnessed by: Rhonda Coleman

BMA ASIA LTD.

By:	Blackstone Capital Partners Holdings
Director L.L.C., its Director

By:	Blackstone Holdings III L.P., its Sole
Member

By:	Blackstone Holdings III GP L.P., its General
Partner

By:	Blackstone Holdings III GP Management
L.L.C., its General Partner

By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer and Secretary

/s/ Rhonda Coleman
Witnessed by: Rhonda Coleman

LIMITED PARTNERS AND SPECIAL PARTNERS:

Limited Partners and Special Partners now and hereafter admitted pursuant to powers of attorney granted to BMA Asia L.L.C. pursuant to powers of attorney executed by such Limited Partners

By:	BMA Asia L.L.C.

By:	Blackstone Holdings III L.P., its Sole Member

By:	Blackstone Holdings III GP L.P., its General
Partner

By:	Blackstone Holdings III GP Management L.L.C., its General Partner

By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer and Secretary

/s/ Rhonda Coleman
Witnessed by: Rhonda Coleman

INITIAL LIMITED PARTNER

MAPCAL LIMITED
As Initial Limited Partner, solely to reflect its
Withdrawal from the Partnership

By:	/s/ Patrick Rosenfeld
Name: Patrick Rosenfeld
Title: Authorized Signatory

/s/ Michelle Lockwood
Witnessed by: Michelle Lockwood